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                                                                EXHIBIT 4.(a)(i)




                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                           Dated as of April 28, 2000


                                      among


                            PAUL HARRIS STORES, INC.,
                        PAUL HARRIS MERCHANDISING, INC.,
                           PAUL HARRIS RETAILING, INC.
                         PAUL HARRIS DISTRIBUTING, INC.
                             THE J. PETERMAN COMPANY
                             PETERMAN PROPERTY CORP.
                          and PETERMAN WORLDWIDE CORP.
                                  as Borrowers,


                                       and


                        LASALLE BANK NATIONAL ASSOCIATION
                                     as Bank


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                                TABLE OF CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

1.  DEFINITIONS AND TERMS......................................................1
         1.1        Certain Definitions........................................1
         1.2        Certain UCC and Accounting Terms..........................13
         1.3        Revised Article 9.........................................13

2.  LOANS:  BANK'S COMMITMENTS AND BORROWING PROCEDURES.......................13
         2.1        Revolving Credit Commitment...............................13
         2.2        Borrowing Procedures......................................14
         2.3        Letters of Credit.........................................14
         2.4        Conditions for Issuance of Letters of Credit..............15
         2.5        Procedure for Issuance of Letters of Credit...............15
         2.6        Reimbursement Obligations for Letters of Credit...........16
         2.7        Nature of Obligations.....................................17
         2.8        Letter of Credit Collateral Account.......................18
         2.9        All Loans to Constitute One Obligation....................19

3.  LOANS:  NOTES EVIDENCING LOANS............................................19
         3.1        Revolving Note............................................19
         3.2        Recordation...............................................19
         3.3        Loan Evidence.............................................20

4.  LOANS:  AMOUNTS; INTEREST; CHANGE IN CIRCUMSTANCES, ETC...................20
         4.1        Interest Rates; Applicable Borrowing Amounts;
                    Default Rate..............................................20
         4.2        Computation of Interest...................................21
         4.3        Conversion and Reborrowing of Loans; Interest
                    Periods...................................................21
         4.4        Change of Law.............................................21
         4.5        Unavailability of Deposits or Inability to
                    Ascertain the LIBOR Rate or Adjusted LIBOR Rate...........21
         4.6        Yield Protection, Etc.....................................22
         4.7        Funding Indemnity.........................................23
         4.8        Discretion of Bank as to Manner of Funding................23
         4.9        Interest Laws.............................................24

5.  LOANS:  GENERAL TERMS.....................................................24
         5.1        Payments to Bank..........................................24
         5.2        Automatic Debit...........................................24
         5.3        Application of Payment....................................24
         5.4        Conditions Precedent Events...............................25




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         5.5        Offset....................................................25
         5.6        Discretionary Disbursements...............................25
         5.7        Credit Termination Date; Continuance of
                    Obligations, Etc..........................................25
         5.8        Over-Advances.............................................26
         5.9        Maintenance of Accounts...................................26
         5.10       Blocked Accounts..........................................26
         5.11       Service Fees..............................................26
         5.12       Letter of Credit Fees.....................................27

6.  LOANS:  CONDITIONS TO LENDING.............................................27
         6.1        Initial Loan Conditions Precedent.........................27

7.  COLLATERAL:  GENERAL TERMS................................................29
         7.1        Grant of Security Interest................................29
         7.2        Real Property Collateral..................................30
         7.3        Perfection of Security Interests..........................30
         7.4        Inspection of Collateral and Visitation Rights............30
         7.5        First Lien and Locations of Collateral....................30
         7.6        Constructive Trust........................................31
         7.7        Application of Proceeds of Collateral.....................31
         7.8        Third Party Collateral Claims.............................31
         7.9        Additional Collateral.....................................31
         7.10       No Custom or Waiver.......................................32
         7.11       Special Collateral........................................32

8.  COLLATERAL:  ACCOUNTS RECEIVABLE..........................................32
         8.1        Account Representations and Warranties....................32
         8.2        Verification of Accounts Receivable.......................32
         8.3        Account Restrictions......................................32
         8.4        Enforcement of Right to Accounts Receivable...............33
         8.5        Appointment as Attorney-in-Fact...........................33

9.  COLLATERAL:  INVENTORY....................................................34
         9.1        Inventory Representations and Warranties..................34
         9.2        Ordinary Course Sales.....................................34

10.  COLLATERAL:  EQUIPMENT...................................................34
         10.1       Equipment Representations and Warranties..................34
         10.2       Maintenance...............................................34
         10.3       Evidence of Ownership.....................................35

11.  REPRESENTATIONS AND WARRANTIES; COVENANTS;INDEMNIFICATION;
     CONTINUING OBLIGATION....................................................35
         11.1       Representations and Warranties of Borrowers...............35



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         11.2       Affirmative Covenants.....................................41
         11.3       Negative Covenants........................................47

12.  DEFAULT..................................................................49
         12.1       Events of Default.........................................49
         12.2       Cumulative Remedies.......................................50
         12.3       Acceleration and Termination of Loans.....................50
         12.4       Rights of Secured Creditor................................51
         12.5       Assembly of Collateral; Injunctive Relief.................51
         12.6       Notice of Collateral Disposition..........................51
         12.7       Matters Regarding Sale of Collateral......................51
         12.8       Replevin..................................................52
         12.9       Application of Proceeds...................................52

13.  GENERAL..................................................................52
         13.1       Payment Application Date..................................52
         13.2       Statement of Account......................................52
         13.3       Manner of Application; Waiver of Setoff Prohibition.......53
         13.4       Survival of Representations and Warranties................53
         13.5       Integration; Amendment; Assignment........................53
         13.6       No Waiver.................................................53
         13.7       Severability..............................................54
         13.8       Successors and Assigns....................................54
         13.9       Conflict with Other Agreements............................54
         13.10      No Impairment by Termination..............................54
         13.11      Waivers...................................................54
         13.12      Costs, Fees and Expenses Related to Agreement
                    and Other Agreements......................................55
         13.13      Environmental Indemnity...................................55
         13.14      Release...................................................55
         13.15      Governing Law.............................................55
         13.16      Notices...................................................55
         13.17      FORUM; VENUE; JURY TRIAL WAIVER...........................56
         13.18      Other Costs, Fees and Expenses............................56
         13.19      Revival...................................................57
         13.20      Acknowledgments...........................................57
         13.21      Section Headings..........................................57
         13.22      Counterparts..............................................57
         13.23      Effectiveness.............................................57
         13.24      Reimbursement Among Borrowers.............................57
         13.25      Guaranty..................................................58
         13.26      Joint and Several Liability...............................58
         13.27      Interrelationship Among the Borrowers.....................58




                                       iv
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                                       v
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                                       vi
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                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

       This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Agreement") is made as of the 28th day of April, 2000, by and among PAUL HARRIS STORES, INC. ("Paul Harris"), PAUL HARRIS MERCHANDISING, INC. ("Merchandising"), PAUL HARRIS RETAILING, INC. ("Retailing"), PAUL HARRIS DISTRIBUTING, INC. ("Distributing"), THE J. PETERMAN COMPANY ("Peterman"), PETERMAN PROPERTY CORP. ("Property") and PETERMAN WORLDWIDE CORP. ("Worldwide"), each an Indiana corporation except Property, which is a Delaware corporation (each, a "Borrower" and collectively, "Borrowers"), jointly and severally, and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Bank").

                              W I T N E S S E T H:

       WHEREAS, Borrowers and Bank have entered into that certain Amended and Restated Secured Credit Agreement dated as of January 20, 1994, as amended from time to time (the "Original Loan Agreement");

       WHEREAS, Paul Harris has entered into that certain Amended and Restated Secured Term Loan payable to the Bank with an outstanding principal balance of $1,700,000 (the "Real Estate Loan");

       WHEREAS, Borrowers desire to amend and restate the Original Loan Agreement in accordance with the terms set forth herein;

       WHEREAS, Borrowers desire to pay off the Real Estate Loan with the proceeds of the loans contemplated hereunder; and

       WHEREAS, pursuant to Borrowers request, Bank is willing to extend such financial accommodations to Borrowers under the terms and conditions set forth herein.

       NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein, Borrowers agree to borrow from Bank, and Bank agrees to lend to Borrowers, subject to and upon the following terms and conditions:

                            1. DEFINITIONS AND TERMS

       1.1 Certain Definitions. The following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof, giving effect to the numerical difference.


            "Accounts Receivable" means all of Borrowers' now existing or hereafter arising or acquired Accounts, accounts receivable and other rights to payment, however created, including without limitation any right to payment for goods sold or leased or for services rendered, whether arising out of the sale of Inventory or otherwise and whether or not it has been earned by performance, and any and all notes, drafts, acceptances, chattel paper, General Intangibles and other obligations arising out of or representing a right to payment, however created, including without limitation a right to payment for goods sold or leased or for services rendered.

              "Adjusted LIBOR Rate" means a rate per annum determined pursuant to the following formula:

                    Adjusted LIBOR Rate =          LIBOR
                                         ---------------------------
                                          100% - Reserve Percentage

              "Affiliate" means any Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with any other Person or one or more Affiliates, (b) that directly or beneficially owns or holds 20% or more of any equity interest in any other Person or one or more Affiliates or (c) 20% or more of whose voting stock (or in the case of a person that is not a corporation, 20% or more of any equity interest) is owned directly or beneficially or held by any other Person or one or more Affiliates. For purposes of this definition and this Agreement, the term "control" shall mean, directly or indirectly, the power to direct or cause the direction of the management or policies of a Person, whether through ownership interest or otherwise, including without limitation the power to elect or appoint, directly or indirectly, a majority of the members of its governing board or body.

              "Authorized Officer" means the President, the Vice President of Finance or one or more other authorized executive officers of each Borrower.

              "Borrowers' Liabilities" means all obligations and liabilities of each Borrower in the aggregate to Bank (including, without limitation, all debts, claims, reimbursement obligations and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Agreement, the Note, or the Other Agreements, or by oral agreement or operation of law or otherwise.

              "Borrowing" means the incurrence or continuance of one type of Loan (either a Prime Rate Loan or a LIBOR Loan) under the Revolving Credit Commitment from Bank on a given date (or resulting from conversions on a given date), having in the case of LIBOR Loans the same Interest Period.

              "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day on which Bank is open for the transaction of commercial banking business in





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       Chicago, Illinois other than a Saturday or Sunday and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in United States dollar deposits in London, England.

              "Capital Expenditures" means the cost of acquiring any fixed assets, any store fixtures, shelving, computers, the remodeling of stores, furniture or any improvements, replacements, substitutions, accessions or additions thereto or therefor, which have a useful life of more than one (1) year, including without limitation, the cost of direct or indirect acquisitions of such assets by way of purchase, capital lease or otherwise.

              "Carryover Inventory" is Inventory, other than Non-Apparel Inventory, which would be Eligible Inventory if it were not more than one year old and which:
              (i) if included in Inventory during a spring-summer season, remains in Inventory no longer than to the end of the third fiscal quarter of the year containing the Borrowers' next spring-summer season; or
              (ii) if included in Inventory during a fall-winter season, remains in Inventory no longer than to the end of the first fiscal quarter of the year containing Borrowers' next fall- winter season.

              "Charges" means all national, federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including, without limitation, the
       PBGC) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to Borrowers' Liabilities, Borrowers' business, Borrowers' ownership and/or use of the Collateral, income and/or gross receipts.

              "Closing Date" means April 28, 2000.

              "Code" means the Internal Revenue Code of 1986, as amended.

              "Collateral" shall have the meaning assigned to such term in Paragraph 7.1 hereof.

              "Collateral Assignment of Leases" means each Collateral Assignment of Lease executed by each Borrower in favor of Bank with respect to each Borrower's leased Facilities, as each of the same may be amended, modified or restated from time to time, including but not limited to, the Amended and Restated Assignment of Distribution Center Leases and Rents.

              "Conversion Date" means the Business Day on which a Prime Rate Loan is converted to a LIBOR Loan.

              "Debt" means all of a Person's liabilities, obligations and indebtedness to any Person of any and every kind and nature, whether primary, secondary, direct, indirect, absolute, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, by operation of law or otherwise. Without in any way limiting the generality of the foregoing, Debt specifically includes (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses
       (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under Plans and Multiemployer Plans covered by Title IV of ERISA.

              "Default Rate" shall have the meaning assigned to such term in Paragraph 4.1(c) hereof.

              "Disclosure Schedule" means a schedule, in form and substance satisfactory to Bank, which (i) has been certified as true and correct by an Authorized Officer of each Borrower, (ii) has been delivered to Bank on or prior to the date hereof, (iii) describes, in reasonable detail, all exceptions to the representations, warranties and covenants of each Borrower herein, and (iv) is clearly identified on its face as the Disclosure Schedule for purposes hereof. Any reference herein to a "Schedule" shall be deemed to refer to a part of the Disclosure Schedule.

              "Early Termination Date" means the date, pursuant to Paragraph 12.3, upon which, whether by notice or by right hereunder, Bank's obligations to extend credit hereunder is terminated.

              "EBITDA" means, with respect to any monthly period of Borrowers, Borrowers' (a) net income for such period, plus (b) the aggregate amounts deducted in determining such net income in respect of (i) Interest Expense, (ii) federal and state income taxes, (iii) depreciation, (iv) discounts or fees associated with indebtedness, depreciation and amortization expenses, (v) any other non-cash charges, (vi) amortization of General Intangibles and (vii) for the first quarter of 2000 only, the $3,400,000 severance accrual minus (c) the aggregate amounts added in determining such net income in respect of (i) interest income, (ii) tax benefits, including, without limitation, operating loss carry forwards, suspended losses and deductions, and (iii) any other non-cash income, each determined in accordance with GAAP consistently applied.

              "Eligible Inventory" means each Borrower's Inventory which meets each of the following requirements:





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
             (i) it is in such condition that it may be sold in the ordinary course of such Borrower's business;

             (ii) in the case of goods held for sale, it is new and unused (except as Bank may otherwise consent in writing);

             (iii)  it is less than one year old;

             (iv) it is owned by such Borrower and is subject to a perfected Lien in Bank's favor and is not subject to any other Lien whatsoever;

             (v) it is situated at a location in the United States, unless a letter of credit exists which secures the commitment to deliver the Inventory;

             (vi) in the case of Inventory stored in a warehouse or other facility owned by a Person other than any Borrower, such Inventory is subject to a bailee agreement acceptable in form and substance to Bank;

             (vii) to the best of Borrower's knowledge, it has been produced in compliance with the Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder; and

             (viii) Bank, in good faith, has determined, in accordance with Borrower's customary business practices, that it is not unacceptable due to age, type, category and/or quantity.

       Any of any Borrower's Inventory which is Eligible Inventory at any time, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

             "Environmental Claim" means any notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, release of any Hazardous Material to the environment, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the occurrence of a Release (whether sudden or non-sudden or accidental or non-accidental) of, or exposure to, any Hazardous Material, in, into or onto the environment at, in, by, from, onto or related to any Facility, (ii) the generation, use, handling, transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any Facility, or (iii) the violation, or alleged violation, of any Environmental Laws or any Governmental Authorizations relating to environmental matters in connection with the Facilities.

              "Environmental Laws" means all statutes, ordinances, orders, rules, regulations, plans, policies, or decrees and the like relating to
       (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, handling, transportation, storage, treatment or disposal of Hazardous Materials or
       (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare related to Hazardous Materials, in any manner applicable to Borrowers or an Affiliate or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss.9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.ss.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.ss.1251 et seq.), the Clean Air Act (42 U.S.C.ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss.2601 et seq.), the Occupational Safety and Health Act (29 U.S.C.ss.651 et seq.) and the Emergency Planning and Community Right-To-Know Act (42 U.S.C.ss.11001 et seq.), each as amended or supplemented, and any analogous present or future local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and, unless the context otherwise requires, the regulations promulgated thereunder and any successor statute.

              "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with Borrower or an Affiliate would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA or, where applicable, would be treated as a "single employer" under
       Section 412(c)(11) of the Code.

              "ERISA Termination Event" means (i) a "Reportable Event" described in Section 4043 of ERISA (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under such regulations), (ii) the withdrawal of any Borrower or any Affiliate from a Plan during a plan year in which it was a "substantial employer," as defined in Section 4001(a) of ERISA, including a cessation of operations that is treated as a withdrawal by a "substantial employer" under Section 4062(e) of ERISA,
       (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC, (v) any other event or condition which in the reasonable judgment of Bank is likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to or any ERISA administer, any Plan, or (vi) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan.

              "Event of Default" shall have the meaning assigned to such term in Paragraph 12.1 hereof.

              "Excess Interest" shall have the meaning assigned to such term in Paragraph 4.9 hereof.

              "Facilities" or "Facility" means any and all real property (including, without limitation, all buildings, or other improvements located thereon) now, hereafter or heretofore, owned, leased, operated or used by any Borrower or any of their respective successors and assigns.

              "Funded Debt" means, without duplication, (i) indebtedness for borrowed money, including, but not limited to, all Loans incurred under this Agreement, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) the face amount of all letters of credit issued for the account of any Borrower and, without duplication, all drafts drawn thereunder, (iv) obligations to pay the deferred purchase price of property or services, (v) obligations as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of other of the kinds referred to in clauses (i) through (v) above, (vii) all net obligations under any interest rate swap agreements, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement, and (viii) all obligations to pay a specified purchase price for goods or services whether or not delivered or accepted (i.e., take-or-pay and similar obligations).

              "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

              "General Intangibles" means all choses in action, causes of action and all other intangible property of Borrowers of every kind and nature now owned or hereafter acquired by Borrowers, including, without limitation, corporate and other business records, deposit accounts, inventions, designs, patents, patent and trademark registrations and applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, deferred tax benefits, tax refund claims, prepaid expenses, computer programs, covenants not to compete, customer lists and mailing lists, contract rights, indemnification rights, causes of action and any letters of credit, guarantee claims, security interests or other security held by or granted to Borrowers.

              "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court having jurisdiction over Borrowers or any Facility.

              "Hazardous Materials" means (i) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto, (ii) any oil, petroleum or petroleum derived substance, (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (iv) any flammable substances or explosives, (v) any radioactive materials, (vi) asbestos in any form (which is or could become friable), (vii) urea formaldehyde foam insulation, (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, (ix) pesticides or (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.

              "Interest Expense" means, for any period, the sum of all interest in respect of Funded Debt of Borrowers accrued or capitalized during such period (whether or not actually paid during such period), determined in accordance with GAAP.

              "Interest Period" means with respect to LIBOR Loans, the period used for the computation of interest commencing on the date the relevant LIBOR Loan is initiated, effected by conversion or continued, as the case may be, and concluding on the date thirty (30), sixty (60) or ninety (90) days thereafter, at Representative's option, with any subsequent Interest Period commencing on the last day of the immediately preceding Interest Period and concluding thirty (30), sixty (60) or ninety (90) days thereafter, at Representative's option; provided, however, that no Interest Period for any LIBOR Loan made under the Revolving Credit Commitment may extend beyond the Maturity Date.

              "Inventory" shall have the meaning ascribed to it in the Uniform Commercial Code, as then in effect in the State of Illinois, and shall include, without limitation, all goods held or being processed for sale or lease including all materials, work-in-process, finished goods, supplies and other goods customarily classified as Inventory.

              "Letter of Credit" means a standby, commercial import or other letter of credit at any time issued by Bank for the account of any Borrower.

              "Letter of Credit Obligations" means, as at the time of determination thereof, an amount in U.S. Dollars equal to all liabilities, whether actual or contingent, of each Borrower with respect to all Letters of Credit, including the sum of (a) Reimbursement Obligations and (b) the aggregate undrawn face amount of the outstanding Letters of Credit.

              "LIBOR" means, for each Interest Period, the rate of interest per annum as determined by Bank (rounded upward, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16th of 1%) or such other integral multiple thereof at which interest rates for LIBOR-based loans are commonly quoted to major banks in the interbank eurodollar market) at which deposits of United States Dollars in immediately available and freely transferable funds would be offered at 11:00 a.m., Chicago time, two (2) Business Days prior to the commencement of such Interest Period by the principal offshore funding office of Bank to major banks in the interbank eurodollar market upon request by such major banks for a period equal to such Interest Period and in an amount equal to the principal amount of the LIBOR Loan to be outstanding from Bank during such Interest Period. Each determination of LIBOR made by Bank in accordance with this paragraph shall be conclusive and binding on Borrower except in the case of manifest error.

              "LIBOR Loan" means all or a portion of a Revolving Loan bearing interest at the Adjusted LIBOR Rate, plus the LIBOR Margin.

              "LIBOR Margin" means two and one-half percent (2.50%).

              "Lien" means, with respect to the Collateral, or any asset of any Borrower, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code in effect in any jurisdiction).

              "Loan" or "Loans" means and includes all Revolving Loans made under the Revolving Credit Commitment, in each case including all LIBOR Loans and all Prime Rate Loans thereunder, unless the context in which such term is used shall otherwise require.

              "Maturity Date" means June 30, 2001.

              "Maximum Rate" shall have the meaning assigned to such term in Paragraph 4.9 hereof.

              "Mortgage" means that certain Amended and Restated Future Advance Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing of even date herewith made by Paul Harris in favor of Bank, as amended, modified or restated from time to time.

              "Mortgaged Property" means that certain parcel of real property owned by Paul Harris located at 6003 Guion Road, Indianapolis, Indiana which has been mortgaged to Bank pursuant to the Mortgage.

              "Multiemployer Plan" means a plan defined as such in Section 4001(a)(3) of ERISA to which contributions have been made by any Borrower or an ERISA Affiliate.

              "Non-Apparel Inventory" is Inventory of Peterman consisting of items which are neither apparel nor apparel accessories and which would be Eligible Inventory if it were not more than one year old.

              "Note" means the Revolving Note.

              "Obligor" means any Person who is and/or may become obligated to any Borrower or any Subsidiary under or on account of Accounts Receivable.

              "Other Agreements" means all agreements, instruments and documents, including, without limitation, letters of credit, guaranties, mortgages, deeds of trust, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of any Borrower and delivered to Bank including, without limitation, the Note, the Mortgage, and the Collateral Assignment of Lease.

              "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

              "Permitted Debt" shall have the meaning assigned to such term in Paragraph 11.3(e) hereof.

              "Permitted Investments" shall have the meaning assigned to such term in Paragraph 11.3(f) hereof.

              "Permitted Liens" shall have the meaning assigned to such term in Paragraph 11.3(a) hereof.

              "Person" means and includes an individual, a partnership, a joint venture, a limited liability company a corporation (whether or not for profit), a trust, an unincorporated organization, a government or any department or agency thereof or any other entity or organization.

              "Plan" means, at any time, any single-employer plan, as defined in
       Section 4001(a) and subject to Title IV of ERISA, which is maintained, or at any time during the five calendar years preceding the time in question was maintained, for employees of any Borrower or a Subsidiary.

              "Prime Rate" means the rate of interest (expressed as a percentage per annum) most recently announced or published publicly from time to time by Bank as its base or prime rate of interest, which is not necessarily the lowest or most favorable rate of interest charged by Bank on commercial loans at any one time. The rate of interest shall change automatically and immediately as and when the Prime Rate shall change, without notice to Borrowers, and any notice to which it may be entitled is hereby waived, and any such change in the Bank's

       Prime Rate shall not affect any of the terms and conditions of this Agreement, all of which shall remain in full force and effect.

              "Prime Rate Loan" means a Loan bearing interest at the Prime Rate plus the Prime Rate Margin.

              "Prime Rate Margin" shall mean one-quarter of one percent (0.25%). "Reimbursement Obligations" means, at any time, the aggregate of the obligations of each Borrower to Bank in respect of all unreimbursed payments or disbursements made by Bank under or in respect of the Letters of Credit.

              "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dumping, leaching, or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility.

              "Representative" shall have the meaning assigned to such term in Paragraph 2.2(b) hereof.

              "Reserve Percentage" means, for the purpose of computing the Adjusted LIBOR Rate, the reserve requirement imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments of such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Loans shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D.

              "Revolving Credit Commitment" shall have the meaning assigned to such term in Paragraph 2.1 hereof.

              "Revolving Loan Borrowing Base" means, as at any date of determination thereof, an amount which is the sum of:
              A) the product of the amounts of (i) each component of Eligible Inventory, (ii) outstanding and issued documentary letters of credit, and
       (iii) Carryover Inventory, multiplied by the Advance Ratio, subject to the maximum amount of each such product to be included in the Revolving Loan Borrowing Base, as follows:

              COMPONENT OF INVENTORY                      MAXIMUM AMOUNT
              ----------------------                      --------------
              Eligible Inventory on premises              None.
              Eligible Inventory in transit.              None.

              Eligible Inventory in transit not
                supported by a letter of credit.         None.
              Outstanding and issued documentary
                letters of credit.                       None.
              Carryover Inventory.                       $5,000,000.

       plus   (B) the product of Non-Apparel Inventory multiplied by thirty percent (30%);
       plus   (C) seventy percent (70%) of the fair market value of the
       Mortgaged Property, which is the amount of Four Million Four Hundred Eighty Thousand Dollars ($4,480,000), as cumulatively reduced on the first day of each month commencing June, 2000 in the amount of Eighteen Thousand Six Hundred Sixty-Seven Dollars ($18,667) (the "Mortgaged Property Cap").

              For purposes hereof, "Advance Ratio" shall mean either (x) during the period beginning August 1 through December 15 of each year, seventy percent (70%) or (y) during the period beginning December 16 through July 31 of each year, sixty percent (60%).

              "Revolving Loans" means and includes all Loans made under the Revolving Credit Commitment, unless the context in which such term is used shall otherwise require.

              "Revolving Note" means that certain Amended and Restated Revolving Note of even date herewith in the maximum aggregate principal amount of THIRTY-SEVEN MILLION DOLLARS ($37,000,000), as the same may be amended, modified or restated from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

              "Stock" means all capital stock, shares, interests, participation or other equivalents, however designated, of or in a corporation or limited liability company, whether or not voting, including but not limited to common stock, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

              "Subordinated Debt" means, as of any date, the amount of Funded Debt which is subordinated in right of payment to the Loans on terms satisfactory to Bank in each particular case.

              "Subsidiary" means any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than fifty percent (50%) of the voting stock at the time of determination.

              "Tangible Net Worth" means, at any time, net worth (as determined in accordance with GAAP) plus Subordinated Debt after subtracting therefrom the amount of any General Intangibles, amounts due from Affiliates and the amount of other assets classified as intangible by Bank in the exercise of its sole discretion.

              "Termination Date" means the earliest to occur of (i) the Maturity Date or (ii) the Early Termination Date.

              1.2 Certain UCC and Accounting Terms. Except as otherwise defined in this Agreement or the Other Agreements, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefor (if any) in the Uniform Commercial Code as then in effect in the State of Illinois. Notwithstanding the foregoing, any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given to them in accordance with GAAP. All financing computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied.

              1.3 Revised Article 9. It is the intention of the parties hereto that the priorities and agreements herein contained continue to apply after the enactment by the various States of Revised Article 9 --Secured Transactions (with conforming amendments to Articles 1, 2, 2a, 4, 5, 6, 7 and 8) to the UCC as approved by The American Law Institute in 1998 and approved and recommended for enactment in all the States by the National Conference of Commissioners for Uniform State Laws in 1998 ("Revised
       Article 9") and the effectiveness of Revised Article 9 in any State. After the effectiveness of Revised Article 9 in any State governing perfection and the effect of perfection or non-perfection of a security interest in any collateral, as to such State and such collateral, (i) all section references herein to, and all defined terms used herein which are defined in Article 9 of the UCC as currently in effect shall be deemed to be to any corresponding Section or definition of Revised Article 9, and
       (ii) if any definition used herein by reference to Revised Article 9 is broader than the corresponding definition used in current Article 9 of the UCC, such broader definition will apply herein.

            2. LOANS: BANK'S COMMITMENTS AND BORROWING PROCEDURES

              2.1 Revolving Credit Commitment. On the terms and subject to the conditions set forth in this Agreement, Bank agrees to make revolving credit and Letters of Credit available to Borrowers from time to time prior to the Termination Date with respect to Revolving Loans and Letters of Credit in such aggregate amounts as Representative may from time to time request but in no event exceeding the maximum principal amount available of THIRTY-SEVEN MILLION DOLLARS ($37,000,000) in the aggregate (the "Revolving Credit Commitment"); provided, however, that in no event shall the Revolving Credit Commitment at any one time exceed the Revolving Loan Borrowing Base. The Revolving Credit Commitment shall be available to Borrowers by means of Revolving Loans and Letters of Credit, it being understood that Revolving Loans and Letters of Credit may be repaid and used again during the period from the date hereof to and including the Termination Date, at which time the Revolving Credit Commitment shall expire. Notwithstanding the foregoing, Bank may, from time to time, in its sole discretion, establish reserves in determining the Revolving Loan Borrowing Base ("Reserves"), and increase or decrease such Reserves from time to time, if and to the extent that, such Reserves are necessary to protect Bank against the aggregate amount of exposure assumed by Bank in connection with certain interest rate protection products entered into from time to time between Bank and any Borrower.

         2.2   Borrowing Procedures.

                    (a) Whenever Borrowers desire to continue or incur Revolving Loans hereunder, Representative shall give Bank at its "Address for Notices" set forth on the signature page hereof, prior to 11:00 A.M. (Chicago time), at least two (2) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of LIBOR Loans under the Revolving Credit Commitment and written notice on the same Business Day (or telephonic notice promptly confirmed in writing) of each Borrowing of Prime Rate Loans under the Revolving Credit Commitment to be made hereunder. Each such notice (each a "Notice of Borrowing") with respect to Revolving Loans and LIBOR Loans shall be irrevocable and shall specify (i) the aggregate principal amount of the Revolving Loans to be made pursuant to each Borrowing, (ii) the date of Borrowing (which shall be a Business Day), and (iii) whether any respective Borrowing shall consist of Prime Rate Loans or LIBOR Loans and, if LIBOR Loans, the Interest Period to be initially applicable thereto. In addition, each Notice of Borrowing shall be accompanied by a Borrowing Base Certificate in the form attached hereto as Exhibit A duly executed and completed by the Authorized Officer of Representative.

                    (b) Notwithstanding anything contained in this Agreement to the contrary, the Borrowers hereby appoint Paul Harris (the "Representative") to act as their sole and exclusive representative under this Agreement for all purposes, including, without limitation, to receive funds advanced hereunder, to receive notices and other communications from the Bank hereunder, to make requests for advances of funds and letters of credit hereunder and to amend, modify or supplement this Agreement on behalf of each Borrower. The Bank shall not have (i) any obligation to communicate with any Borrower other than the Representative concerning this Agreement, any note or any other matter related to the obligations of the Borrowers and (ii) any responsibility with respect to the allocation among Borrowers of the funds advanced hereunder. It is understood and agreed that all of the Borrowers have obtained all necessary corporate approvals to effectuate the provisions of this Paragraph 2.2(b).

                    (c) Without in any way limiting the obligation of Representative to confirm in writing any telephonic notice permitted to be given hereunder, Bank may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by Bank in good faith to be from an Authorized Officer of Representative. In each such case, Borrowers hereby waive the right to dispute Bank's record of the terms of such telephonic notice.

              2.3 Letters of Credit. Subject to all of the terms and conditions of this Agreement, including, but not limited to, the availability of funds pursuant to Paragraph 2.1 above with respect to the Revolving Credit Commitment, if requested to do so by Representative, Bank shall issue its or cause to be issued Letters of Credit for the account of each Borrower under the Revolving Credit Commitment. No Letter of Credit may have an expiration date that is later than the Maturity Date. Any amounts paid by Bank so designated by the Authorized Officer in connection with any Letter of Credit (i) shall become part of Borrowers' Liabilities, (ii) shall be paid from the proceeds of a Revolving Loan requested pursuant to Paragraph 2.1 above, to the extent Bank is required to make a Revolving Loan pursuant to the terms hereof, and (iii) otherwise, shall be payable as set forth in Paragraph 2.6 below. In no event shall Bank be required to issue or cause to be issued Letters of Credit at any time there exists an Event of Default or an event which with passage of time or giving of notice or both would mature into an Event of Default.

              2.4 Conditions for Issuance of Letters of Credit. In addition to being subject to the satisfaction of the conditions contained in Paragraphs 2.3, 5.7 and 6.1 below, the obligation of Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

                    (a) the aggregate maximum amount then available for drawing under Letters of Credit issued (and outstanding) by Bank, after giving effect to any Letter of Credit requested hereunder, shall not exceed any limit imposed by law or regulation upon Bank;

                    (b) Representative shall have delivered to Bank at such times and in such manner as Bank may reasonably prescribe such documents and materials, including, without limitation, an application therefor on Bank's standard form, as may be required pursuant to the terms of the proposed Letter of Credit and application therefor and the proposed Letter of Credit shall be reasonably satisfactory to Bank as to form and content and consistent with the Bank's master Letter of Credit agreement;

                    (c) as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain Bank from issuing the Letter of Credit and no law, rule or regulation applicable to Bank and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over Bank shall prohibit or request that Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit; and

                    (d) Bank will not be required to amend or renew a Letter of Credit if Bank would have no obligation to issue the Letter of Credit in its amended or renewed form.

              2.5 Procedure for Issuance of Letters of Credit. An Authorized Officer of Representative shall give Bank three (3) Business Days' prior written notice of any requested issuance of a Letter of Credit under this Agreement (except that, in lieu of such written notice, the Authorized Officer may give Bank telephonic notice of such request if confirmed in writing by delivery to Bank (i) immediately of a telecopy of the written notice required hereunder which has been signed by an Authorized Officer of Representative requesting the Letter of

       Credit containing all information required to be contained in such written notice and (ii) promptly (but in no event later than the requested time of issuance) of a copy of the written notice required hereunder containing the original signature of the Authorized Officer of Representative; such notice shall be irrevocable and shall specify the stated amount of the Letter of Credit requested, the effective date (which day shall be a Business Day) of issuance of such requested Letter of Credit, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day and shall in no event be later than the Maturity Date), the purpose for which such Letter of Credit is to be issued, and the applicable Person for whose benefit the requested Letter of Credit is to be issued and the currency in which it is to be issued, if not U.S. Dollars. At the time such request is made, the Authorized Officer shall also provide Bank with a copy of the form of the Letter of Credit it is requesting be issued. Such notice, to be effective, must be received by Bank not later than 2:00 P.M. (Chicago time) or the time agreed upon by Bank and Representative on the last Business Day on which notice can be given under this Paragraph 2.5. Subject to the terms and conditions of this Paragraph 2.5, Bank shall, on the requested date, issue a Letter of Credit on behalf of such Borrower in accordance with Bank's usual and customary business practices. Bank shall not extend or amend any Letter of Credit unless the requirements of this Paragraph 2.5 are met as though a new Letter of Credit was being requested and issued.

              2.6 Reimbursement Obligations for Letters of Credit.

                  (a) Borrowers agree to pay to Bank the amount of all Reimbursement Obligations, interest and other amounts payable to Bank under or in connection with any Letter of Credit issued on behalf of any Borrower immediately when due, irrespective of any claim, set-off, defense or other right which any Borrower may have at any time against Bank or any other Person, under all circumstances, including without limitation, any of the following circumstances:

                      (i) any lack of validity or enforceability of this Agreement or any of the Other Agreements;

                      (ii) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Bank (except in instances relating to the gross negligence or wilful misconduct of Bank), or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between such Borrower and the beneficiary named in any Letter of Credit);

                      (iii) any draft, certificate or any other document
              presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (except in instances relating to the gross negligence or wilful misconduct of Bank);

                      (iv) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement or the Other Agreements; or

                      (v)   the occurrence of any Event of Default.

                  (b) Bank shall promptly notify Representative of any draw under a Letter of Credit. Borrowers shall reimburse Bank for drawings under a Letter of Credit issued by it no later than the Business Day after the payment by Bank. Unless Borrowers shall have made such payment to Bank on such date, Borrowers shall be deemed to have elected to fulfill its Reimbursement Obligation by requesting a Revolving Loan (as a Prime Rate Loan) in an amount equal to the amount paid by Bank in respect of such drawing under the Letter of Credit. No notice from any Borrower shall be required and such Revolving Loan shall be disbursed by Bank notwithstanding any failure to satisfy any conditions for disbursement of a Revolving Loan set forth herein (including restatement of all representations and warranties) and, to the extent of the Revolving Loans so disbursed, the Reimbursement Obligation of Borrowers hereunder shall be deemed satisfied. If any Reimbursement Obligation with respect to any Letter of Credit is not paid by Borrowers and there is no availability to make a Revolving Loan under Paragraph 2.1, then an Event of Default shall be deemed to have occurred hereunder by virtue of non-payment of Borrowers' Liabilities and the Reimbursement Obligation shall bear interest at the Default Rate from the date of the relevant drawing under the pertinent Letter of Credit until paid.

              2.7 Nature of Obligations.

                  (a) As among Borrowers and Bank, Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of the Letters of Credit; provided, that the foregoing is not intended to affect any rights Borrowers may have against any such beneficiary. In furtherance and not in limitation of the foregoing, Bank shall not be responsible for (i) the forms, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in interpretation of technical terms; (vi) misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (vii) any consequences arising from causes beyond the control of Bank and to the extent not avoidable by Bank by the observance of reasonable commercial standards prevailing in the geographic area where Bank is located, except to the extent resulting from the gross negligence or wilful misconduct of the Bank.

                  (b) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Bank under or in connection with the Letters of Credit or any related certificates shall not put Bank under any resulting liability to Borrowers or relieve Borrowers of any of its obligations hereunder to Bank except to the extent resulting from the gross negligence or willful misconduct of Bank.

              2.8 Letter of Credit Collateral Account.

                  (a) Upon the occurrence of an Event of Default, Borrowers hereby agree that they will, until the final expiration date of any Letter of Credit and thereafter as long as any amount is payable to Bank in respect of any Letter of Credit and whether or not this Agreement is then in effect, maintain a special collateral account (the "Letter of Credit Collateral Account") at the Bank's office at the address specified on the signature page hereof, in the name of Borrowers but under the sole dominion and control of Bank and in which Borrowers shall have no interest other than as set forth below. If this Agreement terminates for any reason and any Letters of Credit remain outstanding beyond the Termination Date, Borrowers shall immediately do one or more of the following: (i) establish (if none existed) and deposit in the Letter of Credit Collateral Account for the benefit of Bank, an amount of cash equal to one hundred percent (100%) of the sum of the aggregate maximum amount remaining available to be drawn under the remaining outstanding Letters of Credit (assuming compliance with all conditions for drawing thereunder) (herein the "Collateral Amount"), (ii) deliver to Bank, cash equivalents in a face amount, which when discounted at Bank's customary advance rate for collateral of that type, is at least equal to the Collateral Amount, plus such pledge agreements, financing statements, control agreements and other documents requested by Bank in order to perfect a first and prior perfected security interest in such cash equivalents in favor of Bank, or (iii) provide Bank with a letter(s) of credit in an aggregate amount at least equal to the Collateral Amount, such letter(s) of credit to be in form and substance, and issued by banks, satisfactory to Bank. Bank will invest any funds on deposit from time to time in the Letter of Credit Collateral Account in cash equivalents, as directed by the Borrowers from time to time.

                  (b) Upon the occurrence and continuance of any Event of Default hereunder, (i) the obligations of Bank to issue Letters of Credit shall terminate in accordance with Paragraph 12.3 below and (ii) Borrowers will be and become thereby unconditionally obligated, without the need for demand or the necessity of any act or evidence, to deliver to Bank, for deposit into the Letter of Credit Collateral Account, an amount (the "Collateral Shortfall Amount") of cash or cash equivalents equal to the excess, if any, of

                           (A) one hundred percent (100%) of the sum of the
                  aggregate maximum amount remaining available to be drawn under the Letters of Credit (assuming compliance with all conditions for drawing thereunder) issued by Bank and outstanding as of such time, minus

                           (B) the amount on deposit in the Letter of Credit
                  Collateral Account at such time that is free and clear of all rights and claims of third parties and that has not been applied by Bank against Borrowers' Liabilities.

                  (c) Upon the occurrence and during the continuance of an Event of Default, Bank may at any time or from time to time after funds are deposited in the Letter of Credit Collateral Account, apply such funds to the payment of the Borrowers' Liabilities as shall from time to time have become due and payable by Borrowers to Bank under this Agreement or the Other Agreements. Neither Borrowers nor any Person claiming on behalf of or through Borrowers shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account. After all of Borrowers' Liabilities have been indefeasibly paid in full, any funds remaining in the Letter of Credit Collateral Account shall be returned by Bank to Borrowers, or paid to whoever may be legally entitled thereto at such time. Bank shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which Bank accords its own property, it being understood that Bank shall not have any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any such funds.

              2.9 All Loans to Constitute One Obligation. The Loans shall constitute one general obligation of Borrowers, and shall be secured by the security interest in and Lien upon all of the Collateral, for Bank's benefit, and by all other security interests, Liens, claims and encumbrances heretofore, now or at any time or times hereafter granted by Borrowers to Bank.

              3.  LOANS:  NOTES EVIDENCING LOANS

              3.1 Revolving Note. The Revolving Loans made by Bank under the Revolving Credit Commitment shall be evidenced by the Revolving Note substantially in the form set forth in Exhibit B, with appropriate insertions, dated the date hereof, payable to the order of Bank. The unpaid principal amount of each Revolving Loan shall bear interest and be due and payable as provided in this Agreement and the Revolving Note. Payments to be made by Borrowers under the Revolving Note shall be made at the time, in the amounts and upon the terms set forth herein and therein.

              3.2 Recordation. The type, date and amount of each Loan made by Bank, the interest rate, and the date and amount of each repayment of principal received by Bank shall be recorded by Bank in its records. The aggregate unpaid principal amount so recorded shall be prima facie evidence of the principal amount owing and unpaid on each Note absent manifest error. The failure to so record any such amount or any error in so recording any such amount shall not limit or otherwise affect the obligations of Borrowers hereunder or under the Note to repay the principal amount of the Loans together with all interest accrued thereon.

              3.3 Loan Evidence. Loans made by Bank to Borrowers pursuant to this Agreement may or may not (at Bank's sole and absolute discretion) be evidenced after the date hereof by notes or other instruments issued or made by Borrowers to Bank. Where such loans are not so evidenced, such loans shall be evidenced solely by entries upon the ledgers, books, records and/or computer records of Bank maintained for that purpose, which entries shall be rebuttably presumptive evidence of such loans in the absence of manifest error.

         4.  LOANS: AMOUNTS; INTEREST; CHANGE IN CIRCUMSTANCES, ETC.

              4.1 Interest Rates; Applicable Borrowing Amounts; Default Rate.

                  (a) The unpaid principal amount of each Revolving Loan that is a Prime Rate Loan shall bear interest from the date of such Loan until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Prime Rate in effect from time to time plus the Prime Rate Margin, in each case with such interest payable in accordance with Paragraph 4.1(d) below.

                  (b) Each LIBOR Loan shall be in a minimum amount of $500,000 or such greater amount which is an integral multiple of $100,000 and shall bear interest on the unpaid principal amount thereof from the date of such LIBOR Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the LIBOR Margin plus the Adjusted LIBOR Rate, with such interest payable in accordance with Paragraph 4.1(d) below. More than one LIBOR Loan may be incurred on any Business Day; provided, that at no time shall there be outstanding more than five (5) LIBOR Loans hereunder.

                  (c) If an Event of Default shall have occurred and be continuing hereunder, all LIBOR Loans shall convert to Prime Rate Loans and all Loans shall bear interest from the date of such Event of Default, payable on demand, at a rate per annum (the "Default Rate") equal to the sum of three percent (3%) plus the interest rate then in effect.

                  (d) Interest on Loans shall accrue from and including the date of any such Loan to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Revolving Loan that is a Prime Rate Loan, monthly in arrears on the last Business Day of each calendar month, (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto, and (iii) in respect of each Loan, on any prepayment or conversion (on the amount prepaid or converted), as applicable, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) Bank, upon determining the interest rate for any borrowing or reborrowing of LIBOR Loans for any Interest Period, shall promptly notify Representative thereof.

             4.2 Computation of Interest. Interest on each Loan shall be computed for the actual number of days elapsed on the basis of a 360-day year. The interest rate applicable to each Loan that bears interest at the Prime Rate shall change simultaneously with each change in the Prime Rate.

             4.3  Conversion and Reborrowing of Loans; Interest Periods.

                  (a) LIBOR Loans shall mature and become due and payable on the last day of the Interest Period applicable thereto. Following the end of an Interest Period, provided that no Event of Default has occurred and is continuing, Borrowers shall have the right, subject to the terms and conditions of this Agreement, to reborrow through a new LIBOR Loan in whole or in part, subject to Paragraph 4.1(b) above, any LIBOR Loan from any current Interest Period into a subsequent Interest Period, provided that Representative shall give Bank notice of the reborrowing of any such LIBOR Loan as provided in Paragraph 2.2(a) hereof.

                  (b) In the event that Borrowers fail to give notice pursuant to Paragraph 2.2(a) hereof to specify the Interest Period applicable to such reborrowing, such Loan shall be reborrowed as a Prime Rate Loan.

             4.4 Change of Law. Notwithstanding any other provisions of this Agreement or the Note, if at any time Bank shall determine in good faith that any change in applicable law or regulation or in the interpretation thereof makes it unlawful or impossible for Bank to continue to maintain any LIBOR Loan, Bank shall promptly give notice thereof (together with an explanation of the reasons therefor) to Representative, and the obligation of Bank to effect by conversion or continue such LIBOR Loan under this Agreement shall terminate until it is no longer unlawful or impossible for Bank to effect by conversion or maintain such LIBOR Loan. Upon the receipt of such notice, Borrowers may elect to either (i) pay or prepay, as the case may be, the outstanding principal amount of any such LIBOR Loan, together with all interest accrued thereon and all other amounts payable to Bank under this Agreement, or (ii) convert the principal amount of such affected LIBOR Loan to a Prime Rate Loan available hereunder, subject to the terms and conditions of this Agreement.

             4.5 Unavailability of Deposits or Inability to Ascertain the LIBOR Rate or Adjusted LIBOR Rate. Notwithstanding any other provision of this Agreement or the Note to the contrary, if prior to the commencement of any Interest Period Bank shall determine in good faith (i) that deposits in the amount of any LIBOR Loan scheduled to be outstanding are not available to Bank in the relevant market or (ii) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR rate or Adjusted LIBOR Rate, then Bank shall promptly give notice thereof to Representative, and the obligation of Bank to effect by conversion or continue any such LIBOR Loan in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by Borrowers shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining the LIBOR rate or Adjusted LIBOR Rate, as the case may be. Upon the giving of such notice, Borrowers may elect to either (i) pay or prepay, as the case may be, the outstanding principal amount of any such LIBOR Loan, together with all interest accrued thereon and all other amounts payable to Bank in respect of LIBOR Loans under this Agreement or (ii) convert the principal amount of such affected LIBOR Loan to a Prime Rate Loan available hereunder, subject to all the terms and conditions of this Agreement.

             4.6  Yield Protection, Etc.

                  (a) Increased Costs. If (x) Regulation D of the Board of Governors of the Federal Reserve System, or (y) the adoption of any applicable law, treaty, rule, regulation or guideline, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank or its lending branch with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

                      (i) shall subject Bank, its lending branch or any Loan to any tax, duty, change, stamp tax, fee, deduction, withholding or other charge in respect of this Agreement, any Loan, the Note or the obligation of Bank to make or maintain any Loan, or shall change the basis of taxation of payments to Bank of the principal of or interest on any Loan or any other amounts due under this Agreement in respect of any Loan or its obligation to make or maintain any Loan (except for changes in the rate of tax on the overall net income of Bank imposed by the federal, state or local jurisdiction in which Bank's principal executive office or its lending branch is located);

                      (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Bank; or

                      (iii) shall impose on Bank any penalty with respect
              to the foregoing or any other condition affecting this Agreement, any Loan, any Note or the obligation of Bank to make or maintain any Loan;

       and the result of any of the foregoing is to increase the cost to (or to impose a cost on) Bank of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by Bank under this Agreement or under the Note, then Bank shall notify Representative after it receives final notice of any of the foregoing and, within forty-five (45) days after demand by

       Bank (which demand shall be accompanied by a statement setting forth the basis of such demand), Borrowers shall pay directly to Bank, such additional amount or amounts as will compensate Bank for such increased cost or such reduction.

              (b) Capital Adequacy. If, after the date hereof, either (i) the introduction of or any change in or change in the interpretation of any law or regulation or (ii) compliance by Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Bank or any corporation controlling Bank and Bank determines that the amount of such capital is increased solely by or solely based upon the existence of Bank's commitment to lend hereunder and other commitments of this type, then, upon demand by Bank, Borrowers shall immediately pay to Bank, from time to time as specified by Bank, additional amounts sufficient to compensate Bank in the light of such circumstances, to the extent that Bank reasonably determines such increase in capital to be allocable to the existence of Bank's commitment to lend hereunder.

              4.7 Funding Indemnity. In the event Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds required by Bank to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to Bank) as a result of:

                  (a) any payment of a LIBOR Loan on a date other than the last day of the then applicable Interest Period;

                  (b) any failure by Borrowers to effect by conversion or continue any LIBOR Loan on the date specified in the notice given pursuant to Paragraph 2.2(a) hereof;

                  (c) any failure by Borrowers to make any payment of principal or interest when due on any LIBOR Loan, whether at stated maturity, by acceleration or otherwise; or

                  (d)   the occurrence of any Event of Default;

       then, upon the demand by Bank, Borrowers shall pay to Bank such amount as will reimburse Bank for such loss, cost or expense. If Bank makes such a claim for compensation under this Paragraph 4.7, Bank shall provide to Representative a certificate setting forth the amount of such loss, cost or expense in reasonable detail.

              4.8 Discretion of Bank as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary other than Paragraph 4.7, Bank shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit.

              4.9 Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or the Other Agreements, Borrowers shall not be required to pay, and Bank shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the Other Agreements, then in such event:
       (a) the provisions of this Paragraph shall govern and control; (b) Borrowers shall not be obligated to pay any Excess Interest; (c) any Excess Interest that Bank may have received and/or disbursed to Bank hereunder shall be, at Bank's option, timely (i) applied as a credit against the outstanding principal balance of Borrowers' Liabilities or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the Other Agreements shall be deemed to have been and shall be reformed and modified to reflect such reduction; and (e) Borrowers shall not have any action against Bank for any damages arising out of the payment or collection of any Excess Interest.

                             5. LOANS: GENERAL TERMS

              5.1 Payments to Bank. That portion of Borrowers' Liabilities consisting of: (i) principal payable on account of the Loans made by Bank to Borrowers pursuant to this Agreement shall be payable by Borrowers to Bank as provided in the Revolving Note in respect of the Revolving Loans;
       (ii) costs, fees and expenses payable pursuant to this Agreement shall be payable by Borrowers to Bank on demand; (iii) interest payable pursuant to this Agreement shall be payable by Borrowers to Bank, as provided in Paragraph 4.1; and (iv) the balance of Borrowers' Liabilities, if any, shall be payable by Borrowers to Bank as and when provided in this Agreement or the Other Agreements.

              5.2 Automatic Debit. In order to cause timely payment to be made to Bank of all Borrowers' Liabilities as and when due, Borrowers hereby authorize and direct Bank to debit the amount of such Borrowers' Liabilities, as and when due, to any deposit account of any Borrower (including, without limitation, by increasing the principal balance due under the Revolving Loan). Bank may cause interest and other amounts payable on the obligations of Borrowers to Bank to be paid by making a direct charge to Borrower accounts at Bank in accordance with the terms hereof.

              5.3 Application of Payment. Subject to Paragraph 13.3 below and except as otherwise specified herein, Borrowers shall, at the time of making each payment under this Agreement or the Note (whether by account debit or otherwise), specify to Bank the Loan or other amounts payable by Borrowers hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, Bank may allocate such payment in such manner as it may determine to be appropriate). All such payments shall be applied to the amounts due hereunder in the inverse order of their maturities.

              5.4 Conditions Precedent Events. Each Loan made by Bank to Borrowers at the request of Borrowers issued for the account of any Borrower pursuant to this Agreement or the Other Agreements shall in any event be subject to the following conditions precedent: (i) there shall not then exist an Event of Default (as hereinafter defined) or any event or condition which with notice, lapse of time and/or the making of such Loan would constitute an Event of Default; (ii) the representations and warranties of each Borrower contained in this Agreement shall be true and correct as of the date of such Loan with the same effect as though made on such date; (iii) all of the covenants and agreements of each Borrower in this Agreement, and all of the requirements of this Agreement with respect to such Loan, shall have been complied with; and (iv) there shall not have occurred, since the date of this Agreement, any material adverse change in the financial condition, results of operations or business of any Borrower. Each Borrowing by Borrowers hereunder shall be deemed a representation and warranty by each Borrower that the foregoing conditions have been fulfilled as of the date of such borrowing. Bank shall have received upon request a certificate signed by an Authorized Officer of Representative dated the date of such requested Loan certifying satisfaction of the conditions specified in clauses (i)-(iv) of this Paragraph 5.4.

              5.5 Offset. Each Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim Bank may otherwise have, upon the occurrence or continuance of an Event of Default, Bank shall be entitled, at its option, to offset balances held by it for account of any Borrower at any of its offices, in United States Dollars or in any other currency, against any principal of or interest on any of Bank's Loans, or any other amount payable to such Bank hereunder, which is not paid when due (regardless of whether such balances are then due to Borrowers), in which case it shall promptly notify Representative thereof, provided that Bank's failure to give such notice shall not affect the validity thereof.

              5.6 Discretionary Disbursements. Bank, in its sole and absolute discretion, may immediately upon notice to Representative, disburse any or all proceeds of Loans made or available to Borrowers pursuant to this Agreement and/or the Other Agreements to pay any fees, costs, expenses or other amounts required to be paid by Borrowers hereunder and not so paid. All monies so disbursed by Bank shall be a part of Borrowers' Liabilities, payable by Borrowers on demand.

              5.7 Credit Termination Date; Continuance of Obligations, Etc. This Agreement, Bank's obligation to loan monies to Borrowers, and Borrowers' ability to borrow monies from Bank shall be in effect until the Termination Date. Notwithstanding the foregoing and until such date when Borrowers' Liabilities shall be paid in full, Borrowers' obligations hereunder and under the Other Agreements shall continue, interest shall continue to be paid in accordance with the foregoing, Bank shall be entitled to retain its security interest in the Collateral and Bank shall retain all of its rights and remedies under this Agreement.

              5.8 Over-Advances. If, at any time and for any reason, the aggregate amount of Borrowers' Liabilities in respect of Revolving Loans outstanding hereunder exceeds the Revolving Credit Commitment (an "Over-Advance"), then Borrowers shall immediately pay to Bank, the amount of such Over-Advance. If such Over-Advance remains outstanding for more than one (1) Business Day, such Over-Advance shall constitute an Event of Default and until such Over-Advance is so repaid to Bank, the amount of such Over-Advance shall bear interest at the applicable Default Rate.

              5.9 Maintenance of Accounts. Borrowers shall maintain with Bank a depository account which shall be pledged to Bank as Collateral (the "Concentration Account"). Borrowers will deposit to the Concentration Account with Bank each Business Day, either directly or by wire transfer (via the automated clearing house system or otherwise) from each other bank or depository institution where Borrowers have a deposit account, all payments made, all receipts for goods sold or services rendered and all other remittances constituting proceeds of Collateral deposited to such other deposit account; provided, however, Borrowers may retain a balance in such accounts for petty cash purposes at the end of each week, but in no event in excess of $50,000 in aggregate.

              5.10 Blocked Accounts. Upon the occurrence and during the continuance of an Event of Default, at the discretion of the Bank, any deposit account at the Bank may become a blocked account (a "Blocked Account"), pursuant to which all payments made to the Blocked Account shall be the sole and exclusive property of Bank and no persons other than Bank shall have a right to setoff against the Blocked Account. Bank will apply all deposits to the Blocked Account, including cash, solvent credits, collections of Accounts Receivable, proceeds of Collateral and any other amounts, upon availability of such funds on or after the date of deposit, first, to the outstanding amount of borrowings under the Revolving Credit Commitment, and second, to Borrowers' Concentration Accounts at the Bank in such order as Bank shall determine; provided that
       (a) Bank shall charge back to Borrowers any payments that may be required to be returned to the entity making such payment and Borrowers shall continue to pay interest on the amount charged back from the date that such payment was applied against Borrowers' Liabilities; and (b) Bank shall have the exclusive right to determine how, when and in what amounts application of such payments and such credits shall be made on Borrowers' Liabilities, and such determination shall be conclusive upon Borrowers.

              5.11 Service Fees. Each Borrower acknowledges that Bank will charge Borrowers standard service charges in effect from time to time for various services performed by Bank in connection with any aspect of the relationship between Borrowers and Bank. Each Borrower hereby agrees that if such service charges exceed the credit to Borrowers arising from earnings attributable to funds on deposit with Bank in the applicable Operating Accounts, such service charge deficiency shall be deducted by Bank from the Operating Accounts or the

       Concentration Account, monthly, in arrears, within ten (10) days following the end of each month.

              5.12 Letter of Credit Fees.

                   (a For each commercial Letter of Credit, Borrowers shall pay Bank fees equal to (i) the amount of all drafts drawn under such Letter of Credit and honored by the Bank multiplied by one-eight of one percent (0.125%) (the "L/C Draw Fee"), and (ii) an initial issuance fee and an amendment fee, as applicable, in accordance with Bank's then-existing fee structure. The L/C Draw Fee and the initial issuance fee shall be fully earned on the date such commercial Letter of Credit is issued. The L/C Draw Fees are payable when drafts drawn under a letter of credit are honored and the fees in subparagraph (ii) above are payable when the Letter of Credit is issued.

                   (b For each standby Letter of Credit, Borrower shall pay Bank a fee for each such Letter of Credit equal to the average daily face amount of such standby Letter of Credit multiplied by two percent (2.0%) per annum, such fee to be calculated on the basis of a 360 day year and charged for the actual number of days during the period from and including the date of issuance of such Letter of Credit to and excluding the date of expiration and termination, and payable the date it is issued.

              For purposes of (a) and (b) above, the "average daily face amount" of a Letter of Credit shall be the sum of the amounts available to be drawn under such Letter of Credit on each day from the date the Letter of Credit is established until the date it expires, divided by the number of days from the date the Letter of Credit is established until the date it expires.

                         6. LOANS: CONDITIONS TO LENDING

              6.1 Initial Loan Conditions Precedent. In addition to those conditions set forth in Paragraph 5.4 above with respect to all Loans and advances hereunder, prior to or contemporaneously with the making of the initial advance of funds, Bank's obligation to make any Loan is subject to the satisfaction of the following conditions precedent:

                  (a Fees and Expenses. Borrowers shall have paid all fees owed to Bank and reimbursed Bank for all expenses due and payable hereunder on or before the date hereof.

                  (b Documents. Bank shall have received the following documents, in form and substance satisfactory to Bank, and all of the transactions contemplated by each such document shall have been consummated or each condition contemplated by each such document shall have been satisfied:

                     (i     Related Documents. Executed originals of this
              Agreement as required by Bank and one original of the Revolving Note, each payable to Bank conforming to the requirements hereof duly executed by each Borrower. The applicable Form UCC-1 and UCC-2 financing statements, as applicable, related to the Collateral (as herein defined) shall have been filed in all jurisdictions that Bank deems necessary or advisable.

                     (ii    Mortgage Loan Documents. Executed  originals of the
              Mortgage, together with a Lender's Title Policy and an A.L.T.A. Survey for the Mortgaged Property.

                     (iii   Legal Opinion. The legal opinion of counsel to
              Borrowers.

                     (iv    Officer's Certificate. A certificate executed by
              the Authorized Officer of each Borrower, stating that (A) no default or Event of Default has occurred and is continuing, (B) no material adverse change in the financial condition or operations of the business of any Borrower has occurred since January 31, 2000 and (C) each condition precedent to the consummation of the Loans contemplated hereby has been met or satisfied.

                     (v     Insurance Policies. Certificates from each insurance
              carrier of each Borrower evidencing that all insurance policies and coverage required by Paragraph 11.2(g) below are in effect, together with a lender's loss payable and additional insured endorsement.

                     (vi    Constituent Documents. A copy of the Articles of
              Incorporation for each Borrower, certified by the Secretary of State of Indiana, and a copy of each Borrower's Bylaws, certified by the Secretary of each Borrower, in each case together with all amendments.

                     (vii   Good Standing Certificates. A Good Standing
              Certificate for each Borrower from the Secretary of State of Indiana and each state in which each Borrower is required to be qualified to transact business as a foreign corporation.

                     (viii  Resolutions. Certified copies of resolutions of
              the Board of Directors of each Borrower authorizing the execution and delivery of and the consummation of the transactions contemplated by this Agreement and the Other Agreements and all other documents or instruments to be executed and delivered in conjunction herewith and therewith by each Borrower.

                     (ix    Incumbency Certificates. A certificate of the
              Secretary of each Borrower certifying as to the names of the officer or officers of each Borrower authorized to sign this Agreement and the Other Agreements, in each case together with a sample of the true signature of each such individual.

                     (x     Landlord's Lien Waiver. Landlord's lien waivers
            executed by the landlord/lessor of each leased property of each Borrower.

                     (xi    Collateral Assignment of Lease. A Collateral
            Assignment of Lease executed by each Borrower for each leased Facility of each Borrower together with an acknowledgment of each landlord of such leased Facility.

                     (xii   Trademark  Assignment. A Trademark and License
            Agreement executed by each Borrower.

                     (xiii  Payoff  Letter.  Payoff Letter and UCC-3 Termination
            Statements from such creditors deemed necessary by Bank acknowledging the payoff of certain obligations to such creditors.

                     (xiv   Other Documents. Such other documents as Bank may
            reasonably request.

               (c    Bank's  Review. The Bank's review of and satisfaction with the ownership, capital, corporate, organizational and legal structure of each Borrower.

                          7. COLLATERAL: GENERAL TERMS

            7.1 Grant of Security Interest. To secure the prompt payment of Borrowers' Liabilities and the prompt, full and faithful performance by each Borrower of all of the provisions to be kept, observed or performed by Borrowers, Borrowers hereby pledge, transfer, deliver, grant and assign to Bank, jointly and severally, and grant to Bank a security interest in and to and a first lien on all of each Borrower's property of any kind or description, tangible or intangible, of whatever description, whether now existing and/or owned and hereafter arising and/or acquired, wherever located in the United States including, but not limited to, the following: (a) accounts (including, without limitation, all of each Borrower's Accounts Receivable), chattel paper, contract rights, letters of credit, instruments and documents (sometimes hereinafter individually and collectively referred to as "Accounts"), and all goods whose sale, lease or other disposition by each Borrower which have given rise to Accounts and have been returned to or repossessed or stopped in transit by any Borrower; (b) Inventory; (c) goods (other than Inventory), machinery, Equipment, vehicles and fixtures (hereinafter individually and collectively referred to as "Equipment"); (d) General Intangibles; (e) monies, reserves, deposits, deposit accounts and interest or dividends thereon, securities, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of Bank or its bailee; (f) liens, guarantees and other rights and privileges pertaining to any of the foregoing; (g) all books, records and computer records in any way relating to the foregoing; (h) all other assets of each Borrower whether real, personal, tangible or intangible or mixed, now existing or hereafter acquired, created, built or otherwise coming into being together with all improvements thereon; (i) all accessions, substitutions, renewals, improvements and replacements of and additions to the foregoing; and (j) all products and proceeds of the foregoing including, without limitation, proceeds of insurance policies insuring the same (all of the foregoing personal property and real property is hereinafter sometimes individually and sometimes collectively referred to as "Collateral"). Each Borrower shall make appropriate entries upon its financial statements and books and records disclosing Bank's security interest in the Collateral.

              7.2 Real Property Collateral. The term "Collateral" shall also include the Mortgaged Property owned by Paul Harris pursuant to the terms of the Mortgage executed by Paul Harris in favor of Bank.

              7.3 Perfection of Security Interests. Each Borrower shall execute and/or deliver to Bank, at any time and from time to time hereafter at the request of Bank, all agreements, instruments, financing statements, documents and other written matter (sometimes hereinafter individually and collectively referred to as "Supplemental Documentation") that Bank reasonably may request, in form and substance acceptable to Bank, to perfect and maintain perfected the security interest in the Collateral granted hereby and to consummate the transactions contemplated in or by this Agreement and the Other Agreements. Each Borrower, irrevocably, hereby makes, constitutes and appoints Bank (and all Persons designated by Bank for that purpose) as each Borrower's true and lawful attorney and agent-in-fact to sign the name of such party on the Supplemental Documentation and to deliver the Supplemental Documentation to such Persons as Bank may reasonably elect. Each Borrower agrees that a carbon, photographic or photostatic copy or other reproduction of this Agreement or of any financing statement shall be sufficient as a financing statement.

              7.4 Inspection of Collateral and Visitation Rights. Bank shall have the right to inspect the Collateral and all related records (and the premises upon which it is located), perform field audits and inventory valuations, visit and inspect the properties and assets of each Borrower and verify the amount and condition of or any other matter relating to the Collateral. All reasonable costs, fees and expenses incurred by Bank or for which Bank has become obligated, in connection with such inspection and/or verification shall constitute part of Borrowers' Liabilities, payable by Borrowers to Bank on demand; provided, however, that Borrowers shall not be obligated to bear the cost of more than one field audit and one inventory valuation for any one Borrower in any six month period unless an Event of Default has occurred.

              7.5 First Lien and Locations of Collateral. Borrowers warrant and represent to and covenant with Bank that: (a) as of the Closing Date, Bank's security interest in the Collateral is now and at all times hereafter shall be perfected and have a first priority other than Permitted Liens; (b) the offices and/or locations where Borrowers keep the Collateral consisting of personal property and books and records concerning the Collateral are at the locations specified on Schedule 7.5 and no Borrower shall remove such books and records and/or the Collateral therefrom and shall not keep any of such books and records and/or the Collateral at any other office or location without the prior written consent of Bank; and (c) the addresses specified on Schedule 7.5 include and designate each Borrower's chief executive office, chief place of business and other offices and places of business and are each Borrower's sole offices and places of business. By written notice delivered to Bank at least thirty (30) days prior thereto, Borrowers shall advise Bank of any Borrower's opening of any new office, store or place of business or its closing of any existing office, store or place of business and any new office, store or place of business shall be within the continental United States of America, and prior to opening such new office, store or place of business, Borrowers shall deliver an acceptable landlord waiver to Bank, in form reasonably acceptable to Bank. There are no liens on the Collateral other than the lien of Bank pursuant hereto and Permitted Liens.

              7.6 Constructive Trust. In order to facilitate enforcement of Bank's security interests in the Collateral, each Borrower shall receive, as the sole and exclusive property of Bank, and as trustee for Bank, all monies, checks, notes, drafts and all other payment for and/or proceeds of Collateral which come into the possession or under the control of any Borrower (or any of its shareholders, directors, officers, employees, representatives or those Persons acting for or in concert with any Borrower) and immediately upon receipt thereof, Borrowers shall remit the same (or cause the same to be remitted), in kind, to Bank.

              7.7 Application of Proceeds of Collateral. Upon the occurrence and during the continuance of an Event of Default, Bank, at time or times in its sole and absolute discretion, may take control of, in any manner, and may endorse any Borrower's name, as appropriate, to any of the items of payment or proceeds described in Paragraph 7.6 above and, pursuant to the provisions of this Agreement, Bank may, in its sole and absolute discretion, apply the same to and on account of Borrowers' Liabilities. For the purposes of this Paragraph, each Borrower, irrevocably, hereby makes, constitutes and appoints Bank (and all persons designated by Bank for that purpose) as each Borrower's true and lawful attorney and agent-in-fact with power, without notice to any Borrower, to take any such actions.

              7.8 Third Party Collateral Claims. Bank, in its sole and absolute discretion, without waiving or releasing any Event of Default or obligation, liability, or duty of any Borrower under this Agreement or the Other Agreements, may at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance, or claim asserted by any Person against the Collateral. All sums paid by Bank, in respect thereof and all costs, fees and expenses, including reasonable attorney's fees, court costs, expenses and other charges relating thereto that are incurred by Bank on account thereof shall be part of Borrowers' Liabilities payable by Borrowers to Bank on demand.

              7.9 Additional Collateral. Bank may, in its sole and absolute discretion, retain as additional Collateral or release to Borrowers, from time to time, such portion of the monies, reserves and/or proceeds received by Bank with respect to the Collateral as Bank may determine. All such monies, reserves, proceeds and other property of any Borrower in the possession of Bank at any time or times hereafter are hereby pledged by each Borrower to

       Bank as additional Collateral hereunder and must be applied by Bank on account of Borrowers' Liabilities.

              7.10 No Custom or Waiver. No authorization given by Bank pursuant to this Agreement or the Other Agreements to sell any specified portion of Collateral or any items thereof, and no waiver by Bank in connection therewith shall establish a custom or constitute a waiver of the limitation contained in this Agreement against such sales, with respect to any portion of the Collateral or any item thereof not covered by said authorization.

              7.11 Special Collateral. Immediately upon receipt by any Borrower of that portion of Collateral evidenced or secured by an agreement, letter of credit, instrument and/or document, including, without limitation, promissory note, documents of title and warehouse receipts ("Special Collateral"), each Borrower shall mark the same to show that such Special Collateral is subject to a security interest in favor of Bank, and shall deliver the original thereof to Bank, together with appropriate endorsements, the documents required to draw thereunder (as may be relevant to letters of credit) and/or other specific evidence of assignment (in form and substance satisfactory to Bank).

                       8. COLLATERAL: ACCOUNTS RECEIVABLE

              8.1 Account Representations and Warranties. Except as otherwise disclosed by Borrowers to Bank in writing, each Borrower hereby warrants and represents to Bank with respect to the Accounts Receivable that: (a) they are genuine, in all respects what they purport to be and are not evidenced by a judgment; (b) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices and other documents with respect thereto; (c) the amounts thereof are actually and absolutely owing and are not contingent for any reason; (d) there are no material setoffs, counterclaims or disputes existing or asserted with respect thereto and no Borrower has made any agreement with any Obligor thereof for any deduction therefrom except a regular discount allowed by Borrowers in the ordinary course of its business for prompt payment; (e) the services furnished and/or goods sold giving rise thereto is not subject to any lien, claim, encumbrance or security interest except that of Bank and Permitted Liens; and (f) no Borrower has any knowledge of any fact or circumstance which would impair the validity or collectibility thereof.

              8.2 Verification of Accounts Receivable. Any of Bank's officers, employees or representatives shall have the right, in Bank's name or in the name of a nominee of Bank, to verify the validity, amount or any other matter relating to any Accounts Receivable by mail, telephone, telegraph or otherwise. All costs, fees and expenses relating thereto that are incurred by Bank (or for which Bank becomes obligated) shall be part of Borrowers' Liabilities payable by Borrowers to Bank on demand.

              8.3 Account Restrictions. Unless Bank notifies Representative in writing that Bank suspends any one or more of the following requirements, Borrowers shall: (a) promptly upon any Borrower's learning thereof, inform Bank in writing of any material delay in any Borrower's performance of any of its obligations to any Obligor relating to Accounts Receivable in excess of $250,000 and of any assertion of any claims, offsets or counterclaims by any Obligor relating to Accounts Receivable in excess of $250,000 and of any allowances, credits and/or other monies granted by any Borrower to any Obligor which exceed $250,000 in value; (b) not permit or agree to any material extension, compromise or settlement or make any change or modification of any material kind or nature with respect to any Accounts Receivable in excess of $250,000, including any of the terms relating thereto; and (c) promptly upon any Borrower's receipt or learning thereof, furnish to and inform Bank of all material adverse information relating to the financial condition of any Obligor on Accounts Receivable in excess of $250,000.

              8.4 Enforcement of Right to Accounts Receivable. Upon the occurrence and during the continuance of an Event of Default, Bank shall have the right, at any time or times in its sole and absolute discretion, without notice thereof to any Borrower: (a) to notify any or all Obligors that the Accounts Receivable and Collateral have been assigned to Bank and that Bank has a security interest therein; (b) to direct such Obligors to make all payments due from them to any Borrower upon the Accounts Receivable and Collateral directly to Bank; (c) to enforce payment of and collect, by legal proceedings or otherwise, the Accounts Receivable and Collateral in the name of Bank and any Borrower; and (d) to take control, in any manner, of any item of payment or proceeds referred to in Paragraph 7.6 above.

              8.5 Appointment as Attorney-in-Fact. Each Borrower, irrevocably, hereby designates, makes, constitutes and appoints Bank (and all Persons designated by Bank), as each Borrower's true and lawful attorney and agent-in-fact, with power, without notice to any Borrower and at such time or times hereafter as Bank may determine, in any Borrower's or Bank's name, upon the occurrence and during the continuance of an Event of Default, to: (a) demand payment of the Accounts Receivable and Collateral; (b) enforce payment of the Accounts Receivable and Collateral by legal proceedings or otherwise; (c) exercise all of each Borrower's rights and remedies with respect to the collection of the Accounts Receivable and Collateral; (d) settle, adjust, compromise, extend or renew the Accounts Receivable and Collateral; (e) settle, adjust or compromise any legal proceedings brought to collect the Accounts Receivable and Collateral; (f) sell or assign the Accounts Receivable and Collateral upon such terms, for such amounts, and at such time or times as Bank deems advisable; (g) discharge and release the Accounts Receivable and Collateral; (h) take control, in any manner, of any item of payment or proceeds referred to in Paragraph 7.6 above; (i) prepare, file and sign any Borrower's name on any Notice of Lien, Assignment, Satisfaction of Lien, financing statement or similar document in connection with the Accounts Receivable and Collateral; (j) prepare, file and sign each Borrower's name on any Proof of Claim in Bankruptcy or similar document against any Obligor; (k) do all acts and things necessary, in Bank's sole discretion, to fulfill each Borrower's obligations under this Agreement; (l) endorse the name of any Borrower upon any of the items of payment or proceeds referred to in Paragraph 7.6 above and to deposit the same to the account of Bank to and on account of Borrowers' Liabilities;

       (m) endorse the name of each Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts Receivable and Collateral; and (n) sign the name of each Borrower to verifications of the Accounts Receivable and Collateral and notices thereof to Obligors.

                            9. COLLATERAL: INVENTORY

              9.1 Inventory Representations and Warranties. Each Borrower warrants and represents to and covenants with Bank that: (a) Inventory shall be kept only at the locations specified in Schedule 7.5 hereof or of which Bank is notified hereafter pursuant to Paragraph 7.5; (b) each Borrower, at reasonable intervals upon the reasonable request of Bank therefor, shall execute and deliver to Bank designations of Inventory specifying the cost of Inventory and such other matters and information relating to Inventory as Bank may reasonably request; (c) each Borrower does now keep and hereafter at all times shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the cost therefor and selling price thereof and the daily withdrawals therefrom and additions thereto, all of which records shall be available to any of Bank's officers, employees or Bank for inspection and copying thereof; (d) Inventory is not now and shall not at any time or times hereafter be stored with a bailee, warehouseman or similar party without Bank's prior written consent and, in such event, such Borrower will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to Bank, in form and substance acceptable to Bank, warehouse receipts therefor in Bank's name; and (e) Inventory is not now and shall not at any time be consigned to any Person without Bank's prior written consent.

              9.2 Ordinary Course Sales. Until the occurrence of an Event of Default and thereafter until such time as Bank shall notify Borrowers of the revocation of such power and authority, Borrowers, except as may otherwise be required in the Agreement, at their own expense, (i) may operate in the ordinary course of their businesses, respectively, including the taking of such action with respect to such collection as the Bank may reasonably request, or in the absence of such request, as the Borrowers deem advisable.

                            10. COLLATERAL: EQUIPMENT

              10.1 Equipment Representations and Warranties. Each Borrower hereby warrants and represents to Bank with respect to the Equipment that each Borrower has good, indefeasible and merchantable title, free and clear of all Liens, claims and encumbrances, to and ownership of the Equipment used in its business except for Liens of Bank granted hereunder and Permitted Liens, and that Equipment shall be kept and/or maintained solely at the locations specified on Schedule 7.5 hereof or of which Bank is notified hereafter pursuant to Paragraph 7.5.

              10.2 Maintenance. Each Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved, except where the failure to so maintain and preserve would not have a material adverse effect on the business, financial condition or operations of any Borrower. No Borrower shall permit any material item of Equipment to become a fixture to real estate or accession to other personal property.

              10.3 Evidence of Ownership. Each Borrower, upon reasonable request by Bank, shall deliver to Bank any and all evidence of ownership of, including, without limitation, certificates of title to and applications for title to, any Equipment.

                 11. REPRESENTATIONS AND WARRANTIES; COVENANTS;
                     INDEMNIFICATION; CONTINUING OBLIGATION

              11.1 Representations and Warranties of Borrowers. Each Borrower hereby represents and warrants to Bank as of the date hereof and, with respect to subsections (a) through (d) and subsections (f) through (dd) below, the date of disbursement of each Loan or advance hereunder, as follows:

                   (a Existence and Authority. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. Each Borrower is duly qualified to do business and is in good standing under the laws of each state in which the ownership of its properties and the nature and extent of the activities transacted by it makes such qualification necessary. Each Borrower has all requisite power and authority to conduct its activities as presently conducted, to own their properties and to perform their obligations under this Agreement.

                   (b Authorization; No Conflict. The execution, delivery and performance by each Borrower of this Agreement and the Other Agreements to which it is a party are within each Borrower's organizational powers, have been duly authorized by all necessary corporate action and do not contravene (i) any Borrower's Articles of Incorporation or By-laws; or
       (ii) any law or any contractual restriction binding on or affecting any Borrower or its properties, and do not result in or require the creation of any Lien (except as may be created under this Agreement or the Other Agreements) upon or with respect to any of its properties.

                   (c No Approval. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Borrower of this Agreement or any Other Agreement to which any Borrower is a party.

                   (d Validity and Binding Nature. This Agreement is, and the Other Agreements to which each Borrower is a party when delivered hereunder will be, legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms.

                   (e Financial Statements and Condition. The financial statements and balance sheet (including the notes thereto) of Borrowers as at January 31, 2000, and the related statements of income and equity and statements of cash flows of Borrowers for the fiscal year then ended, are complete and correct and fairly present the financial condition of Borrowers as at such date and the results of the operations of Borrowers for the period ended on such date, in accordance with GAAP, and since the date of the last audited financial statements of Borrowers, there has been no material adverse change in any Borrower's financial condition, business, properties or operations. Except as set forth on Schedule 11.1(e) hereto, no Borrower has on the date hereof, nor will have on the date of any Loan or advance made by Bank hereunder, any material contingent obligations, long-term leases or material forward or long-term commitments, which are not reflected in the financial statements (and the related notes thereto).

                   (f Litigation. There is no pending or, to the best knowledge of each Borrower, threatened action, suit, inquiry, investigation, or proceeding affecting, directly or indirectly, any Borrower before any court, governmental agency or arbitrator, which, in any case, may (i) materially and adversely affect the financial condition or operation of any Borrower, (ii) which seeks to restrain or would otherwise have a material adverse effect on the transactions contemplated herein, or (iii) which would affect the validity or enforceability of this Agreement or the Other Agreements.

                   (g Securities Transaction. No proceeds of any Loan or advance made by Bank to any Borrower hereunder will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                   (h Regulation U. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan or advance made by Bank to any Borrower hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                   (i ERISA Termination Event and Funding. No ERISA Termination Event has occurred nor is expected to occur with respect to any Plan and all Plans, to the extent governed by ERISA, meet the minimum funding standards of Section 302 of ERISA.

                   (j Withdrawal Liability and Reportable Events. No Borrower nor any ERISA Affiliate has incurred, or expects to incur, any withdrawal liability under Section 4201 of ERISA to any Multiemployer Plan. No Reportable Event (as defined in ERISA) has occurred with respect to any Plan.

                   (k Taxes. Borrowers have filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than such taxes that Borrowers are contesting in good faith by appropriate legal proceedings and proper reserves therefor have been established on the books of Borrowers.

                   (l Liens. There are no Liens upon or with respect to any of the properties of any Borrower or any Collateral or any right to receive revenues of any Borrower or any Collateral other than (i) Liens arising under this Agreement, and (ii) Permitted Liens.

                   (m Conflicts. No Borrower is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument (including corporate charters) which is likely to have a material adverse effect on the ability of any Borrower to perform its obligations under this Agreement or the Other Agreements or which would restrict or otherwise limit the incurring of the Funded Debt represented by this Agreement and the Other Agreements.

                   (n Environmental Matters. Except as disclosed on Schedule 11.1(n), to the best of Borrowers' knowledge,

                       (i    the operations of each Borrower (including, without
              limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws;

                       (ii   Each Borrower has obtained or has timely applied
              for all Governmental Authorizations under Environmental Laws necessary to their respective operations, if any, and all such Governmental Authorizations as have been obtained are in good standing, and each Borrower is in compliance with all terms and conditions of such Governmental Authorizations;

                       (iii  No Borrower has received from any Person (A) any
              notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Materials or (B) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.9604) or comparable state laws, and none of the operations of any Borrower is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Materials at any Facility or at any other location;

                       (iv   no operations of any Borrower are subject to any
              investigation or judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws;

                           (v    no Borrower or its Facilities or operations is
              subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims;

                           (vi   no Borrower has any contingent liability in
              connection with any Release or threatened Release of any Hazardous Materials;

                           (vii  neither Borrowers nor any predecessors thereof
              have filed any notice under any Environmental Law indicating past or present treatment, storage, disposal or Release of Hazardous Materials at any Facility except in accordance with Environmental Laws, and the operations of Borrowers do not involve the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

                           (viii no Hazardous Material exists on, under or about
              any Facility in a manner that is likely to give rise to an Environmental Claim and no Borrower has filed any notice or report of a Release of any Hazardous Materials that is reasonably likely to give rise to an Environmental Claim;

                           (ix   no Borrower has disposed of any Hazardous
              Materials in a manner that is likely to give rise to an Environmental Claim;

                           (x    no underground storage tanks or surface
              impoundments are on or at any Facility; and

                           (xi   no lien in favor of any Person for (a) any
              liability under any Environmental Laws or (b) damages arising from or costs incurred by such Person in response to a Release or threatened Release has been filed or has been attached to any Facility.

                     (o    Investment Company Act. No Borrower is an "investment
       company" or a company "controlled by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                     (p    Compliance with Laws. Each Borrower is in compliance
       with all laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities binding upon or affecting the business, operation or assets of each Borrower including, without limitation, zoning or other ordinances relating to permissive non-conforming uses of property.

                     (q    Other Agreements. Each Borrower makes each of the
       representations and warranties of each Borrower contained in the Other Agreements to which each Borrower is a party operative and applicable for the benefit of Bank as if the same were set forth at length herein.

                     (r    Subsidiaries. Except as disclosed on Schedule
       11.1(r), no Borrower has any Subsidiaries.

                     (s    Intellectual Property. Borrowers own, are licensed
       under, or otherwise have the rights to, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of their respective businesses as currently conducted that are material to the condition (financial or other), business or operations of Borrowers (collectively, "Intellectual Property") and all such Intellectual Property is identified on Schedule 11.1(s) and fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. Except as disclosed in Schedule 11.1(s), no material claim has been asserted by any Person with respect to the use of any Intellectual Property, or challenging or questioning the validity or effectiveness of any Intellectual Property. Except as disclosed in Schedule 11.1(s), the use of such Intellectual Property by Borrowers does not infringe on the rights of any Person.

                     (t    Labor. Except for those certain six (6) employees of
       Merchandising employed to perform packing and distribution duties at the Distribution Center, each of whom is or may be a member of the United Steel Workers Union of America, Local No. 1697, none of the employees of any Borrower is subject to any collective bargaining agreement, and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal employment opportunity proceedings, wage payment or material unemployment compensation proceedings, material workmen's compensation proceedings or other material labor or employee-related controversies pending or threatened involving any Borrower and any of their employees, except for any of the foregoing which would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of any Borrower.

                     (u    Solvency. Each Borrower has capital sufficient to
       carry on its business and transactions and all businesses and transactions in which it is about to engage and is solvent and able to pay its debts as they mature and each Borrower owns property the fair saleable value of which is greater than the amount required to pay such Borrower's indebtedness. No transfer of property is being made and no Funded Debt is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of any Borrower.

                     (v    Title. Each Borrower has good, indefeasible and
       merchantable title to and ownership of the Collateral, free and clear of all Liens, claims, security interests and other encumbrances except for the Liens of Bank granted hereunder and Permitted Liens.

                     (w    Corporate Names. Except as disclosed on Schedule 11.1
       (w), no Borrower has any assumed corporate names and is not doing business under any other corporate name.

                     (x    Options. Except as set forth on Schedule 11.1(x)
       hereto, no Person has any option to acquire ownership of the Collateral or any portion thereof, other than Inventory of Borrowers sold in the ordinary course of Borrowers' business.

                     (y    Credit Agreements. Schedule 11.1(y) hereto is a
       complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee or other arrangement providing for or otherwise relating to any Funded Debt or any extension of credit (or commitment for any extension of credit) to, or guarantee by, each Borrower, and the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement is correctly described in such exhibit.

                     (z    Debt. As of the date of this Agreement, no Borrower
       has any Debt except for the Permitted Debt set forth in Schedule 11.3(e) hereof.

                     (aa   Insurance. Schedule 11.1(aa) sets forth a complete
       and accurate description of all policies of insurance that will be in effect as of the Closing Date for each Borrower. Borrowers are adequately insured under such policies, no notice of cancellation has been received with respect to such policies, and each Borrower is in compliance with all conditions contained in such policies.

                     (bb   Stock and Related Matters.

                           (i   The authorized capital stock of each Borrower
              pursuant to each Borrower's Articles of Incorporation and By-Laws, as of the Closing Date is described on Schedule 11.1(bb). As of the Closing Date, no other shares of any Borrower's Stock are authorized, issued or outstanding. As of the Closing Date, the ownership of each Borrower's Stock is as set forth on Exhibit 11.1(bb). As of the Closing Date, except as set forth on Exhibit 11.1(bb) hereto, no Borrower is subject to any obligation, option, warrant, put or call right (contingent or otherwise) to repurchase, issue, acquire or retire any of its Stock. As of the Closing Date, all of the outstanding shares of Stock of each Borrower is validly issued, fully paid and non-assessable.

                           (ii  No Borrower has violated any applicable federal
              or state securities laws in connection with the offer, sale or issuance of its Stock. As of the Closing Date, there are no agreements between any parties with respect to the voting or transfer of any Borrower's Stock.

                     (cc   Accuracy of Information. All factual information
       heretofore or contemporaneously furnished by or on behalf of each Borrower to Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby (excluding projections referred to below in this Paragraph and factual information superseded or replaced prior to the date hereof) is, and all other factual information (taken as a whole) hereafter furnished by or on behalf of each Borrower to Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified, and no Borrower has omitted and will not omit any material fact necessary to prevent such information from being false or misleading.

              11.2 Affirmative Covenants. At all times prior to the Termination Date and thereafter for so long as any amounts are due or owing to Bank hereunder, each Borrower hereby covenants and agrees that it will, unless Bank otherwise consents in writing:

                   (a   Existence, Etc. Do or cause to be done all things
       necessary to preserve and maintain each Borrower's existence in good standing.

                   (b   Compliance with Laws, Etc. Comply with all applicable
       present and future laws, rules, ordinances, regulations and orders including, without limitation, laws, rules, ordinances, regulations and orders regarding the operation and maintenance of each Borrower's business.

                   (c   Payment of Taxes and Other Claims. Pay or discharge or
       cause to be paid or discharged, before the same shall become delinquent, all material Charges levied or imposed upon each Borrower or upon the income, profits or property of any Borrower, provided, however, that Borrowers shall not be required to pay or discharge or cause to be paid or discharged any such Charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings to the extent adequate reserves have been established on the books of Borrowers.

                   (d Reporting Requirements. Maintain a system of accounting in accordance with GAAP consistently applied with respect to all dealings or transactions in relation to its business and activities, and Borrowers shall furnish to Bank:

                        (i    as soon as possible and in any event within ten
              (10) days after the occurrence of an Event of Default or any event which, with the giving of notice, lapse of time, or both, would constitute an Event of Default, the statement of an Authorized Officer setting forth details of such Event of Default or event and the action which Borrowers have taken or proposes to take to cure the same;

                        (ii   as soon as available and in any event within
              seven (7) days after the end of each week, (A) a duly completed and executed borrowing base certificate and (B) a summary Inventory report, in each case in form and substance acceptable to Bank and certified as accurate by an Authorized Officer of Representative;

                        (iii  as soon as available and in any event within
              thirty (30) days after the end of each month beginning with the month ending April 29, 2000, an internally prepared consolidated and consolidating balance sheet of Borrowers as at the end of such month and the related consolidated and consolidating statements of net earnings and stockholders' equity and consolidated and consolidating statements of cash flows of Borrowers for such month and for the portion of the fiscal year ended at the end of such month, setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of the previous fiscal year, all in reasonable detail and certified (subject to normal year-end adjustments) as to fairness of presentation, in accordance with GAAP, by an Authorized Officer of Representative;

                        (iv   as soon as available and in any event within
              ninety (90) days after the end of each fiscal year of Borrowers, a consolidated and consolidating balance sheet and the related statements of consolidated and consolidating net earnings and stockholders' equity and consolidated and consolidating statements of cash flows of Borrowers as of the end of such fiscal year, fairly and accurately presenting the financial condition of Borrowers as at such date and the results of operations of Borrowers for such fiscal year and setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP consistently applied, and audited by independent certified public accountants acceptable to Bank;

                        (v    as soon as available, copies of the periodic Form
              10-Q quarterly report or comparable successor report filed by Paul Harris with the Securities and Exchange Commission or any successor agency; provided, that if such report is not made available within forty-five (45) days after the end of each of the first three quarterly accounting periods in each fiscal year of Paul Harris beginning with the quarter ending April 29, 2000, Borrowers shall immediately deliver to Bank an internally-prepared balance sheet of Paul Harris and its Subsidiaries on a consolidated and consolidating basis as at the end of such quarter and the related statements of operations and statements of cash flows of Paul Harris and its Subsidiaries on a consolidated and consolidating basis for such quarter and for the portion of the fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, all in reasonable detail and certified (subject to normal year-end adjustments) as to fairness of presentation, in accordance with GAAP (other than footnotes thereto), by an Authorized Officer or controller (if such controller is a corporate officer) of Paul Harris;

                        (vi   as soon as available, copies of the Form 10-K
              Annual Report or comparable successor report filed by Paul Harris with the Securities and Exchange Commission or any successor agency; provided, that if such report is not made available within ninety (90) days after the close of each fiscal year of Paul Harris, Borrowers shall immediately deliver to Bank a balance sheet and the related consolidated and consolidating statements of operations and stockholders' equity and consolidated and consolidating statements of cash flows of Paul Harris and its Subsidiaries on a consolidated and consolidating basis as of the end of such fiscal year, fairly and accurately presenting the financial condition of Paul Harris and its Subsidiaries on a consolidated basis as at such date and the results of operations of Paul Harris and its Subsidiaries for such fiscal year and setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP consistently applied, and audited by an accounting firm acceptable to Bank;

                        (vii) concurrently with the delivery of the quarterly
              financial reports and/or financial statements delivered to Bank pursuant to Sub-paragraph (v) above, each of:

                        (A) a compliance certificate duly completed and executed by the Authorized Officer of the Representative in the form of Exhibit C hereto:
              (a) stating that each Borrower has observed and performed all of its covenants and other agreements and satisfied every condition, contained in this Agreement, the Note and all Other Agreements to which each Borrower is a party to be observed, performed or satisfied by it and that such officer has no knowledge of any Event of Default except as specified in such certificate;
              (b) stating that, to the best of such officer's knowledge, all such financial statements are complete and correct in all respects and have been prepared in accordance with GAAP consistently applied throughout the periods reflected therein; and
              (c) showing calculations of compliance with the financial covenants set forth in Paragraph 11.2(f) below;
                        (B) an analysis of sales, gross margin and profit before allocation for each store location of each Borrower, both for the current year to date and in comparison to the prior year; and
                        (C) an inventory valuation summary report, in form and substance acceptable to Bank, listing total season inventory and prior season inventory in aggregate for all Borrowers;

                  (viii) promptly upon receipt and, in any event, within fifteen
       (15) days after receipt thereof, copies of all auditors' letters to management and management's response thereto pertaining to the balance sheet and related financial statements of Borrowers;

                  (ix) (A) as soon as possible and in any event (a) within thirty (30) days after any Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Termination Event described in clause (i) of the definition of ERISA Termination Event with respect to any Plan has occurred and (b) within ten (10) days after any Borrower or any ERISA Affiliate knows or has reason to know that any other ERISA Termination Event with respect to any Plan has occurred, a statement of the Chief Financial Officer (or designee) of each Borrower describing such ERISA Termination Event and the action, if any, which each Borrower, or any such ERISA Affiliate, proposes to take with respect thereto;

                        (B) promptly and in any event within twenty (20) Business Days after receipt thereof by any Borrower or any ERISA Affiliate from the PBGC, copies of each notice received of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan; and

                        (C) promptly and in any event within twenty (20) Business Days after receipt thereof by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received concerning the imposition or amount of withdrawal liability which has been assessed pursuant to Section 4202 of ERISA;

                  (x) within twenty (20) Business Days after notice to any Borrower of the commencement thereof, notice, in writing, of any action, suit, arbitration or other proceeding instituted, commenced or threatened against or affecting any Borrower with an amount in controversy in excess of $250,000;

                  (xi) at Bank's request, each Borrower's federal, state and local tax returns as soon as said returns are completed in the form said returns will be filed with the Internal Revenue Service and any state or local department of revenue or taxing authority; and

                  (xii) such other information respecting the condition or operations, financial or otherwise, of each Borrower as Bank may from time to time reasonably request.

              (e) Environmental Disclosure and Inspection.

                  (i) Exercise due diligence in order to comply with all Environmental Laws and promptly take any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation, Release or threatened Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations.

                        (ii) Permit Bank, from time to time and in its sole
              and absolute discretion, to retain, at Bank's expense (or, after the assertion of an Environmental Claim, at Borrowers' expense), an independent professional consultant to review any report relating to Hazardous Materials prepared by or for any Borrower and at reasonable times and subject to reasonable conditions to conduct its own investigation of any Facility currently owned, leased, operated or used by any Borrower and each Borrower agrees to use its best efforts to obtain permission for Bank's professional consultant to conduct its own investigation of any Facility previously owned, leased, operated or used by any Borrower. Each Borrower hereby grants to Bank, its representatives, employees, consultants, and contractors the right to enter into or on to, at reasonable times, the Facilities currently owned, leased, operated or used by any Borrower to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation.

                        (iii) Promptly advise Bank in writing and in
              reasonable detail of (i) any Release of any Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to Environmental Claims or any Release of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by any Borrower or any other Person in response to (A) any Hazardous Material on, under or about any Facility, the existence of which is reasonably likely to give rise to an Environmental Claim, or (B) any Environmental Claim that could have a material adverse effect on any Borrower, (iv) any Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use there of under any Environmental Laws, and (v) any request for information from any governmental agency indicating that such agency has initiated an investigation as to whether any Borrower may be potentially responsible for a Release or threatened Release of Hazardous Materials.

                        (iv) Promptly notify Bank of (i) any acquisition of
              stock, assets, or property by any Borrower that reasonably could be expected to expose any Borrower to, or result in, Environmental Claims that could have a material adverse effect or that could be expected to have a material adverse effect on any Governmental Authorization then held by any Borrower, and (ii) any proposed action outside of the normal course of business to be taken by any Borrower or any Affiliate to commence industrial or other operations that could subject any Borrower to additional laws, rules or regulation, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses.

                  (f) Financial Covenants. Maintain the following financial covenants:

                        (i) Maintain a level of EBITDA at all times, measured
              on a rolling four quarter basis, taking into account the quarter first ended and the prior three (3) quarters which shall be measured as of the end of each quarter, equal to or greater than
              (i) $10,000,000 for the first two (2) quarters of fiscal year 2000 and (ii) $12,000,000 for each quarter thereafter.

                        (ii) Maintain a minimum Tangible Net Worth, at all times, equal to or greater than $55,000,000.

                        (iii) Reduce the aggregate total amount of all Revolving Loans outstanding under the Revolving Credit Commitment to no more than $10,000,000 for a period of forty-five (45) consecutive days during each fiscal year of Borrowers.

                  (g)   Insurance.

                        (i) At its sole cost and expense, keep and maintain business interruption insurance and public liability and property damage insurance relating to its business and properties and their ownership and use of the Collateral. All such policies of insurance shall be in form and with insurers recognized as adequate by prudent business persons and all such policies shall be in amounts no less than such policies set forth on Schedule 11.1(aa) or as otherwise may be reasonably satisfactory to Bank. Borrowers shall deliver to Bank the original (or certified) copy of each policy of insurance, or a certificate of insurance, and evidence of payment of all premiums for each such policy on or prior to the date of this Agreement. Such policies shall: (A) contain a lender's loss payable clause naming Bank as lender's loss payee and additional insured as its interest may appear; (B) be accompanied by a separate mortgagee's and lender's loss payable clause endorsement, executed by the applicable insurer, in form and substance acceptable to Bank; and (C) provide that the insurance companies will give Bank at least thirty (30) days written notice before any such policy or policies of insurance shall be altered or canceled.

                        (ii) In the event any Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto (the "Insurance Coverage"), then Bank after giving five (5) days' prior notice to Representative, without waiving or releasing any obligation or Event of Default by any Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Bank deems advisable. All sums so disbursed by Bank, including reasonable attorneys fees, court costs, expenses and other charges relating thereto, shall be part of Borrowers' Liabilities, payable by Borrowers to Bank on demand. Each Borrower authorizes Bank, in Bank's sole discretion, to cause such sums to be paid by making an advance in the amount thereof to Borrowers under the Revolving Credit Commitment and paying the proceeds thereof to Bank. In the event any Borrower, at any time, fails to provide Bank with evidence of the Insurance Coverage as required by this Agreement, Bank may purchase the Insurance Coverage at Borrowers' expense to protect Bank's interests in the Collateral. Such insurance may, but need not, protect Borrowers' interests, and Bank shall be under no obligation to so protect Borrowers' interests. The Insurance Coverage that Bank purchases on behalf of the Borrowers may not pay any claim that Borrowers make or any claim that is made against Borrowers in connection with the Collateral. Borrowers may later cancel any Insurance Coverage purchased by Bank, but only after providing Bank with evidence that Insurance Coverage has been obtained as provided for in this Agreement. In the event Bank purchases all or any portion of the Insurance Coverage for the Collateral or as otherwise required hereunder, Borrowers will be responsible for all costs and expenses of such Insurance Coverage, including, but not limited to, interest and any other charges imposed by Bank in connection with the purchase of the Insurance Coverage, until the effective date of the cancellation or expiration of the Insurance Coverage. The costs and expenses of any Insurance Coverage purchased by Bank shall be added to Borrowers' Liabilities. Borrowers acknowledge that the cost of the Insurance Coverage purchased by Bank pursuant hereto may be more than the cost of insurance Borrowers may be able to obtain on their own. Borrowers shall deliver to Bank, in kind, all instruments representing proceeds of insurance received by Borrowers. Bank may apply any insurance proceeds received at any time to the cost of repairs to or replacement of any portion of the Collateral and/or, at Bank's option, to payment of or as security for any of the Obligations, whether or not due, in any order or manner as Bank determines.

                   (h) Leases. Maintain and comply with all leases covering the Collateral used by each Borrower, including, without limitation, the leases related to any leased property, in accordance with their terms so as to prevent any default thereunder which may result in the exercise or enforcement of any landlord's or other lien against any Borrower.

              11.3 Negative Covenants. Prior to the later to occur of the Termination Date and thereafter for so long as any amount is due or owing to Bank hereunder, unless Bank shall otherwise consent in writing, no Borrower shall:

                   (a) Liens, Etc. Create or suffer to exist, any Lien, other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its Collateral and properties, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, except for (i) the permitted Liens set forth on Schedule 11.3(a)(i) ("Permitted Liens") and (ii) any grant by Borrowers to a lessor pursuant to a lease of real property of a security interest which has not been perfected.

                   (b) Maintain Existence, Merger, Etc. (i) dissolve or liquidate or amend or modify its Articles of Incorporation; or (ii) convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any Collateral or assets (whether now owned or hereafter acquired) to any Person, (other than sales of Inventory in the ordinary course of business); or (iii) together with one or more Affiliates convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of any Borrower (whether now owned or hereafter acquired) to any Person; or (iv) purchase, lease or otherwise acquire all or substantially all of the assets or properties of, or acquire any capital stock, equity interests, debt or other securities of any

       Person, or enter into any joint venture or become a partner in any partnership; or (v) engage in any transaction out of the ordinary course of business; or (vi) merge or consolidate with any Person.

                  (c) Sale and Lease-Back. Enter into any arrangement with any Person or to which such Person is a party providing for the leasing by any Borrower or any Affiliate of any principal asset which has been or is to be sold or transferred by any Borrower or such Affiliate to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of any Borrower or such Affiliate, other than sales or transfers between Borrowers and any Affiliate or a lease for a temporary period not to exceed twelve (12) months.

                  (d) Debt. Incur, create, assume, become or be liable in any manner with respect to or permit to exist, any Debt, except for, without duplication: (i) the Loans, (ii) operating lease obligations, (iii) other debt incurred hereafter in connection with Permitted Liens, but in no event in excess of $2,000,000 at any one time outstanding; (iv) current accounts payable arising in the ordinary course of Borrowers' business;
       (v) capitalized lease obligations not in excess of $1,000,000 in the aggregate at any one time; (vi) other Debt outstanding on the date hereof as disclosed in the financial statements referenced in Paragraph 11.1(e); and (vii) the Debt set forth on Schedule 11.3(d) (collectively, "Permitted Debt").

                  (e) Investments or Loans. Make or permit to exist investments or loans in or to any other Person, except for (i) salaries and reasonable advances of money to its employees in payment of reasonable expenses incurred by such employees in the ordinary course of business,
       (ii) loans to officers of Borrowers not in excess of $100,000 individually (except for one existing loan in the current principal amount of $197,000.00 to Ronda A. Hisiger) and $500,000 in aggregate, or
       (iii) investments in certificates of deposits of a banking institution having a net worth in excess of $100,000,000 or in securities of the United States of America or commercial paper with a P1 rating (or equivalent rating from a nationally recognized rating agency) (all of the foregoing maturing within one year) ("Permitted Investments").

                  (f) Guaranties. Guaranty, endorse or otherwise in any way directly, indirectly or contingently become liable for the obligations or liabilities of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business or guaranties by Paul Harris of Retailing's leases.

                  (g) Stock and Dividends. Redeem, retire, purchase or otherwise acquire, directly or indirectly, any Stock of any Borrower or other evidence of ownership interest, or declare or pay dividends or distributions upon any Stock of any Borrower (other than dividends payable solely in the form of capital stock) or make any distribution of any Borrower's property or assets.

                  (h) Transactions with Affiliates or Insiders. Enter into, or be a party to, any transaction with any Affiliate, stockholder or member of any Borrower, except in the ordinary course of and pursuant to the reasonable requirements of each Borrower's business and upon fair and reasonable terms which are fully disclosed to Bank and are no less favorable to Borrowers than would obtain in a comparable arm's length transaction with a Person not an Affiliate, stockholder or member of such Borrower, as applicable.

                  (i) Capital Structure and Line of Business. Make any change in its capital structure or engage in any line of business materially different from that previously engaged in by each Borrower.

                  (j) Prepayment or Modification of Debt. Make any prepayments of Funded Debt (except as permitted or required hereunder) or enter into or modify any agreement pursuant to which the terms of payment of any Funded Debt are amended or modified.

                  (k) Subordinated Debt. Make any payments whatsoever on or with respect to Subordinated Debt.

                  (l) Inter-Company Transfers. Make any loans, transfers or advances of funds to, or borrow any funds from, any Affiliate of any Borrower.


                                   12. DEFAULT

              12.1 Events of Default. The occurrence of any one of the following events shall constitute a default ("Event of Default") by any Borrower under this Agreement: (a) if any Borrower fails or neglects to perform, keep or observe any covenant or agreement contained in this Agreement or in the Other Agreements which is required to be performed, kept or observed by Borrowers; (b) if any representation or warranty made by any Borrower herein or in any Other Agreement is breached or is false or misleading in any material respect, or any exhibit, schedule, certificate, financial statement, report, notice or other writing furnished by any Borrower or any of its partners, shareholders, directors, officers, employees, managers, members or representatives to Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; (c) if any Borrower fails to pay Borrowers' Liabilities when due and payable or declared due and payable; (d) if any of the Collateral is attached, seized, subjected to a writ or distress warrant or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not terminated or dismissed within twenty (20) days thereafter; (e) if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation shall be filed by any Borrower or if any

       Borrower shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by any Borrower for its dissolution or liquidation; (f) if any Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs or if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation is filed against any Borrower or if any case or proceeding is filed against any Borrower for its dissolution or liquidation and such injunction, restraint or petition is not dismissed or stayed within forty-five (45) days after the entry or filing thereof; (g) if an application is made by any Borrower for the appointment of a receiver, trustee or custodian for any of any Borrower's assets; (h) if an application is made by any Person other than a Borrower for the appointment of a receiver, trustee or custodian for the Collateral of any Borrower and the same is not dismissed within thirty (30) days after the application therefor; (i) if a notice of lien, levy, or assessment is filed of record with respect to all or any of the Collateral by the United States or any department, agency or instrumentality thereof or by any state, county, municipal or other governmental agency, including without limitation the PBGC, or if any taxes or debts owing at any time or times thereafter to any one of them becomes a lien or encumbrance upon any of the Collateral and the same is not released within thirty (30) days after the same becomes a lien or encumbrance; (j) if any Borrower becomes insolvent or is unable generally to pay its debts as they become due; (k) if any Borrower is in default in the payment of Funded Debt in an amount in excess of $50,000; (l) the appointment of a conservator for all or any portion of the Collateral; (m) the occurrence of a material breach, default or event of default under any agreement, instrument and/or document executed and delivered by any Person to Bank pursuant to which such Person has guaranteed to Bank the payment or collection of Borrowers' Liabilities and/or has granted to Bank a security interest or lien in and to some or all of such Person's real and/or personal property to secure the payment of Borrowers' Liabilities; (n) the occurrence of a material breach, a default or an event of default by any Borrower under any of the Other Agreements; (o) any guaranty of Borrowers' Liabilities shall be terminated, curtailed or restricted in scope without Bank's consent; or (p) if any Borrower fails to comply with the terms of any Post-Closing Matter Agreement within the time periods specified therein to the extent applicable; provided, however, that with respect to any of the Events of Default under Subparagraphs 12.1(d), (i) or (l), the value of the Collateral involved must equal or exceed $50,000.

              12.2 Cumulative Remedies. All of Bank's rights and remedies under this Agreement and the Other Agreements are cumulative and non-exclusive.

              12.3 Acceleration and Termination of Loans. Upon the occurrence and during the continuance of an Event of Default, (a) upon notice by Bank to Representative, Borrowers' Liabilities shall be immediately due and payable, unless there shall have occurred an Event of Default under Subparagraphs 12.1(c), (d), (e), (f), (g), (h), (i), (j), or (l), in
       which case Borrowers' Liabilities shall automatically become due and payable without notice or demand, and (b) without notice by Bank to or demand by Bank of any Borrower, Bank shall have no further obligation to and may then forthwith cease advancing monies and extending credit to or for the benefit of Borrowers under this Agreement and the Other Agreements.

              12.4 Rights of Secured Creditor. Upon an Event of Default, Bank, in its sole and absolute discretion, may: (a) exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant state or states and any other applicable law upon default by a debtor; (b) enter, with or without process of law and without breach of the peace, any premises where the Collateral or the books and records of any Borrower related thereto is or may be located, and without charge or liability to Bank therefor seize and remove the Collateral (and copies of each Borrower's books and records in any way relating to the Collateral) from said premises and/or remain upon said premises and use the same (together with said books and records) for the purpose of collecting, preparing and disposing of the Collateral, and each Borrower hereby grants Bank a security interest in said books and records for the purpose above stated; and (c) sell or otherwise dispose of the Collateral at public or private sale for cash or credit, provided, however, that Borrowers shall be credited with the net proceeds of such sale only when such proceeds are actually received by Bank pursuant to Paragraph 13.1 hereof.

              12.5 Assembly of Collateral; Injunctive Relief. Upon an Event of Default, each Borrower, immediately upon demand by Bank, shall assemble the Collateral and make it available to Bank at a place or places to be designated by Bank which is reasonably convenient to Bank and Borrowers. Borrowers recognize that in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or the Other Agreements, no remedy of law will provide adequate relief to Bank, and agree that Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages or the posting of bond, surety or other security.

              12.6 Notice of Collateral Disposition. Any notice required to be given by Bank of a sale, lease or other disposition of the Collateral or any other intended action by Bank, deposited in the United States mail, postage prepaid and duly addressed to Representative at its principal place of business specified on the signature page to this Agreement not less than ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice to Borrowers thereof.

              12.7 Matters Regarding Sale of Collateral. Upon an Event of Default, each Borrower agrees that Bank may, if Bank deems it reasonable, postpone or adjourn any such sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Each Borrower agrees that Bank has no obligation to preserve rights against prior parties to the Collateral. Further, each Borrower waives and releases any cause of action and claim against Bank as a result of Bank's possession, collection or sale of the Collateral, any liability or penalty for failure of Bank to comply with any requirement imposed on Bank relating to notice of sale, holding of sale, or reporting of sale of the Collateral, and any right of redemption from such sale; provided, however, nothing in this Paragraph shall be deemed a waiver of any cause of action or claim against Bank as a result of Bank's failure to dispose of the Collateral in a commercially reasonable manner.

              12.8 Replevin. In the event Bank seeks possession of the Collateral through replevin or other court process, each Borrower hereby irrevocably waives: (a) any bond, surety or security required as an incident to such possession, and (b) any demand for possession of the Collateral prior to commencement of any suit or action to recover possession thereof.

              12.9 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash of Borrower at the time held by Bank hereunder, shall be applied by Bank:

                     First, to the payment of the costs and expenses of such
              collection, sale or other realization, including out-of-pocket costs and expenses of Bank and the fees and expenses of its representatives and counsel, and all expenses incurred and advances made by Bank in connection therewith;

                     Next, to the payment in full of Borrowers' Liabilities; and

                     Finally, to the payment to Borrowers, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

              As used in this Paragraph, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any amount received under any reorganization, liquidation or adjustment of debt of Borrowers or any issuer of or obligor on any of the Collateral.

                                   13. GENERAL

              13.1 Payment Application Date. Any check, draft, or similar item of payment by or for the account of Borrowers delivered to Bank on account of Borrowers' Liabilities shall be applied by Bank on account of Borrowers' Liabilities on the date final settlement thereof is reflected by irrevocable credit to Bank.

              13.2 Statement of Account. Each statement of account by Bank delivered to Borrowers relating to Borrowers' Liabilities shall be presumed correct and accurate, absent manifest error, and shall constitute an account stated between Borrowers and Bank unless, within sixty (60) days after Borrowers' receipt of said statement, Borrowers deliver to Bank, by registered or certified mail addressed to Bank at its Address for Notices specified on the signature pages hereto, written objection thereto specifying the error or errors, if any, contained in any such statement.

              13.3 Manner of Application; Waiver of Setoff Prohibition. Following an Event of Default, each Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of Borrowers' Liabilities and each Borrower agrees that Bank shall have the right, in its absolute and sole discretion, to apply and re-apply any and all such payments in such manner as Bank may deem advisable, notwithstanding any entry by Bank upon any of its books and records. Each Borrower further waives any right under or benefit of any law that would restrict or limit the right or ability of Bank to obtain payment of Borrowers' Liabilities, including any law that would restrict or limit Bank in the exercise of its right to appropriate any indebtedness owing from Bank to Borrowers and any deposits or other property of any Borrower in the possession or control of Bank and apply the same toward or setoff the same against the payment of Borrowers' Liabilities.

              13.4 Survival of Representations and Warranties. Each Borrower covenants, warrants and represents to Bank that all representations and warranties of each Borrower contained in this Agreement and the Other Agreements shall be true at the time of each Borrower's execution of this Agreement and the Other Agreements and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

              13.5   Integration; Amendment; Assignment.

                     (a) This Agreement and the Other Agreements constitute the entire agreement and understanding between the parties relating to the subject matter hereof and supersede all prior agreements, whether oral or written. This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by each Borrower and Bank, and no provision of this Agreement may be waived except with the written consent of Bank.

                     (b) Borrowers may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including without limitation any Borrower's rights, titles, interests, remedies, powers and/or duties hereunder or thereunder without the prior written consent of Bank.

                     (c) Bank may assign or sell or agree to sell to one or more other Persons a participation in all or any part of any Loan held by it or Loans made or to be made by it.

              13.6 No Waiver. Bank's failure at any time or times hereafter to require strict performance by each Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Bank of an Event of Default under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants or representations of any Borrower contained in this Agreement or the Other Agreements and no Event of Default under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by Bank unless such suspension or waiver is by an instrument in writing by Bank specifying such suspension or waiver and given pursuant to the requirements of Paragraph 13.5 hereof.

              13.7 Severability. If any provision of this Agreement or the Other Agreements or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the Other Agreements and the application of such provision to other Persons or circumstances will not be affected thereby and the provisions of this Agreement and the Other Agreements shall be severable in any such instance.

              13.8 Successors and Assigns. This Agreement and the Other Agreements shall be binding upon and inure to the benefit of the respective successors and assigns of each Borrower and Bank. This provision, however, shall not be deemed to modify Paragraph 13.5 hereof.

              13.9 Conflict with Other Agreements. The provisions of the Other Agreements are incorporated in this Agreement by this reference thereto. Except as otherwise provided in the Other Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements, the provision contained in this Agreement shall govern and control.

              13.10 No Impairment by Termination. Except to the extent provided to the contrary in this Agreement and in the Other Agreements, no termination or cancellation (regardless of cause or procedure) of this Agreement or the Other Agreements shall in any way affect or impair the powers, obligations, duties, rights and liabilities of any Borrower or Bank in any way or respect relating to (a) any transaction or event occurring prior to such termination or cancellation, (b) the Collateral and/or (c) any of the undertakings, agreements, covenants, warranties and representations of each Borrower contained in this Agreement or the Other Agreements. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

              13.11 Waivers. Except as otherwise specifically provided in this Agreement, each Borrower waives any and all notice or demand which each Borrower might be entitled to receive with respect to this Agreement or the Other Agreements by virtue of any applicable statute or law and waives presentment, demand and protest and notice of presentment, protest, default, dishonor, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Bank on which any Borrower may in any way be liable and hereby ratify and confirm whatever Bank may do in this regard.

              13.12 Costs, Fees and Expenses Related to Agreement and Other Agreements. In accordance with this Agreement on or prior to the date hereof and thereafter upon demand by Bank therefor, Borrowers shall pay or reimburse Bank for all costs, fees and expenses incurred by Bank, or for which Bank becomes obligated, in connection with the negotiation, preparation and consummation of this Agreement and the Other Agreements, including but not limited to, attorneys' fees, costs and expenses; search fees, costs and expenses; and all taxes payable in connection with this Agreement or the Other Agreements. That portion of Borrowers' Liabilities consisting of costs, expenses or advances to be reimbursed by Borrowers to Bank pursuant to this Agreement or the Other Agreements which are not paid on or prior to the date hereof shall be payable by Borrowers to Bank on demand.

              13.13 Environmental Indemnity. Each Borrower agrees to indemnify and save Bank, its officers, directors, employees and representatives, harmless of, from and against any liability, loss, damage or expense (including reasonable attorneys' fees) to which Bank or any of such persons may become subject, arising from or based upon (a) any violation, or claim of violation, by any Borrower of any laws, regulations or ordinances relating to Hazardous Materials, or (b) any Hazardous Materials located or disposed of on or released or transported from any property owned, leased or operated by any Borrower, or any claim of any of the foregoing.

              13.14 Release. Each Borrower releases Bank from any and all causes of action, claims or rights which any Borrower may now or hereafter have for, or which may arise from, any loss or damage caused by or resulting from: (a) any failure of Bank to protect, enforce or collect in whole or in part any of the Collateral; (b) Bank's notification to any Obligor of Bank's security interest in the Accounts and the Collateral; (c) Bank's directing any Obligor to pay any sums owing to any Borrower directly to Bank in accordance with the terms thereof; and (d) any other act or omission to act on the part of Bank, its officers, representatives or employees, except in each instance for willful misconduct and gross negligence.

              13.15 Governing Law. This Agreement and the Other Agreements shall be governed and controlled by the laws of the State of Illinois (without regard to conflicts of laws) as to interpretation, enforcement, validity, construction, effect, choice of law, and in all other respects including, but not limited to, the legality of the interest rate and other charges.

              13.16 Notices. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given to any party or parties (a) upon delivery to the address of the party or parties as specified in the "Address for Notices" below such party or parties' name on the signature pages hereof if delivered in person or by courier or if sent by certified or registered mail (return receipt requested), or (b) upon dispatch if transmitted by telecopy or other means of facsimile transmission, in any case to the party or parties at the telecopy numbers specified on the same, or to such other address or telecopy number as any party may hereafter designate by written notice in the aforesaid manner.

              13.17 FORUM; VENUE; JURY TRIAL WAIVER. TO INDUCE BANK TO ACCEPT THIS AGREEMENT AND THE OTHER AGREEMENTS, EACH BORROWER AND BANK IRREVOCABLY AGREE THAT, SUBJECT TO BANK'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER, OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OR THE OTHER AGREEMENTS SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN CHICAGO, ILLINOIS. EACH BORROWER AND BANK HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. EACH BORROWER AND BANK HEREBY WAIVE ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST SUCH PARTY IN CONNECTION WITH THIS AGREEMENT IN ACCORDANCE WITH THIS PARAGRAPH. EACH BORROWER AND BANK HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH ANY BORROWER OR BANK IS A PARTY IN CONNECTION WITH THIS AGREEMENT.

              13.18 Other Costs, Fees and Expenses. If at any time or times hereafter Bank: (a) employs counsel for advice or other representation
       (i) with respect to this Agreement or the Other Agreements, (ii) to represent Bank in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by Bank, any Borrower, or any other Person) in any way or respect relating to this Agreement, the Other Agreements or any Borrower's affairs, or (iii) to enforce any rights of Bank against any Borrower or any other person that may be obligated to Bank by virtue of this Agreement or the Other Agreements; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of Bank's rights or remedies under the Agreement or the Other Agreements, the costs and expenses incurred by Bank in any manner or way with respect to the foregoing, shall be part of Borrowers' Liabilities, payable by Borrowers to Bank on demand. Without limiting the generality of the foregoing, such expenses, costs, charges and fees include: (i) reasonable attorneys' fees, costs and expenses;
       (ii) accountants' fees, costs and expenses; (iii) court costs and expenses; (iv) court reporter fees, costs and expenses; (v) long distance telephone charges; (vi) telegram charges; (vii) expenses for travel, lodging and food; and (viii) costs and expenses incurred with respect to exercise or enforcement of Bank's rights in or against Accounts Receivable and/or any Obligor, including expenses incurred in fulfilling, in whole or in part, any order of any Obligor from which an Account Receivable has arisen or will arise.

              13.19 Revival. To the extent that Bank receives any payment on account of Borrowers' Liabilities, or any proceeds of Collateral are applied on account of Borrowers' Liabilities and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) and/or proceeds received, Borrowers' Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Bank and applied on account of Borrowers' Liabilities.

              13.20 Acknowledgments. Borrowers acknowledge that (i) it has been advised by counsel of its choice with respect to this Agreement and the transactions contemplated hereby, (ii) each of the waivers set forth herein was knowingly and voluntarily made; and (iii) the obligations of Bank hereunder, including the obligation to advance and lend funds to Borrowers in accordance herewith, shall be strictly construed and shall be expressly subject to each Borrower's compliance in all respects with the terms and conditions herein set forth.

              13.21 Section Headings. Section or Paragraph headings used in this Agreement are for convenience only and shall not effect the construction or interpretation of this Agreement.

              13.22 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

              13.23 Effectiveness. This Agreement shall become effective upon the execution and delivery to Bank of counterparts of this Agreement by Borrowers and Bank.

              13.24 Reimbursement Among Borrowers. To the extent that any Borrower shall be required to pay a portion of the obligations created under this Agreement of any other Borrower which shall exceed the amount of loans, advances or other extensions of credit received by any such Borrower and all interest, costs, fees and expenses attributable to such loans, advances or other extensions of credit, then such Borrower shall be reimbursed by the other Borrowers for the amount of such excess pro rata, based on their respective net worths as of the date hereof. This Paragraph 13.24 is intended only to define the relative rights of the Borrowers among the Borrowers and nothing set forth in this Paragraph
       13.24 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay the obligations of the Borrowers to Bank as and when the same shall become due and payable in accordance with the terms hereof.

              13.25 Guaranty. The effect of the joint and several obligations of each Borrower hereunder is that each Borrower hereby unconditionally and absolutely guarantees to Bank, irrespective of the validity, regularity or enforceability of this Agreement or any other agreement, the full and prompt payment in full to Bank at maturity of all the obligations of the Borrowers. The guaranty set forth in this Paragraph 13.25 shall in all respects be continuing, absolute and unconditional, and shall remain in full force and effect until the obligations of the Borrowers have been fully repaid. The guaranty set forth in this Paragraph 13.25 is an absolute and unconditional guaranty of payment and not of collectibility. THE GUARANTY OBLIGATION SET FORTH IN THIS PARAGRAPH 13.25 SHALL IN ALL RESPECTS BE IN FURTHERANCE, AND SHALL IN NO EVENT BE DEEMED IN LIMITATION, OF THE OBLIGATIONS OF EACH BORROWER UNDER THIS AGREEMENT.

              13.26 Joint and Several Liability. Except as specifically set forth herein, the liability of each Borrower under this Agreement and the other agreements in general shall be joint and several, and each reference herein to the Borrowers shall be deemed to refer to each such Borrower. In furtherance and not in limitation of Bank's rights and remedies hereunder or at law, Bank may proceed under this Agreement and the other agreements against any one or more of the Borrowers in its absolute and sole discretion for any of the obligations of the Borrowers or any other liability or obligation of the Borrowers arising hereunder.

              13.27 Interrelationship Among the Borrowers. Each Borrower acknowledges that (a) the business operations of each Borrower are interrelated and compliment one another, and that such entities have a common business purpose; and (b) to permit their uninterrupted and continuous operations, such entities require various funds and other credit accommodations from Bank.

                            [SIGNATURES ON NEXT PAGE]

       IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

                         PAUL HARRIS STORES, INC.

                         By: /s/ KEITH L. HIMMEL, JR.
                             -------------------------
                             Keith L. Himmel, Jr.
                                 Its:V.P.Finance, Controller and Corporate
                                 Secretary

                         PAUL HARRIS MERCHANDISING, INC.

                         By: /s/ KEITH L. HIMMEL, JR.
                             -------------------------
                             Keith L. Himmel, Jr.
                                 Its:V.P.Finance, Controller and Corporate
                                 Secretary

                         PAUL HARRIS RETAILING, INC.

                         By: /s/ KEITH L. HIMMEL, JR.
                             -------------------------
                             Keith L. Himmel, Jr.
                                 Its:V.P.Finance, Controller and Corporate
                                 Secretary

                         PAUL HARRIS DISTRIBUTING, INC.

                         By: /s/ KEITH L. HIMMEL, JR.
                             -------------------------
                             Keith L. Himmel, Jr.
                                 Its:V.P.Finance, Controller and Corporate
                                 Secretary

                         THE J. PETERMAN COMPANY

                         By: /s/ KEITH L. HIMMEL, JR.
                             -------------------------
                             Keith L. Himmel, Jr.
                                 Its:V.P.Finance, Controller and Corporate
                                 Secretary

                         PETERMAN WORLDWIDE CORP.

                         By: /s/ KEITH L. HIMMEL, JR.
                             -------------------------
                             Keith L. Himmel, Jr.
                                 Its:V.P.Finance, Controller and Corporate
                                 Secretary

                         PETERMAN PROPERTY CORP.

                         By: /s/ KEITH L. HIMMEL, JR.
                             -------------------------
                             Keith L. Himmel, Jr.
                                 Its:V.P.Finance, Controller and Corporate

                         Secretary

                         Address for Notices to Borrowers:

                         6003 Guion Road
                         Indianapolis, Indiana  46254
                         Telecopier No.: (317) 298-6940
                         Telephone No.:  (317) 293-3900
                         Attention: Keith Himmel


                         LASALLE BANK NATIONAL ASSOCIATION

                         By: /s/ JESSICA RICHARDSON
                             -------------------------
                             Jessica Richardson
                                 Its:Officer

                         Address for Notices:

                         135 South LaSalle Street
                         Chicago, Illinois  60603
                         Telecopier No.: (312) 904-6353
                         Telephone No.:  (312) 904-2815
                         Attention:  Ann H. Ellingsen

                         With a copy to:

                         Lane R. Moyer, Esq.
                         Vedder, Price, Kaufman & Kammholz
                         222 North LaSalle Street - Suite 2600
                         Chicago, Illinois  60601
                         Telecopier No.: (312) 609-5005
                         Telephone No.:  (312) 609-7586

                                LIST OF EXHIBITS


Exhibit A    -   Form of Borrowing Base Certificate

Exhibit B    -   Form of Amended and Restated Revolving Note

Exhibit C    -   Form of Compliance Certificate

                                    EXHIBIT A
                                       to
                           Loan and Security Agreement

                           BORROWING BASE CERTIFICATE


                                 [SEE ATTACHED]

                                    EXHIBIT B

                       AMENDED AND RESTATED REVOLVING NOTE


$37,000,000                                                   Chicago, Illinois
                                                                 April 28, 2000

       FOR VALUE RECEIVED, on or before June 30, 2001 (or, if such day is not a Business Day, on the next following Business Day), the undersigned, PAUL HARRIS STORES, INC., PAUL HARRIS MERCHANDISING, INC., PAUL HARRIS RETAILING, INC., PAUL HARRIS DISTRIBUTING, INC., THE J. PETERMAN COMPANY, PETERMAN WORLDWIDE CORP., each an Indiana corporation, and PETERMAN PROPERTY CORP., a Delaware corporation (together with their successors and assigns, the "Borrowers"), jointly and severally, promise to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (herein, together with its successors and assigns, called the "Bank"), the maximum principal sum available of THIRTY-SEVEN MILLION and 00/100 DOLLARS ($37,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by Bank to the Borrowers pursuant to that certain Loan and Security Agreement of even date herewith among the Borrowers and Bank (herein, as the same may be amended, modified or supplemented from time to time, called the "Loan Agreement") as shown in the Bank's records.

       The Borrowers further promise to pay to the order of Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at such rates and at such times as shall be determined in accordance with the provisions of the Loan Agreement. Accrued interest shall be payable on the dates specified in the Loan Agreement.

       Payments of both principal and interest are to be made in the lawful money of the United States of America in immediately available funds at the Bank's principal office at 135 South LaSalle Street, Chicago, Illinois, 60603, or at such other place as may be designated by Bank to the Borrowers in writing.

       This Note is the Revolving Note referred to in, evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan Agreement. The Loan Agreement, to which reference is hereby made, sets forth said terms and provisions, including, but not limited to, those under which this Note may be paid prior to its due date or may have its due date accelerated. Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement. This Note is secured by the personal property described in and pursuant to the Loan Agreement and various Other Agreements referred to therein, and reference is made thereto for a statement of terms and provisions of such Collateral security, a description of Collateral and the rights of Bank in respect thereof.

       In addition to, and not in limitation of, the foregoing and the provisions of the Loan Agreement hereinabove referred to, the Borrowers further agree, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys' fees and expenses, incurred by the holder of this Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

       All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

       The liability of each Borrower under this Note in general shall be joint and several, and each reference herein to the Borrowers shall be deemed to refer to each such Borrower. In furtherance and not in limitation of Bank's rights and remedies hereunder or at law, Bank may proceed under this Note against any one or more of the Borrowers in its absolute and sole discretion for any Borrower's obligations under the Loan Agreement or any other liability or obligation of the any Borrower arising hereunder.

       This Note replaces in its entirety and is in substitution for, but not in payment of, (i) that certain Revolving Note dated as of April 19, 1999 (the "Prior Revolving Note") made by Borrowers in favor of the Bank in the maximum principal amount available of $20,000,000 and (ii) that certain Term B Note in the original principal amount of $10,000,000 dated as of April 19, 1999 (the "Prior Term B Note" and, together with the Prior Revolving Note, the "Prior Notes") and does not and shall not be deemed to constitute a novation thereof. Such Prior Note shall be of no further force and effect upon the execution of this Note; provided, however, that all outstanding indebtedness, including, without limitation, principal and interest, under the Prior Notes as of the date of this Note is hereby deemed indebtedness evidenced by this Note and is incorporated herein by this reference.

       This Note is binding upon each Borrower and its successors and assigns, and shall inure to the benefit of Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws principles.

       IN WITNESS WHEREOF, each Borrower has executed this Note as of the day and year first above written.

ATTEST:                                PAUL HARRIS STORES, INC.,
                                         an Indiana corporation


By:                                    By:
   --------------------------             ------------------------------------
   Its:  Secretary                         Its:
                                               -------------------------------

ATTEST:                                PAUL HARRIS MERCHANDISING, INC.,
                                            an Indiana corporation


By:                                    By:
   --------------------------             ------------------------------------
   Its:  Secretary                         Its:
                                               -------------------------------

ATTEST:                                PAUL HARRIS RETAILING, INC.,
                                         an Indiana corporation

By:                                    By:
   --------------------------             ------------------------------------
   Its:  Secretary                         Its:
                                               -------------------------------


ATTEST:                                PAUL HARRIS DISTRIBUTING, INC.,
                                         an Indiana corporation

By:                                    By:
   --------------------------             ------------------------------------
   Its:  Secretary                         Its:
                                               -------------------------------

ATTEST:                                THE J. PETERMAN COMPANY,
                                         an Indiana corporation


By:                                    By:
   --------------------------             ------------------------------------
   Its:  Secretary                         Its:
                                               -------------------------------



ATTEST:                                PETERMAN PROPERTY CORP.,
                                         an Indiana corporation

By:                                    By:
   --------------------------             ------------------------------------
   Its:  Secretary                         Its:
                                               -------------------------------


ATTEST:                                PETERMAN WORLDWIDE CORP.,
                                         an Indiana corporation


By:                                    By:
   --------------------------             ------------------------------------
   Its:  Secretary                         Its:
                                               -------------------------------


Borrowers' Address:
6003 Guion Road
Indianapolis, Indiana  46254

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE
                 for the Fiscal Quarter Ended _________________

TO:  LaSalle Bank National Association

         The undersigned, _______________________, the ___________________ of
Paul Harris Stores, Inc., as representative for itself and its Subsidiaries (collectively, the "Borrowers"), hereby delivers this certificate pursuant to Paragraph 11.2(d)(vii)(A) of that certain Amended and Restated Loan and Security Agreement dated as of April 28, 2000 (the "Loan Agreement") among Borrowers and LaSalle Bank National Association (the "Bank") and certifies to Bank as of the date hereof as follows:

         Attached hereto are true and correct copies of the monthly [or annual] financial reports described in Paragraph 11.2(d)(iii) [or 11.2(d)(iv)] of the Loan Agreement for the above-referenced month [or year end, as applicable].

         Borrowers are in compliance in all material respects with all covenants contained in the Loan Agreement except as set forth hereafter: [List violations here.]

         The financial tests contained in Paragraph 11.2(f) of the Loan Agreement, together with true and correct computations thereof which are attached hereto, are as follows:


Paragraph 11.2(f)(i) - EBITDA
                                                     $ ___________________
--       Actual EBITDA

--       Minimum EBITDA as measured on a rolling four quarter basis, current quarter and prior three quarters. $10,000,000 first two quarters of
fiscal  year  2000, $12,000,000 for each quarter thereafter     $ ______________

Paragraph 11.2(f)(ii) - Minimum Tangible Net Worth

--   Tangible Net Worth at the end of the relevant test period  $ ______________

--   Minimum Tangible Net Worth required                        $ ______________


Paragraph 11.2(f)(iii) - Loan Clean-up                          Date from: _____

--   Period during which Revolving Loans outstanding are
outstanding in the aggregate principal amount of no more
than $10,000,000 for any 45 consecutive days in Borrowers'
fiscal year.                                                    Date to: _______


     All of the representations and warranties contained in the Loan Agreement are true, correct, and accurate in all material respects as of the date hereof, as if made on the date hereof.

     No Event of Default or Unmatured Event of Default has occurred or is continuing.

     Capitalized terms in this Compliance Certificate that are otherwise undefined shall have the meanings assigned to them in the Loan Agreement.

Date: ___________________

                                            PAUL HARRIS STORES, INC.


                                       By:
                                          ------------------------------------
                                           Its:
                                               -------------------------------

                               DISCLOSURE SCHEDULE


                                     TO THE


                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


                           DATED AS OF APRIL 28, 2000


                                      AMONG


                            PAUL HARRIS STORES, INC.
                         PAUL HARRIS MERCHANDISING, INC.
                           PAUL HARRIS RETAILING, INC.
                         PAUL HARRIS DISTRIBUTING, INC.
                             THE J. PETERMAN COMPANY
                             PETERMAN PROPERTY CORP.
                          and PETERMAN WORLDWIDE CORP.
                                  as Borrowers

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION
                                     as Bank

                          LIST OF DISCLOSURE SCHEDULES


         Schedule 7.5               Locations of Collateral

         Schedule 11.1(e)           Obligations Not Reflected on Borrowers' Financial Statements

         Schedule 11.1(n)           Environmental Matters

         Schedule 11.1(r)           Subsidiaries

         Schedule 11.1(s)           Intellectual Property

         Schedule 11.1(w)           Names

         Schedule 11.1(x)           Collateral Options

         Schedule 11.1(y)           Agreements for Credit

         Schedule 11.1(aa)          Insurance

         Schedule 11.1(bb)          Stock

         Schedule 11.3(a)(i)        Permitted Liens

         Schedule 11.3(d)           Permitted Debt



                                  CERTIFICATION


       I, ___________________, the __________________ of each of Paul Harris
Stores, Inc., Paul Harris Merchandising, Inc., Paul Harris Retailing, Inc., Paul Harris Distributing, Inc., The J. Peterman Company, Peterman Property Corp. and Peterman Worldwide Corp. (collectively, the "Borrowers"), hereby certify that the Disclosure Schedules attached hereto have been delivered to LaSalle Bank National Association in connection with that certain Loan and Security Agreement of even date herewith among the Borrowers and such bank, and the information contained thereon is true and correct.


Dated:  as of April 28, 2000.

                                         PAUL HARRIS STORES, INC.


                                        By:
                                           ----------------------------------

                                        Its:
                                             --------------------------------


                                         PAUL HARRIS MERCHANDISING, INC.

                                        By:
                                           ----------------------------------

                                        Its:
                                             --------------------------------

                                         PAUL HARRIS RETAILING, INC.


                                        By:
                                           ----------------------------------

                                        Its:
                                             --------------------------------


                                         PAUL HARRIS DISTRIBUTING, INC.


                                        By:
                                           ----------------------------------

                                        Its:
                                             --------------------------------


                                         THE J. PETERMAN COMPANY


                                        By:
                                           ----------------------------------

                                        Its:
                                             --------------------------------

                                         PETERMAN PROPERTY CORP.

                                        By:
                                           ----------------------------------

                                        Its:
                                             --------------------------------

                                         PETERMAN WORLDWIDE CORP.


                                        By:
                                           ----------------------------------

                                        Its:
                                             --------------------------------

                              ASSIGNMENT OF LEASES



         This ASSIGNMENT OF LEASES (this "Assignment") is made as of April 28, 2000, by PAUL HARRIS RETAILING, INC. and THE J. PETERMAN COMPANY, each an Indiana corporation (each, an "Assignor" and, collectively, "Assignors"), to LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Assignee").

                                    RECITALS:

1. Paul Harris Stores, Inc., Paul Harris Merchandising, Inc., Paul Harris Distributing, Inc., Peterman Worldwide Corp., each an Indiana corporation, Peterman Property Corp., a Delaware corporation, and Assignors (collectively, "Borrowers") have entered into with Assignee, among other things, an Amended and Restated Loan and Security Agreement of even date herewith (as amended, modified or restated from time to time, the "Loan Agreement"), pursuant to which Assignee has agreed to make the "Loans" (as defined in the Loan Agreement) to the Borrowers, subject to the terms and conditions set forth in such Loan Agreement.

2. Each Assignor is, or is the successor in interest to, the lessee under those certain leases (individually, a "Lease" and collectively, the "Leases") with the respective lessors (individually, a "Lessor" and collectively, the "Lessors") listed on Exhibit A. The Leases pertain to the respective addresses (the "Premises") which are set forth on such Exhibit A hereto and made a part hereof.

3. One of the conditions precedent to Assignee's making of the Loans is Assignors' execution and delivery of this Assignment.

         NOW, THEREFORE, to induce Assignee to make the Loans and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Assignors hereby agree as follows:

1. DEFINITIONS. Any capitalized term not otherwise defined herein which is defined in the Loan Agreement shall have the meaning ascribed in such Loan Agreement.

2. ASSIGNMENT. To secure the payment, performance and observance of Borrowers' Liabilities, each Assignor hereby transfers and assigns to Assignee all of its right, title and interest in and to each of the Leases to which it is a party.

3. REPRESENTATIONS AND WARRANTIES. Each Assignor represents and warrants to Assignee that: (a) Assignor is the sole owner of the entire leasehold interest in each Lease, free and clear of all Liens, except for Liens created pursuant to, or in connection with, the Loan Agreement; (b) each Lease is valid and enforceable and has not been altered, modified or amended in any manner; (c) neither Assignor, nor the Lessor under any Lease, is in default under such Lease, nor has any event occurred which with the passage of time or giving of notice would constitute a default under such Lease; (d) no rent reserved in any Lease has been assigned or prepaid, except for prepaid rent for the current month, and (e) the current monthly rent, security deposit and the commencement and expiration date of each Lease are reflected accurately in the applicable portion of Exhibit A.

4. COVENANTS. Each Assignor covenants and agrees with Assignee: (a) to observe and perform all obligations imposed upon Assignor as the lessee under each Lease, as appropriate, and not to do, or permit to be done, anything to impair Assignor's rights thereunder; (b) not to assign Assignor's interest under any Lease or sublet all or any part of the Premises; (c) not to alter, modify or change the terms of any Lease, or cancel or terminate the same, or surrender possession of the Premises, or any part thereof, without the prior written consent of Assignee; and (d) to enforce the performance by the Lessor under each Lease of all of such Lessor's obligations under such Lease.

5. SECURITY. This Assignment is for collateral security purposes only. So long as no Event of Default has occurred, Assignor shall have the right to retain, use and enjoy all rights under each Lease.

6. REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default, Assignee, at its option, without in any way waiving such default and without notice, and without regard to the adequacy of the security for Borrowers' Liabilities: (a) either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, may take possession of any or all of the Premises and may have, hold, manage, lease and operate the same, on such terms, and for such period of time, as Assignee may deem proper; and (b) in connection with the exercise of its rights under clause (a) above, Assignee may terminate all of Assignors' rights to retain, use and enjoy the respective Premises under any Lease.

7. INDEMNIFICATION. Assignee may, but shall not be obligated to, perform or discharge any obligation, duty or liability of Assignors under any Lease or under or by reason of this Assignment, and each Assignor shall, and hereby agrees to, indemnify, defend and hold Assignee harmless from, and against, any and all liability, loss, cost, damage or expense which may, or might be, incurred by Assignee, directly, or indirectly, under any Lease to which such Assignor is a party or under or by reason of this Assignment and from any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the covenants or agreement contained in any Lease. If Assignee incurs any such liability under any Lease or under or by reason of this Assignment or in defense of any such claims or demands, the amount thereof, including all costs, expenses and attorneys' fees, shall be added to Borrowers' Liabilities and Assignor shall reimburse Assignee therefor immediately upon demand, and, upon the failure of Assignor to reimburse Assignee upon demand, Assignee, at its option, may declare all of Borrowers' Liabilities immediately due and payable. The parties hereto understand further that this Assignment shall not operate to place responsibility for the control, care, management or repair of any of the Premises upon Assignee, or for the carrying out of any of the terms or conditions of any Lease, and it shall not operate to make Assignee responsible or liable for any waste committed on any of the Premises by an Assignor or any other Person or for any dangerous or defective condition of any of the Premises or for any negligence in the management, upkeep, repair or control of any of the Premises, resulting in loss, injury or death to any lessee, sublessee, invitee, licensee, employee, stranger or any other Person.

8. RELEASE OF ASSIGNMENT. Upon payment, performance and observance in full of Borrowers' Liabilities, this Assignment shall be void and of no further force or effect and Assignee, upon the written request of Assignors, shall execute such documents, as may be reasonably requested by Assignors, to confirm the same; provided, however, that the certificate of any officer or agent of Assignee certifying that any of Borrowers' Liabilities remain unsatisfied shall constitute conclusive evidence of the validity, effectiveness and continuing force of this Assignment and any Person may, and hereby is authorized to, rely thereon.

9. REMEDIES CUMULATIVE. No right or remedy of Assignee hereunder is exclusive of any other right or remedy hereunder or now or hereafter existing at law or in equity or under the Loan Agreement, the Note or the Other Agreements, but is cumulative and in addition thereto and Assignee may recover judgment thereon, issue execution therefor, and resort to every other right or remedy available at law or in equity or under the Loan Agreement, the Note or the Other Agreements, without first exhausting or affecting or impairing the security or any right or remedy afforded under this Assignment. No delay in exercising, or omission to exercise, any such right or remedy will repair any such right or remedy or will be construed to be a waiver of any default by Assignors hereunder, or acquiescence therein, nor will it affect any subsequent default hereunder by Assignors of the same or different nature. Every such right or remedy may be exercised independently or concurrently, and when and so often as may be deemed expedient by Assignee. No term or condition contained in this Agreement, may be waived, altered or changed except as evidenced in writing signed by Assignors and Assignee.

         In case Assignee shall have proceeded to enforce any right under this Assignment and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Assignee, then, and in every such case, Assignors and Assignee shall be restored to their former positions and rights hereunder in respect to the Lease, and all rights, remedies, and powers of Assignee shall continue as though no such proceedings had been taken.

10.      MISCELLANEOUS.

                    (1) NOTICES. All notices required or permitted to be given hereunder shall be given as set forth in the Loan Agreement.

                    (2) HEADINGS. Section and subsection headings in this Assignment are included herein for convenience of reference only and shall not constitute a part of this Assignment for any other purpose or be given any substantive effect.

                    (3) SUCCESSORS AND ASSIGNS; SUBSEQUENT HOLDERS OF NOTE. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Assignor may assign its rights or obligations hereunder without the written consent of Assignee as provided in the Loan Agreement.

                    (4) SEVERABILITY. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Assignment, the Loan Agreement, the Note or the Other Agreements shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Assignment, the Loan Agreement, the Note or the Other Agreements or of such provision or obligation in any other jurisdiction.

                    (5) AMENDMENT. This Assignment may not be amended, supplemented, terminated or otherwise modified except by written instrument executed by Assignors and Assignee or otherwise in accordance with the Loan Agreement.


                            [SIGNATURE PAGE FOLLOWS]

                    [Signature Page to Assignment of Leases]


         IN WITNESS WHEREOF, this Assignment has been made by Assignors as of the day and year first written above.


                                            ASSIGNORS:

                                            PAUL HARRIS RETAILING, INC.


                                            By:
                                                 -------------------------------
                                            Name:
                                                 -------------------------------
                                            Its:
                                                 -------------------------------


                                            THE J. PETERMAN COMPANY


                                            By:
                                                 -------------------------------
                                            Name:
                                                 -------------------------------
                                            Its:
                                                 -------------------------------

                                    EXHIBIT A

                                 LEASE SCHEDULE

                              AMENDED AND RESTATED
                                 FUTURE ADVANCE
                                    MORTGAGE,
                         ASSIGNMENT OF RENTS AND LEASES,
                               SECURITY AGREEMENT
                               AND FIXTURE FILING

                                      from

                            PAUL HARRIS STORES, INC.
                                 6003 Guion Road
                           Indianapolis, Indiana 46254

                                    Mortgagor

                                       to

                        LaSALLE BANK NATIONAL ASSOCIATION
                              135 S. LaSalle Street
                                Chicago, IL 60603

                                    Mortgagee

                           Dated as of April 28, 2000

           THIS MORTGAGE SECURES FUTURE ADVANCES UNDER I.C. 32-8-11-9



--------------------------------------------------------------------------------

                            Location: 6003 Guion Road
                              Indianapolis, Indiana

--------------------------------------------------------------------------------

                              AMENDED AND RESTATED
                                 FUTURE ADVANCE
                    MORTGAGE, ASSIGNMENT OF RENTS AND LEASES,
                      SECURITY AGREEMENT AND FIXTURE FILING
                                TABLE OF CONTENTS
Article                                                                     Page

   1.    Warranty of Title.....................................................6

   2.    Payment of Obligations................................................6

   3.    Requirements; Proper Care and Use.....................................6

   4.    Taxes on Mortgaged Property or Mortgagee..............................7

   5.    Payment of Impositions................................................8

   6.    Deposits..............................................................9

   7.    Insurance............................................................10

   8.    Condemnation/Eminent Domain..........................................12

   9.    Sale and Lease of Real Estate........................................13

   10.   Discharge of Liens...................................................13

   11.   Right of Contest.....................................................14

   12.   Leases and Operating Agreements......................................14

   13.   Estoppel Certificates................................................17

   14.   Expenses.............................................................17

   15.   Mortgagee's Right to Perform.........................................18

   16.   Mortgagor's Existence................................................18

   17.   Mortgagee's Costs and Expenses.......................................18

   18.   Event of Defaults....................................................19

   19.   Remedies.............................................................19

   20.   Security Agreement and Fixture Filing under Uniform Commercial Code..23

   21.   No Waivers, Etc......................................................23

   22.   Trust Funds..........................................................24

   23.   Additional Rights....................................................24

   24.   Waivers by Mortgagor.................................................24

   25.   Failure to Consent...................................................25

   26.   No Joint Venture or Partnership......................................25

   27.   Notice...............................................................25

   28.   Conflict with the Loan Documents.....................................25

   29.   No Modification; Binding Obligations.................................26

   30.   Subrogation..........................................................26

   31.   No Merger............................................................26

   32.   No Liability on Mortgagee............................................26

   33.   Permitted Acts.......................................................27

   34.   Care by Mortgagee....................................................27

   35.   Defeasance...........................................................27

   36.   Miscellaneous........................................................27

   37.   Severability.........................................................28

   38.   Conflict With Loan Agreement.........................................28

   39.   Choice of Law........................................................28

   40.   Forum; Service; Jury Waiver..........................................29

   41.   Receipt of Copy......................................................29

                              AMENDED AND RESTATED
                                 FUTURE ADVANCE
                    MORTGAGE, ASSIGNMENT OF RENTS AND LEASES,
                      SECURITY AGREEMENT AND FIXTURE FILING


         This AMENDED AND RESTATED FUTURE ADVANCE MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING (herein called this "Mortgage") is made as of April 28, 2000 by PAUL HARRIS STORES, INC., having an address at 6003 Guion Road, Indianapolis, Indiana 46254 (hereinafter, together with its successor and assigns, called "Mortgagor"), to LaSALLE BANK NATIONAL ASSOCIATION, having an office at 135 S. LaSalle St., Chicago, Illinois 60603 (hereinafter, together with its successors and assigns, called "Mortgagee") pursuant to the "Loan Agreement", as hereinafter defined.

                              W I T N E S S E T H:

         This Amended and Restated Future Advance Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing amends and restates that certain Mortgage, Assignment of Leases and Rents and Security Agreement dated January 20, 1994, made by Paul Harris Stores, Inc., as Mortgagor, in favor of LaSalle National Bank, as Mortgagee, recorded in the Recorder's Office of Marion County, Indiana, on February 1, 1994, as INSTRUMENT NO. 94-0017807, as heretofore amended, including by that certain First Supplement To Mortgage, Assignment of Leases and Rents, and Security Agreement dated February 1, 1999, recorded in the Recorder's Office of Marion County, Indiana, on February 13, 1999 as INSTRUMENT NO. 99-0037725 (collectively the "PRIOR MORTGAGE").

         Accordingly in amendment and restatement of the Prior Mortgage, and to secure the following obligations and liabilities:

                  (a) the payment to Mortgagee of (i) indebtedness in the maximum principal amount of Thirty-Seven Million and no/100 Dollars ($37,000,000.00) consisting of a revolving loan in said amount ("Revolving Loan") to be paid, together with all accrued interest thereon including, without limitation, interest after commencement of a bankruptcy case, in the amounts and at the times set forth pursuant to the provisions of that certain Amended and Restated Loan and Security Agreement of even date herewith made by Mortgagor and the Affiliated Parties (as hereinafter defined), collectively as Borrowers, and Mortgagee, as Lender (as amended from time to time, the "Loan Agreement"), (ii) the Amended and Restated Revolving Note of even date herewith made by Mortgagor and payable to the order of Mortgagee in the maximum aggregate principal amount of Thirty-Seven Million and no/100 Dollars ($37,000,000.00) (as amended from time to time, the "Note"), which Note is incorporated herein by reference (any term capitalized but not specifically defined in this Mortgage which is defined in the Loan Agreement shall have the same meaning in this Mortgage as in the Loan Agreement); (iii) the Reimbursement Obligations defined in the Loan Agreement with respect to the Letter of Credit Obligations defined in the Loan Agreement with respect to any Letter of Credit as defined in the Loan

         Agreement (as amended from time to time, the "Letters of Credit") issued by Mortgagee pursuant to the Loan Agreement; (iv) any and all other sums due or to become due under the Loan Agreement, the Note, this Mortgage or any other Loan Document (as hereinafter defined), (v) any further or subsequent advances and all additional or new Loans made under the Loan Agreement, the Note or this Mortgage, and (vi) any extensions, renewals, replacements or modifications of the Loan Agreement, the Note or any other Loan Document; and

                  (b) the payment to Mortgagee of any liabilities and indebtedness of Paul Harris Merchandising, Inc., an Indiana corporation, Paul Harris Retailing, Inc., an Indiana corporation, Paul Harris Distributing, Inc., an Indiana corporation, The J. Peterman Company, an Indiana corporation, Peterman Property Corp., a Delaware corporation, and Peterman Worldwide Corp., an Indiana corporation, variously, as Borrowers (hereinafter referred to as the "Affiliated Parties") to Mortgagee, as Lender, pursuant to the Loan Agreement, the Note, the Letters of Credit and/or any other note, document or instrument made by the Affiliated Parties, as Borrowers, and Mortgagee, as Lender or Payee, and any and all sums due or to become due under any such document or instrument executed in connection therewith (hereinafter referred to as the "Affiliated Loan Documents"); and

                  (c) the payment and performance of all of the terms, covenants, conditions, agreements, obligations and liabilities of Mortgagor and the Affiliated Parties under (i) this Mortgage, (ii) the Loan Agreement, (iii) the Note (including, without limitation, the "Obligations" as defined in the Note), (iv) the Letters of Credit, (v) any mortgages or deeds of trust in addition to this Mortgage now or hereafter made by Mortgagor to Mortgagee to secure the payment obligations set forth in paragraphs (a) and (b) above (such additional mortgages and deeds of trust being hereinafter collectively referred to as the "New Mortgages"), (vi) any supplemental agreements, undertakings, instruments, documents or other writings executed by Mortgagor or the Affiliated Parties as a condition to advances under the Loan Agreement, or otherwise in connection with the Loan Agreement,
         (vii) all chattel mortgages, pledges, powers of attorney, consents, assignments, notices, leases and financing statements heretofore, now or hereafter executed by or on behalf of Mortgagor or the Affiliated Parties or any other Person (as herein defined) or delivered to Mortgagee in connection with the Loan Agreement or the transactions contemplated thereby, and (viii) any extensions, renewals, replacements or modifications of any of the foregoing (the payment and performance obligations set forth in paragraphs (a) and (b) and this paragraph (c) are hereinafter collectively referred to as the "Obligations"; this Mortgage, the Loan Agreement, the Note, the Letters of Credit, the New Mortgages, the Affiliated Loan Documents and any instruments, documents, or other writings executed in connection with any of the foregoing, together with (1) powers of attorney, consents, assignments, notices, leases and financing statements, (2) any guarantees of the Obligations, and (3) any deeds of trust, mortgages, security agreements or assignments, now or hereafter made by Mortgagor to secure the Obligations are hereinafter collectively referred to as the "Loan Documents"); and

                  (d) As reflected in the foregoing, the Loan Agreement and Affiliated Loan Documents provide for revolving credit loans pursuant to which disbursements of loan proceeds may be made as of the date hereof or in the future and may be repaid and reborrowed as more particularly set forth in the Loan Agreement and Affiliated Loan Documents. Accordingly, and to the fullest extent provided by law, including pursuant to IC 32-8-11-9, each advance made under the Loan Agreement or the Affiliated Loan Documents after the date hereof shall be secured by this Mortgage in accordance with all covenants, conditions and agreements herein contained and shall be of equal priority and on a parity with and shall not be subordinate to the initial disbursement of indebtedness evidenced by the Loan Agreement or the Affiliated Loan Documents; provided, however, the maximum principal amount of indebtedness to be secured at any one time under this Mortgage shall not exceed Thirty Seven Million and no/100 Dollars ($37,000,000.00); provided further, however, the foregoing limitation is exclusive of interest and additional advances, if any, for the protection of collateral or to cure Mortgagor defaults, regardless of whether the same are considered obligatory or voluntary, and this Mortgage also secures, on a priority equal to and on a parity with the initial disbursement of indebtedness, any and all future modifications, extensions, and renewals of the indebtedness and obligations evidenced by the Loan Agreement and the Affiliated Loan Documents, and Mortgagor acknowledges and agrees that this Mortgage shall secure all future disbursements made under the Loan Agreement and Affiliated Loan Documents without being evidenced by any further written instrument or notation.

                  (e) As further reflected in the foregoing Note and Loan Agreement, the interest rate(s) payable on the Obligations are not fixed rates but are variable rates that fluctuate from time to time based on changes in the indexes referred to in said Note and Loan Agreement.

In consideration of Ten Dollars ($10.00), in hand paid, the receipt and legal sufficiency of which are hereby acknowledged, Mortgagor does hereby MORTGAGE, GRANT, BARGAIN, SELL, WARRANT, ALIENATE, REMISE, RELEASE, CONVEY, ASSIGN, TRANSFER, HYPOTHECATE, DEPOSIT, PLEDGE, GRANT A SECURITY INTEREST IN, SET OVER and CONFIRM unto Mortgagee the following described real and other property and all substitutions for and all replacements, reversions and remainders of such property, whether now owned or held or hereafter acquired by Mortgagor (collectively, the "Mortgaged Property"):

         Mortgagor's right, title and interest in and to all those plots, pieces or parcels of land more particularly described in Exhibit A annexed hereto and made a part hereof, together with the right, title and interest of Mortgagor, if any, in and to the streets and in and to land lying in the bed of any streets, roads or avenues, open or proposed, public or private, in front of, adjoining or abutting said land to the center line thereof, the air space and development rights pertaining to said land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging to, or in any way pertaining to, said land, all easements now or hereafter benefitting said land, all strips and gores belonging, adjacent or pertaining to said land and all royalties and rights appertaining to the use and enjoyment of said land, including, but without limiting the generality of the foregoing, all alley, vault, drainage, mineral, water, oil, coal, gas, timber and other similar rights (collectively the "Land");

         TOGETHER with Mortgagor's right, title and interest in and to the buildings and other improvements now or hereafter erected on the Land (the buildings and other improvements being hereinafter collectively referred to as the "Buildings," and the Land together with the Buildings and the Fixtures (as hereinafter defined) being hereinafter collectively referred to as the "Real Estate");

         TOGETHER with Mortgagor's right, title and interest in and to all and singular the reversion or reversions, remainder or remainders, rents, issues, profits and revenues of the Real Estate and all of the estate, right, title, interest, dower and right of dower, courtesy and right of courtesy, property, possession, claim and demand whatsoever, both in law and at equity, of Mortgagor of, in and to the Real Estate and of, in and to every part and parcel thereof, together with the appurtenances at any time belonging or in any way appertaining thereto;

         TOGETHER with Mortgagor's right, title and interest in and to all of the fixtures, systems, machinery, apparatus, equipment and fittings of every kind and nature whatsoever and all appurtenances and additions thereto and substitutions or replacements thereof now owned or hereafter acquired by Mortgagor and now or hereafter attached or affixed to, or constituting a part of, the Real Estate or any portion thereof (collectively, the "Fixtures"), including, but without limiting the generality of the foregoing, all heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air conditioning and air-cooling fixtures, systems, machinery, apparatus and equipment, refrigerating, incinerating and power fixtures, systems, machinery, apparatus and equipment, loading and unloading fixtures, systems, machinery, apparatus and equipment, escalators, elevators, boilers, communication systems, switchboards, sprinkler systems and other fire prevention and extinguishing fixtures, systems, machinery, apparatus and equipment, and all engines, motors, dynamos, machinery, wiring, pipes, pumps, tanks, conduits and ducts constituting a part of any of the foregoing, it being understood and agreed that all of the Fixtures are appropriated to the use of the Real Estate and, for the purposes of this Mortgage, shall be deemed conclusively to be Real Estate and mortgaged hereby;

         TOGETHER with Mortgagor's right, title and interest in, to and under all leases, subleases, underlettings, concession agreements, licenses, other occupancy agreements, and all of Mortgagor's rights and benefits under all documents which now or hereafter may affect the Real Estate or any portion thereof, whether recorded or unrecorded, and under any and all guarantees, modifications, renewals and extensions thereof (collectively, the "Leases"), and in and to any and all deposits made or hereafter made as security under the Leases, subject to the prior legal rights under the Leases of the lessees making such deposits, together with any and all of the benefits, revenues, income, rents, issues and profits due or to become due or to which Mortgagor is now or hereafter may become entitled arising out of the Leases or the Real Estate or any portion thereof (collectively, the "Rents");

         TOGETHER with Mortgagor's right, title and interest in, to and under all reciprocal easement agreements and similar agreements however labeled or denominated and supplements to such agreements, and all guarantees, modifications, extensions and renewals thereof affecting the Real Estate (collectively, the "Operating Agreements");

         TOGETHER with, Mortgagor's rights, title and interest in and to (a) all unearned premiums accrued, accruing or to accrue under any insurance policies now or hereafter obtained by Mortgagor affecting the Real Estate and Mortgagor's interest in and to all proceeds which now or hereafter may be paid in connection with the conversion of the Mortgaged Property or any portion thereof into cash or liquidated claims, together with the interest payable thereon and the right to collect and receive the same, including, but without limiting the generality of the foregoing, proceeds of casualty insurance, title insurance and any other insurance now or hereafter maintained by Mortgagor with respect to the Real Estate or in connection with the use or operation thereof (collectively, the "Insurance Proceeds"), and (b) all awards, payments and other compensation, together with the interest payable thereon and the right to collect and receive the same, which now or hereafter may be made with respect to the Mortgaged Property as a result of (i) a taking by eminent domain, condemnation or otherwise, (ii) the change of grade of any street, road or avenue or the widening of any streets, roads or avenues adjoining or abutting the Land, or
(iii) any other injury to, or decrease in the value of, the Mortgaged Property or any portion thereof (collectively, the "Awards"), in any of the foregoing circumstances described in clauses (a) or (b) above to the extent of the entire amount of the Obligations outstanding as of the date of Mortgagee's receipt of any such Insurance Proceeds or Awards, notwithstanding that the entire amount of the Obligations may not then be due and payable, and also to the extent of reasonable attorneys' fees, reasonable costs and disbursements incurred by Mortgagee in connection with the collection of any such Insurance Proceeds or Awards. Subject to such limits set forth herein, Mortgagor hereby assigns to Mortgagee and Mortgagee is hereby authorized to collect and receive all Insurance Proceeds and Awards and to give proper receipts and acquittances therefor and to apply the same toward the Obligations as herein set forth notwithstanding that the entire amount of the Obligations may not then be due and payable. Mortgagor hereby agrees to make, execute and deliver, from time to time, upon demand, such further documents, instruments or assurances as may be requested by Mortgagee to confirm the assignment of the Insurance Proceeds and the Awards to Mortgagee, free and clear of any interest of Mortgagor whatsoever therein and free and clear of any other liens, claims or encumbrances of any kind or nature whatsoever;

         TOGETHER with Mortgagor's right, title and interest in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Real Estate, and in each such case, the foregoing shall be deemed a part of the Real Estate and shall become subject to the lien of this Mortgage as fully and completely, and with the same priority and effect, as though now owned by Mortgagor and specifically described herein, without any further mortgage, conveyance, assignment or other act by Mortgagor;

         TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged or intended so to be unto Mortgagee and its successors and assigns for the uses and purposes herein set forth, until the Obligations are fully paid and performed in accordance with the provisions set forth herein and in the other Loan Documents.

         Mortgagor further represents, warrants, covenants and agrees with Mortgagee as follows:

         1. Warranty of Title. Mortgagor warrants that it has good and marketable fee simple absolute title to the Real Estate and Fixtures and has the right to mortgage the same in accordance with the provisions set forth in this Mortgage and that this Mortgage is a valid and enforceable first lien on the Mortgaged Property, subject only to the exceptions to title more particularly described in the final Schedule B of the loan title insurance policy issued to Mortgagee and accepted by Mortgagee in connection with this Mortgage (collectively, the "Permitted Encumbrances"). Mortgagor shall (a) preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same unto Mortgagee against the claims of all and every person or persons, corporation or corporations and parties whomsoever, and
(b) make, execute, acknowledge and deliver all such further or other deeds, documents, instruments or assurances and cause to be done all such further acts and things as may at any time hereafter be reasonably required by Mortgagee to confirm and fully protect the lien and priority of this Mortgage.

     2.  Payment of Obligations.
         ----------------------

            (1) Mortgagor shall pay and perform the Obligations at the times, places, manner and in accordance with the provisions set forth herein and in the other Loan Documents.

            (2) Any payment made in accordance with the terms of this Mortgage by any person at any time liable for the payment of the whole or any part of the Obligations, or by any subsequent owner of the Mortgaged Property, or by any other person whose interest in the Mortgaged Property might be prejudiced in the event of a failure to make such payment, or by any stockholder, officer or director of a corporation, any partner of a partnership or any manager, member or officer of a limited liability company who at any time may be liable for such payment or may own or have such an interest in the Mortgaged Property shall be deemed, as between Mortgagee and all persons who at any time may be liable as aforesaid or may own the Mortgaged Property, to have been made on behalf of all such persons.

     3.  Requirements; Proper Care and Use.
         ---------------------------------

            (1) Mortgagor promptly shall comply with, or cause to be complied with, all applicable present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, restrictions and requirements (collectively, "Legal Requirements") of every Governmental Authority (as hereinafter defined) having jurisdiction over Mortgagor or the Mortgaged Property, without regard to the nature of the work to be done or the cost of performing the same, whether foreseen or unforeseen, ordinary or extraordinary, and shall perform, or cause to be performed, all obligations, agreements, covenants, restrictions and conditions now or hereafter of record which may be applicable to Mortgagor or to the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or Restoration (as hereinafter defined) of the Real Estate.

         (2) Mortgagor shall (i) not abandon the Real Estate or any portion thereof, (ii) maintain the Real Estate and Fixtures in good repair, order and condition, ordinary wear and tear excepted, (iii) promptly make all necessary repairs, replacements, additions and improvements to the Real Estate and Fixtures, (iv) not commit or suffer waste with respect to the Real Estate and Fixtures, (v) refrain from impairing or diminishing the value or integrity of the Real Estate or the priority or security of the lien of this Mortgage, (vi) not remove, demolish or materially alter any of the Real Estate and Fixtures except in compliance with this Mortgage and except that Mortgagor shall have the right to remove and dispose of, free of the lien of this Mortgage, such Fixtures as may, from time to time, become worn out or obsolete, provided that, simultaneously with or prior to such removal, any such Fixtures shall be replaced with other Fixtures which shall have a value and utility at least equal to that of the replaced Fixtures and which shall be free of any security agreements or other liens or encumbrances of any kind or nature whatsoever; by such removal and replacement, Mortgagor shall be deemed to have subjected such replacement Fixtures to the lien and priority of this Mortgage, (vii) not make, install or permit to be made or installed any alterations or additions to the Real Estate if doing so would, in the reasonable opinion of Mortgagee, impair to any extent the value of the Mortgaged Property and except in compliance with the Loan Agreement, (viii) not make, suffer or permit any public nuisance to exist on the Real Estate or any portion thereof, and (ix) permit Mortgagee and its agents at all reasonable times to enter upon the Real Estate for the purpose of inspecting and appraising the Real Estate or any portion thereof to the extent permitted by the Note.

         (3) Mortgagor shall not by any act or omission permit any building or other improvement located on any property which is not subject to the lien of this Mortgage to lie upon the Real Estate or any portion thereof or any interest therein to fulfill any Legal Requirement, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Real Estate or any interest therein to be so used. Mortgagor's use of the Real Estate is a permitted use under the applicable zoning for the Real Estate, and Mortgagor shall not, by any act or omission, impair the integrity of the Real Estate or initiate or join in any zoning change, private easement or any other modification of the zoning regulating the Real Estate, without the written consent of Mortgagee. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this Article 3 shall be null and void.

     4.  Taxes on Mortgaged Property or Mortgagee.
         ----------------------------------------

         (1) If the United States of America, the State in which the Real Estate is located or any political subdivision thereof or any city, town, county or municipality in which the Real Estate is located or any agency, department, bureau, board, commission or instrumentality of any of the foregoing now existing or hereafter created (collectively, "Governmental Authorities") shall levy, assess or charge any tax, assessment, fee or imposition upon all or any portion of the Real Estate, this Mortgage or any other Loan Document, the Obligations, the interest of Mortgager or Mortgagee in the Mortgaged Property, or Mortgagee by reason of this Mortgage or any other Loan Document, the Obligations or Mortgagee's interest in the Mortgaged Property (individually, a "Tax", and collectively, "Taxes") (excepting therefrom any income tax or gross receipts tax on payments of interest made under the Note), Mortgagor shall pay all such Taxes to, for, or on account of Mortgagee as they become due and payable and, on demand, shall furnish proof of such payment to

Mortgagee. If Mortgagor shall fail to pay any such Tax, then, Mortgagee, at its option (upon notice to Mortgagor and Mortgagor's failure to pay such Tax within ten (10) days after such notice), may pay any such Tax and, in such event, the amount so paid (i) shall be deemed to be Obligations, (ii) shall be a lien on the Mortgaged Property prior to any right or title to, interest in, or claim upon the Mortgaged Property subordinate to the lien of this Mortgage, and (iii) immediately shall be due and payable, on demand, together with interest thereon at the rate of interest then payable under the Note, including, in calculating such rate of interest, any additional interest which may be imposed under the Note or the Loan Agreement by reason of any Event of Default thereunder (such rate of interest being hereinafter referred to as the "Interest Rate"), from the date of any such payment by Mortgagee to the date of repayment. In the event of the passage of any law or regulation permitting, authorizing or requiring any such Tax to be levied, assessed or charged, which law or regulation, in the reasonable judgment of Mortgagee, may prohibit Mortgagor from paying any Taxes to, for or on account of, Mortgagee or which may make such payment by Mortgagor result in the imposition of interest exceeding the maximum rate of interest then permitted by law, then, Mortgagee shall give written notice of such fact to Mortgagor and, may declare the entire amount of the Obligations due and payable sixty (60) days from the date of such notice.

         (2) If any Governmental Authority shall at any time require revenue, documentary or similar stamps to be affixed to this Mortgage or any other Loan Document or shall require the payment of any Taxes with respect to the ownership or recording of this Mortgage or any other Loan Document, Mortgagor, upon demand, shall pay for such stamps in the required amount and shall deliver the same to Mortgagee, for its benefit, together with a copy of the receipted bill therefor. Mortgagee, at its option (upon notice to Mortgagor and Mortgagor's failure to pay for such stamps within ten (10) days after such notice), may pay for the same, and in such event, the amount so paid (i) shall be deemed to be Obligations, (ii) shall be a lien on the Mortgaged Property prior to any right or title to, or interest in, or claim upon, the Mortgaged Property subordinate to the lien of this Mortgage, and (iii) immediately shall be due and payable on demand together with interest thereon at the Interest Rate from the date of any such payment by Mortgagee to the date of repayment. Mortgagor shall indemnify Mortgagee for, and shall hold Mortgagee harmless from and against, any and all liability which Mortgagee may incur on account of such revenue, documentary or other similar stamps or by reason of any Taxes referred to in Article 4(a) hereof whether such liability arises before or after payment of the Obligations and whether or not the lien of this Mortgage shall have been released.

     5.  Payment of Impositions.
         ----------------------

         (1) Except as otherwise provided in the Loan Agreement, not later than the date (the "Delinquency Date") which is the day before the date on which any fine, penalty, interest, late charge or loss may be added thereto or imposed by reason of the non-payment thereof, Mortgagor shall pay and discharge all Taxes (including, but without limiting the generality of the foregoing, all real property taxes and assessments, personal property taxes, income, franchise, withholding, profits and gross receipts taxes), charges for any easement or agreement maintained for the benefit of the Mortgaged Property or any portion thereof, general and special assessments and levies, permit, inspection and license fees, water and sewer rents and charges and any other charges of every kind and nature whatsoever, foreseen or unforeseen, ordinary or extraordinary, public or private, which, at any time, are imposed upon or levied or assessed against Mortgagor or the Mortgaged Property or any portion thereof, or which arise with respect to, or in connection with, the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or Restoration of the Real Estate or any portion thereof, together with any penalties, interest or late charges which may be imposed in connection with any of the foregoing (all of the foregoing taxes, assessments, levies and other charges, together with such interest, penalties and late charges, being hereinafter collectively referred to as "Impositions"). If, however, any Legal Requirement shall allow that any Imposition may, at Mortgagor's option, be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may exercise the option to pay such Imposition in such installments, and, in such event, Mortgagor shall be responsible for the payment of all such installments, together with the interest, if any, thereon, in accordance with the provisions of the applicable Legal Requirement. Not later than the Delinquency Date, Mortgagor shall deliver to Mortgagee evidence acceptable to Mortgagee showing the payment of such Imposition. Mortgagor also shall deliver to Mortgagee, within ten (10) days after receipt thereof, copies of all settlements and notices pertaining to any Imposition which may be issued by any Governmental Authority.

         (2) Nothing contained in this Mortgage shall affect any right or remedy of Mortgagee under this Mortgage or the Loan Agreement to pay, without notice and demand to Mortgagor except as provided in the Note or in any other Loan Documents, any Imposition from and after the date on which such Imposition shall have become due and payable (unless being contested as permitted under this Mortgage or the Loan Agreement) and, in such event, the amount so paid (i) shall be deemed to be Obligations, (ii) shall be a lien on the Mortgaged Property prior to any right or title to, interest in, or claim upon the Mortgaged Property subordinate to the lien of this Mortgage, and (iii) shall be immediately due and payable on demand, together with interest thereon at the Interest Rate, from the date of any such payment by Mortgagee to the date of repayment.

         (3) Notwithstanding the foregoing provisions, the Mortgagor shall have the general right to contest such Impositions to the extent permitted by the Loan Agreement or under Article 11 of this Mortgage.

     6.  Deposits. In order to assure the payment of all Impositions under
Article 5 hereof and all premiums for insurance required under Article 7 hereof, Mortgagor agrees that, after occurrence and during the continuation of an Event of Default upon demand made by Mortgagee, Mortgagor shall deposit with Mortgagee, for its benefit on the first day of each month from and after the date hereof, an amount equal to one-twelfth (1/12th) of each of (i) the annual Impositions, and (ii) the annual premiums for the insurance required to be provided under this Mortgage with respect to the Real Estate (such premiums for insurance being hereinafter referred to as "Insurance Premiums"). The amount of annual Impositions and Insurance Premiums when unknown shall be reasonably estimated by Mortgagee. Such deposits shall be used by Mortgagee to pay Impositions and Insurance Premiums when due. From time to time, on demand, Mortgagor shall pay to Mortgagee additional sums sufficient to permit payment of the next due installments of Impositions and Insurance Premiums, if, and to the extent that, the required monthly deposits thereafter falling due before the respective payment dates would otherwise be insufficient to permit the full payment thereof. After occurrence and during the continuation of an Event of Default, Mortgagee may apply any funds deposited with Mortgagee for Impositions or Insurance Premiums to the payment or performance of any of the Obligations. To the extent permitted by law, the sums deposited pursuant to this Article shall bear no interest and may be commingled with other funds of Mortgagee. Upon an assignment of this Mortgage, Mortgagee shall have the right to pay over the balance of any sums deposited pursuant to this Article and then in its possession to Mortgagee's assignee, and, thereupon, Mortgagee shall be completely released from all liability with respect to such sums and Mortgagor shall look solely to Mortgagee's assignee with respect thereto. The foregoing provisions shall apply to every transfer of such deposits to a new assignee. Upon payment and performance of all of the Obligations in accordance with the provisions of this Mortgage and the other Loan Documents, or, at the election of Mortgagee, at any prior time, the balance of the deposits then in Mortgagee's possession shall be paid over to the record owner of the Mortgaged Property. Mortgagor, at Mortgagee's request, shall make the aforesaid deposits with such servicer or financial institution as Mortgagee from time to time shall designate.

     7.  Insurance.
         ---------

         (1) Mortgagor shall provide and keep in full force and effect, or require to be provided and kept in full force and effect, at its sole cost and expense and for the benefit of Mortgagee the insurance coverage specified as follows: property damage insurance on an "all-risk" basis for the full replacement value of the Real Estate and public liability insurance in respect of Mortgagor's ownership, use and occupancy of the Mortgaged Property (collectively, "Insurance Coverage"). All such policies of insurance shall be in form and with insurers recognized as adequate by prudent business persons, and all such policies shall be in amounts no less than the amounts as may be reasonably satisfactory to Mortgagee. Mortgagor shall deliver to Mortgagee the original (or certified) copy of each policy of insurance, or an evidence of insurance in form and substance satisfactory to Mortgagee, and evidence of payment of all premiums for each such policy on or prior to the date of this Mortgage and at all times thereafter. Such policies shall: (A) in the case of the liability insurance, name Mortgagee as additional insured; (B) in the case of property insurance, include a mortgagee's and lender's loss payable clause endorsement, executed by the applicable insurer, in form and substance acceptable to Mortgagee; and (C) provide that the insurance companies will give Mortgagee at least thirty (30) days' prior written notice before any such policy or policies of insurance shall be altered or canceled.

         (2) Mortgagor promptly shall comply with, and shall cause the Real Estate to comply with, (i) all of the provisions of each such insurance policy, and (ii) all of the requirements of the insurers thereunder applicable to Mortgagor or to any of the Real Estate or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or Restoration (as hereinafter defined) of any of the Real Estate, even if such compliance would necessitate structural changes or improvements or would result in interference with the use or enjoyment of the Real Estate or any portion thereof. If Mortgagor shall use the Real Estate or any portion thereof in any manner which would permit the insurer to cancel any insurance required to be provided hereunder, Mortgagor immediately shall obtain a substitute policy which shall be satisfactory to Mortgagee and which shall be effective on or prior to the date on which any such other insurance policy shall be canceled.

         (3) Mortgagor hereby absolutely and unconditionally assigns to Mortgagee all insurance proceeds which it may be entitled to receive and such proceeds shall be delivered to and held by Mortgagee to be applied to Mortgagee's expenses in settling, prosecuting or defending any insurance claim, and then to the restoration of any portion of the Real Estate that has been damaged or destroyed to the same condition, character and value as existed prior to such damage or destruction so long as the following conditions are satisfied:
(i) Mortgagor is not in default hereunder, (ii) Mortgagee's security is not materially impaired, and (iii) in the event that in Mortgagee's sole judgment the insurance proceeds are not sufficient to accomplish restoration, Mortgagor deposits with Mortgagee, within thirty (30) days of demand by Mortgagee, the additional amounts necessary to accomplish restoration. Proceeds disbursed for restoration will be released to Mortgagor under Mortgagee's then current customary disbursement procedures. In the event any of the conditions set forth above are not satisfied or if the insurance proceeds shall not be applied to the restoration of the Real Estate within thirty (30) days after receipt of such proceeds by Mortgagee, Mortgagee shall have the option to either apply the insurance proceeds upon any indebtedness secured hereby in such order as Mortgagee may determined or release such proceeds to Mortgagor without such release being deemed a payment of any indebtedness secured hereby, rather than to apply such proceeds to the restoration of the Real Estate. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice. If the Real Estate is restored at a cost less than the available insurance proceeds, then such excess proceeds shall, if Mortgagor is not then in default hereunder, be paid over to Mortgagor. Mortgagee may commence, appear in, defend or prosecute any assigned claim or action, and may adjust, compromise, settle and collect all claims, proceeds and awards assigned to Mortgagee, but shall not be responsible for any failure to collect any claim, proceeds or award, regardless of the cause of the failure. Unless an Event of Default has occurred hereunder or under the other Loan Documents, Mortgagee shall not adjust, settle or compromise any claim or award with the insurer without Mortgagor's participation. Mortgagor promptly shall commence and diligently shall continue and complete the repair, restoration, replacement or rebuilding (hereinafter referred to as "Restoration") of the Real Estate so damaged, destroyed or injured substantially to its value, condition and character immediately prior to such damage, destruction or injury; provided, however, if the conditions set forth in clauses (i), (ii) and (iii) above have been fulfilled, Mortgagor's obligation to complete said restoration shall be contingent upon Mortgagee's making available the net proceeds of the insurance for payment toward the costs of such Restoration. Mortgagor diligently shall complete the Restoration of the Real Estate which are at any time in the process of construction, alteration or Restoration, subject to the terms of this Mortgage. Notwithstanding any damage to, or destruction of, or injury to the Real Estate or any portion thereof by fire or other casualty, Mortgagor shall continue to make all payments due under this Mortgage, the Loan Agreement, the Note and the other Loan Documents in accordance with the provisions of this Mortgage, the Loan Agreement, the Note and the applicable provisions of the other Loan Documents.

         (4) Mortgagor shall not adjust, collect or compromise any insurance claim without Mortgagee's prior written approval. Each insurer is hereby authorized and directed to make payment of any Insurance Proceeds under any policies of insurance, including the return of unearned premiums, directly to Mortgagee for application as provided herein, instead of to Mortgagor and

Mortgagee jointly, and Mortgagee is hereby authorized to endorse any draft therefor as Mortgagor's attorney-in-fact. Reduction of the outstanding amount of the Obligations resulting from the application of any such Insurance Proceeds to such Obligations by Mortgagee shall be deemed to take effect only on the date of Mortgagee's receipt of such Insurance Proceeds and its election to apply the same against the Obligations then outstanding hereunder. If, prior to the receipt by Mortgagee of any Insurance Proceeds, the Mortgaged Property or any portion thereof shall have been sold on foreclosure of this Mortgage, Mortgagee shall have the right to receive the Insurance Proceeds to the extent of any deficiency found to be due upon such sale, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, together with interest thereon at the Interest Rate, and the reasonable attorneys' fees, reasonable costs and disbursements incurred by Mortgagee in connection with the collection of the Insurance Proceeds. Anything contained in any Legal Requirement or in this Mortgage to the contrary notwithstanding, Mortgagee shall not be deemed to be a trustee or other fiduciary with respect to its receipt of any Insurance Proceeds.

         (5) Any transfer of the Mortgaged Property, in accordance with the provisions hereof, including a transfer by foreclosure or deed in lieu of foreclosure, shall transfer therewith all of Mortgagor's interest in all insurance policies then covering the Buildings and the Fixtures or the operations conducted at the Real Estate, including, but without limiting the generality of the foregoing, any unearned premiums.

     8.  Condemnation/Eminent Domain.
         ---------------------------

         (1) Notwithstanding (i) any taking by eminent domain, condemnation or otherwise of all or any portion of the Mortgaged Property, or (ii) the change of grade of any street, road or avenue or the widening of streets, roads or avenues adjoining or abutting the Land, or (iii) any other injury to, or decrease in value of, the Mortgaged Property caused in any manner by any Governmental Authority (any of the foregoing events being hereinafter referred to as a "TAKING"), Mortgagor shall continue to make all payments due under this Mortgage, the Note and the other Loan Documents in accordance with the provisions of this Mortgage, the Loan Agreement, the Note and the applicable provisions of the other Loan Documents. Mortgagor shall notify Mortgagee immediately upon obtaining knowledge of the institution of any proceedings for any Taking or of any contemplated Taking. All Awards made in connection with any Taking shall be paid to Mortgagee free and clear of all liens and encumbrances. Mortgagee shall be entitled to the interest paid, in lieu of the Interest Rate, on any such Award or proceeds thereof for such Taking. Mortgagor shall not settle or stipulate to any matter or agree to judgment in any such proceedings with respect to a Taking without Mortgagee's prior written approval. Each Governmental Authority is hereby authorized and directed to make payment of any Award made in connection with any Taking directly to Mortgagee for application as provided herein, instead of to Mortgagor and Mortgagee jointly, and Mortgagee is hereby authorized to endorse any draft therefor as Mortgagor's attorney-in-fact. Reduction of the outstanding amount of the Obligations resulting from the application of any such Award by Mortgagee shall be deemed to take effect only on the date of Mortgagee's receipt of such Award and its election to apply the same against the Obligations then outstanding hereunder. If, prior to the receipt by Mortgagee of any Award, the Mortgaged Property or any portion thereof shall have been sold on foreclosure of this Mortgage to Mortgagee, Mortgagee shall have the right to receive the

Award to the extent of any deficiency found to be due upon such sale, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, together with interest thereon at the Interest Rate, and the reasonable attorneys' fees, reasonable costs and disbursements incurred by Mortgagee in connection with the collection of the Award.

         (2) If there shall be any Taking, then Mortgagor promptly shall commence and diligently shall continue and complete the Restoration of the Real Estate remaining after such Taking substantially to their value, condition and character immediately prior to such Taking, in accordance with the provisions of this Mortgage. Mortgagor diligently shall complete, and pay for the cost of, the Restoration of the Real Estate which is at any time in the process of construction, alteration or Restoration. Any Award remaining after completion of such Restoration shall be retained by Mortgagee and shall be applied to the payment of the Obligations then outstanding, in such proportion and priority as Mortgagee, in its sole discretion, may elect.

      9. Sale and Lease of Real Estate. Except to the extent provided in, or permitted by, the Loan Agreement, Mortgagor shall not, at any time, directly or indirectly (by operation of law or otherwise), without the prior written consent of Mortgagee:

         (1) sell, assign, transfer or convey all or any part of the Mortgaged Property or any interest therein; or

         (2) transfer ownership or control of Mortgagor; or

         (3) lease or sublease the Real Estate or any portion thereof, except in accordance with the terms of Article 12 hereof; or

         (4) (i) make any new or additional mortgage, deed of trust or other loan which is secured by the Mortgaged Property or any portion thereof (whether superior or junior to the lien of this Mortgage and whether recourse or nonrecourse) unless such loan is made by Mortgagee, as Lender, or (ii) except for the Permitted Encumbrances and subject to the provisions of Article 10 or 11 hereof, otherwise create, grant, permit or suffer any lien, security interest, claim, charge or encumbrance of any kind or nature whatsoever, whether recorded or unrecorded, against the Mortgaged Property or any portion thereof.

     10. Discharge of Liens. Except as otherwise provided in, or permitted by, the Loan Agreement, Mortgagor at all times shall keep the Mortgaged Property free from the liens of mechanics, laborers, contractors, subcontractors and materialmen and, except for the Permitted Encumbrances and any New Mortgages which may be made to Mortgagee, free from any and all other liens, claims, charges or encumbrances of any kind or nature whatsoever. If any such liens, claims, charges or encumbrances shall be filed or recorded, Mortgagor shall forthwith deliver copies thereof to Mortgagee, Mortgagor shall cause the same to be discharged of record by payment, bonding or in such other manner as shall be satisfactory to Mortgagee and shall exhibit to Mortgagee, upon demand, evidence satisfactory to Mortgagee of such discharge.

     11. Right of Contest. Mortgagor, at its sole cost and expense, may, in good faith, contest, by proper legal actions or proceedings, the validity of any Legal Requirement or the application thereof to Mortgagor or the Mortgaged Property, or the validity or amount of any Imposition or the validity of the claims of any mechanics, laborers, subcontractors, contractors or materialmen (hereinafter referred to as "CONTRACTOR'S Claims"). During the pendency of any such action or proceeding, compliance with such contested Legal Requirement or payment of such contested Imposition or payment of such contested Contractor's Claim may be deferred provided that, in each case, at the time of the commencement of any such action or proceeding and during the pendency of such action or proceeding: (a) no Event of Default shall exist hereunder and no other event shall have occurred which, with the giving of notice or lapse of time, or both, would constitute an Event of Default hereunder, (b) adequate reserves with respect thereto are maintained on Mortgagor's books in accordance with generally accepted accounting principles and the applicable provisions of the Loan Agreement, (c) and such contest operates to suspend enforcement of compliance with the contested Legal Requirement or collection of the contested Imposition or collection or enforcement of such contested Contractor's Claim and such contest is maintained and prosecuted continuously and with diligence, and (d) during such contest Mortgagor shall post with Mortgagee cash or a bond in an amount determined by Mortgagee from a company and in form and content acceptable to Mortgagee and provide such other security satisfactory to Mortgagee assuring the discharge of Mortgagor's such contested Imposition or Contractor's Claim and of any interest charge, cost, penalty or expense arising from such contest. Notwithstanding any such reserves or the furnishing of any bond or other security, Mortgagor promptly shall comply with any contested Legal Requirement or shall pay any contested Imposition or Contractor's Claim, and compliance therewith or payment thereof shall not be deferred, if, at any time, the Mortgaged Property or any portion thereof shall be, in Mortgagee's reasonable judgment, in danger of being forfeited or lost by reason of any such contest or Mortgagor's non-compliance with any such Legal Requirement or non-payment of any such Imposition or Contractor's Claim. If such action or proceeding is terminated or discontinued adversely to Mortgagor, Mortgagor, upon demand, shall deliver to Mortgagee evidence satisfactory to Mortgagee, in its sole discretion, of Mortgagor's compliance with such contested Legal Requirement or payment of such contested Imposition or Contractor's Claim, as the case may be.

     12. Leases and Operating Agreements.
         -------------------------------

         (1) Mortgagor has no right or power, as against Mortgagee, without the prior written consent of Mortgagee, in each case (i) to enter into or modify, amend, or cancel, any of the terms, covenants or conditions of any Leases or Operating Agreements, (ii) to consent to any assignment of any Lease or any subletting of the portion of the Real Estate subject to any Lease, (iii) to assign, mortgage or otherwise encumber any of the Leases or any of the Rents due or to become due thereunder or to which Mortgagee may now or hereafter become entitled, or (iv) to accept prepayments of installments of rent for more than thirty (30) days in advance of the time when the same shall become due or to anticipate the rents thereunder, except for security deposits. Mortgagor shall notify Mortgagee not later than three (3) months prior to the date of the expiration of the term of any Lease of its intention either to renew or not renew any such Lease, and, if Mortgagor shall intend to renew the Lease, the terms and conditions of any such renewal Lease.

         (2) In addition to containing such other terms and conditions as Mortgagee shall approve, each Lease which shall be executed in accordance with the provisions hereof shall (i) not permit the lessee thereunder to terminate or invalidate the terms of its Lease as a result of any action taken by Mortgagee to enforce this Mortgage either by foreclosure, or acceptance of a deed in lieu of foreclosure, or by resort to any other rights or remedies available to Mortgagee hereunder or at law or in equity, (ii) include a subordination clause providing that the Lease and the interest of the lessee thereunder in the Mortgaged Property are in all respects subject and subordinate to this Mortgage,
(iii) provide that, at the option of Mortgagee or the purchaser at a foreclosure sale or the grantee in a voluntary conveyance in lieu of foreclosure, the lessee thereunder shall attorn to Mortgagee or to such purchaser or grantee under all of the terms of the Lease and recognize such entity as the lessor under the Lease for the balance of the term of the Lease, and (iv) provide that, in the event of the enforcement by Mortgagee of the rights and remedies provided by law or in equity or by this Mortgage, any person succeeding to the interest of Mortgagee as a result of such enforcement shall not be bound by any prepayment of installments of rent for more than thirty (30) days in advance of the time when the same shall become due or any amendment, modification, extension, cancellation or renewal of the Lease made without the prior written consent of Mortgagee.

         (3) As to all Leases and Operating Agreements which shall be approved by Mortgagee, Mortgagor shall (i) promptly perform, all of the provisions of such Leases and Operating Agreements on its part to be performed, (ii) promptly enforce in accordance with sound management practices all of the provisions of such Leases and Operating Agreements on the part of the lessees and other parties thereunder to be performed, (iii) refrain from taking any action which would result in the termination of any Operating Agreement or the diminution of the Rents under Leases, (iv) appear in and prosecute or defend any action or proceeding arising under, growing out of, or in any manner connected with, the Leases or Operating Agreements to which it is a party, (v) exercise, within ten
(10) days after demand by Mortgagee, any right to request from the lessee under any Lease or other party to any Operating Agreement a certificate with respect to the status thereof, (vi) deliver to Mortgagee, within five (5) days after demand by Mortgagee, a written statement containing the names of all lessees, the terms of all Leases and the spaces occupied and rentals payable thereunder and a statement of all Leases which are then in Event of Default, including the nature and magnitude of any such Event of Default, (vii) provide Mortgagee with a copy of each notice of Event of Default received by Mortgagor under any Operating Agreement immediately upon receipt thereof and deliver to Mortgagee a copy of each notice of Event of Default sent by Mortgagor under any Operating Agreement simultaneously with its delivery of such notice, and (viii) promptly deliver to Mortgagee a fully executed counterpart of each Lease or Operating Agreement upon the execution of the same. All Leases, if any, shall be subject and subordinate to this Mortgage.

         (4) Mortgagor hereby assigns to Mortgagee from and after the date hereof (including any period allowed by law for redemption after any foreclosure or other sale), primarily, on a parity with the Mortgaged Property, and not secondarily, as further security for the payment and performance of the Obligations, the Leases and the Rents. Nothing contained in this Article shall be construed to bind Mortgagee to the performance of any of the terms, covenants, conditions or agreements contained in any of the Leases or otherwise impose any obligation on Mortgagee

(including, but without limiting the generality of the foregoing, any liability under the covenant of quiet enjoyment contained in any Lease in the event that any lessee shall have been joined as a party defendant in any action to foreclose this Mortgage or commenced by reason of an Event of Default hereunder or in the event any lessee shall have been barred and foreclosed of any or all right, title and interest and equity of redemption in the Mortgaged Property), except that Mortgagee shall be accountable for any money actually received pursuant to the aforesaid assignment. Mortgagor hereby further grants to Mortgagee the right, but not the obligation (i) to enter upon and take possession of the Real Estate for the purpose of collecting the Rents or exercising any rights or remedies under the Leases, (ii) to dispossess by the usual summary proceedings any lessee defaulting in making any payment due under any Lease to Mortgagee or defaulting in the performance of any of its other obligations under its Lease, (iii) to let the Real Estate or any portion thereof, (iv) to apply the Rents on account of the Obligations, and (v) to perform such other acts as Mortgagee is entitled to perform pursuant to this Article. Such assignment and grant shall continue in effect until all of the Obligations shall be paid and performed in full in accordance with this Mortgage, the Loan Agreement and the other Loan Documents, the execution of this Mortgage constituting and evidencing the irrevocable consent of Mortgagor to the entry upon and taking possession of the Real Estate by Mortgagee pursuant to such grant, whether or not an action to foreclose this Mortgage has been instituted and without applying for a receiver. Mortgagee, however, grants to Mortgagor, not as a limitation or condition hereof, but as a personal covenant available only to Mortgagor and its successors and not to any lessee or other person, a license, revocable upon five (5) days' written notice to Mortgagor, to collect all of the Rents and to retain, use and enjoy the same, unless an Event of Default shall exist hereunder or unless any event shall have occurred which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default hereunder. In the event of any Event of Default hereunder, Mortgagor shall pay monthly, in advance, to Mortgagee upon Mortgagee's entry into possession pursuant to the foregoing grant, or to any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of the Real Estate, and upon the failure of Mortgagor to make any such payment, Mortgagor shall vacate and surrender the possession of the Real Estate to Mortgagee or to such receiver, and upon Mortgagor's failure to so vacate and surrender, Mortgagor may be evicted by summary proceedings. (1)

         (5) Mortgagor shall receive the Rents as set forth in paragraph (d) of this Article hereof and shall hold the right to receive the Rents as a trust fund to be applied first to the payment of Impositions and then to the payment of the Obligations and, thereafter, to the payment of insurance premiums for policies required to be provided hereunder before using any part of the total of the same for any other purpose.

         (6) Upon notice and demand, Mortgagor shall, from time to time, execute, acknowledge and deliver to Mortgagee, or shall cause to be executed, acknowledged and delivered to Mortgagee in form reasonably satisfactory to Mortgagee, one or more separate assignments (confirmatory of the general assignment provided in this Article) of the lessor's interest in any Lease. Mortgagor shall pay to Mortgagee the reasonable expenses incurred by Mortgagee in connection with the preparation and recording of any such instrument.

         (7) Mortgagor, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in the Operating Agreements, on the part of Mortgagor to be kept and performed thereunder. If Mortgagor shall commit a breach or default under the provisions of any Operating Agreement and such breach or default shall not have been cured within the cure period provided therefor (after required notices) under the applicable Operating Agreement, if any, then and in any such event, such breach or default shall constitute an Event of Default, entitling Mortgagee to remedies upon Event of Default as provided herein and by law.

     13. Estoppel Certificates. Mortgagor, within fifteen (15) Business Days after request by Mortgagee, shall deliver, in form reasonably satisfactory to Mortgagee, in its sole discretion, a written statement duly executed and acknowledged by Mortgagor setting forth the amount of the Obligations then outstanding and whether any offsets, claims, counterclaims or defenses exist against the Obligations secured by this Mortgage and, if any are alleged to exist, the nature thereof shall be set forth in detail.

     14. Expenses. Mortgagor shall pay all reasonable out-of-pocket expenses of Mortgagee in connection with the preparation of this Mortgage, the Loan Agreement, the Note and the other Loan Documents (including, without limitation, the reasonable fees and expenses of all of Mortgagee's counsel retained in connection with this Mortgage, the Loan Agreement, the Note and the other Loan Documents, and the transactions contemplated thereby). If, at any time or times, regardless of the existence of an Event of Default (as hereinafter defined), Mortgagee (and in the case of subparagraphs (b), (c) and (d) below, any Lender) shall employ counsel for advice or other representation or incur reasonable legal or other reasonable costs and expenses in connection with:

         (1) any amendment or modification of this Mortgage, the Note or any of the Loan Documents;

         (2) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Mortgagee or any Lender, Mortgagor or any other Person (as defined herein) relating to the Mortgaged Property, this Mortgage, the Loan Agreement, the Note or any of the Loan Documents or any other agreements to be executed or delivered in connection herewith (unless initiated by Mortgagee in bad faith);

         (3) any good faith attempt to enforce any rights of Mortgagee against Mortgagor or any other Person, including, without limitation, Account Debtors (as such term is defined in the Uniform Commercial Code), that may be obligated to Mortgagee by virtue of any of the Loan Documents;

         (4) any good faith attempt to protect Mortgagee's interests or to verify, protect, collect, sell, liquidate or otherwise dispose of the Mortgaged Property;

then, and in any such event, such reasonable attorneys' fees, including those of any appellate proceedings, and all reasonable expenses, reasonable costs, charges and other fees incurred by such counsel or Mortgagee in any way or respect arising in connection with or relating to any of the events or actions described in this Article 14 shall be payable, on demand, by Mortgagor to Mortgagee and shall be additional Obligations secured under this Mortgage, the Loan Agreement and the Loan Documents. Without limiting the generality of the foregoing, such reasonable expenses, reasonable costs, charges and fees may include: paralegal fees, costs and expenses, accountants' fees, costs and expenses, reasonable court costs and expenses, photocopying and duplicating expenses, court reporter fees, reasonable costs and expenses, long distance telephone charges, air express charges, telegram charges, secretarial overtime charges, and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

     15. Mortgagee's Right to Perform. In the event of any Event of Default hereunder, Mortgagee may (but shall be under no obligation to) at any time perform the Obligations, without waiving or releasing Mortgagor from any Obligations or any Event of Default under this Mortgage, and, in such event, the reasonable cost thereof, including, but without limiting the generality of the foregoing, reasonable attorneys' fees, reasonable costs and disbursements incurred in connection therewith (a) shall be deemed to be Obligations, (b) shall be a lien on the Mortgaged Property prior to any right or title to, interest in, or claim upon the Mortgaged Property subordinate to the lien of this Mortgage, and (c) shall be payable, on demand, together with interest thereon at the Interest Rate, from the date of any such payment by Mortgagee to the date of repayment to Mortgagee. No payment or advance of money by Mortgagee pursuant to the provisions of this Article shall cure, or shall be deemed or construed to cure, any such Event of Default by Mortgagor hereunder or waive any rights or remedies of Mortgagee hereunder or at law or in equity by reason of any such Event of Default.

     16. Mortgagor's Existence. Mortgagor shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of its State of incorporation and the laws of the State in which the Mortgaged Property is located and its right to own property and transact business in such States.

     17. Mortgagee's Costs and Expenses. If (a) Mortgagor shall fail to make any payment of Obligations when the same shall be due and payable, or shall fail to perform any of the Obligations under this Mortgage or any other Loan Document, or (b) Mortgagee shall exercise any of its rights or remedies hereunder, or (c) any action or proceeding involving Mortgagor or any of the Mortgaged Property is commenced in which it becomes necessary to defend or uphold the lien or priority of this Mortgage or any action or proceeding is commenced to which Mortgagee is or becomes a party, or (d) the taking, holding or servicing of this Mortgage by Mortgagee is alleged to subject Mortgagee to any civil or criminal fine or penalty based on the taking, holding or servicing of this Mortgage and not based on any other wrongful act or omission of Mortgagee, or (e) Mortgagee's review or approval of any document, including, but without limiting the generality of the foregoing, any Lease, is requested by Mortgagor or reasonably required by Mortgagee, then, in any such event, all such reasonable costs, expenses and fees incurred by Mortgagee in connection therewith (including, but without limiting the generality of the foregoing, any civil or criminal fines or penalties and attorneys' fees, reasonable costs and disbursements): (i) shall be deemed to be Obligations, (ii) shall be a lien on the Mortgaged Property prior to any right or title to, interest in, or claim upon the Mortgaged

Property subordinate to the lien of this Mortgage, and (iii) shall be payable, within ten (10) days after written demand, together with interest thereon at the Interest Rate, from the date of such demand for payment by Mortgagee to the date of repayment. In any action to foreclose this Mortgage or to recover or collect the Obligations or any portion thereof, the provisions of this Article with respect to the recovery of reasonable costs, expenses, disbursements and penalties shall prevail unaffected by the provisions of any Legal Requirement with respect to the same to the extent that the provisions of this Article are not inconsistent therewith or violative thereof.

     18. Event of Defaults.
         -----------------

         (1) The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute a default ("Event of Default") hereunder:

             (1) the failure to make any payment of principal, interest, fees or premium or any other amount owing under the Loan Agreement, the Note or under any of the Loan Documents when due and payable or declared due and payable whether by maturity or acceleration, which failure continues beyond any applicable grace period therefor set forth in the Loan Agreement, the Note or any of the Loan Documents, and with regard to any failure to pay any amount owing or to be paid under this Mortgage, if such failure is not cured within ten (10) days after notice of default, or within such other period of time as is expressly provided under the particular provision of this Mortgage; or

             (2) the failure to pay any other portion of the Obligations as and when the same shall become due and payable whether by maturity or acceleration, which failure continues beyond any applicable grace period therefor set forth in the Loan Agreement, the Note or applicable Loan Document; or

             (3) any Event of Default by Mortgagor in the due observance or performance of any of the terms, covenants or provisions contained in this Mortgage including, without limitation, Mortgagor's failure to comply with any of the provisions of Articles 3 or 9 hereof, which Event of Default continues for thirty (30) days after written notice thereof from Mortgagee to Mortgagor; provided, however, that if such Event of Default cannot be cured within such thirty (30) day period despite all reasonable efforts of Mortgagor, then such thirty (30) day period shall be extended by an additional thirty (30) days or such longer period of time approved by Mortgagee as is necessary to cure such Event of Default, so long as Mortgagor is proceeding diligently to cure such Event of Default; or

             (4) the occurrence of any Event of Default under (and as defined, and particularly described in) the Loan Agreement, the Note, or any of the Loan Documents.

     19. Remedies.
         --------

         (1) Upon the occurrence of any Event of Default hereunder, Mortgagee may, without notice, presentment, demand or protest, all of which are hereby expressly waived by

Mortgagor to the extent permitted by applicable law and except as expressly provided otherwise in this Mortgage, take such action as Mortgagee deems advisable, in its sole discretion, to protect and enforce its rights in and to the Mortgaged Property, including, but without limiting the generality of the foregoing, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee hereunder or at law or in equity:

             (1) Mortgagee may declare all of the Obligations immediately due and payable.

             (2) Mortgagee may, without releasing Mortgagor from any Obligation under this Mortgage or any other Loan Document and without waiving any Event of Default, exercise any of its rights and remedies under Article 15 hereof.

             (3) Mortgagee may (1) institute and maintain an action of mortgage foreclosure against any of the Mortgaged Property and against any of the property subject to any of the New Mortgages, (2) institute and maintain an action with respect to the Mortgaged Property under any other Loan Document, or (3) take such other action as may be allowed at law or in equity for the enforcement of this Mortgage or the other Loan Documents. Mortgagee may proceed in any such action to final judgment and execution thereon for the whole of the Obligations, together with interest thereon at the Interest Rate, from the date on which Mortgagee shall declare the same to be due and payable to the date of repayment, and all reasonable costs of any such action, including, but without limiting the generality of the foregoing, reasonable attorneys' fees, reasonable costs and disbursements.

             (4) Mortgagee may, without releasing Mortgagor from any Obligation under this Mortgage and without waiving any Event of Default, enter upon and take possession of the Real Estate or any portion thereof, either personally or by its agents, nominees or attorneys, and dispossess Mortgagor and its agents and servants therefrom. Thereupon, Mortgagee may (1) use, manage and operate the Real Estate and the business conducted upon the Real Estate, and (2) exercise all rights and powers of Mortgagor with respect to the Mortgaged Property, either in the name of Mortgagor or otherwise, including, but without limiting the generality of the foregoing, the right to make, cancel, enforce or modify Leases, obtain and evict lessees, establish or change the amount of any Rents and the manner of collection thereof, and perform any acts which Mortgagee deems proper, in its sole discretion, to protect the security of this Mortgage. After deduction of all reasonable costs and expenses of operating and managing the Real Estate, including, but without limiting the generality of the foregoing, reasonable attorneys' fees, costs and disbursements, administration expenses, management fees and brokers' commissions, satisfaction of liens on any of the Mortgaged Property, payment of Impositions, claims and Insurance Premiums, invoices of persons who may have supplied goods and services to or for the benefit of any of the Mortgaged Property and all reasonable costs and expenses of the maintenance, repair, Restoration, alteration or improvement of any of the Mortgaged Property, Mortgagee shall apply the Rents received by Mortgagee to payment or performance of the Obligations. Mortgagee may apply the Rents received by Mortgagee to the payment of any or all of the foregoing in such order and amounts as Mortgagee, in its sole discretion, may elect.

     Mortgagee may, in its sole discretion, determine the method by which, and extent to which, the Rents will be collected and the obligations of the lessees under the Leases enforced and Mortgagee may waive or fail to enforce any right or remedy of the lessor under any Lease.

         (2) Upon the filing of any complaint to foreclose this Mortgage, the court in which such complaint is filed may, upon application of Mortgagee or at any time thereafter, either before or after foreclosure sale, and without notice to Mortgagor or to any party claiming under Mortgagor, without regard to the solvency or insolvency at the time of such application of any person then liable for payments of any of the Obligations, without regard to the then value of the Real Estate, and without requiring any bond from the complainant in such proceedings, appoint a receiver for the benefit of Mortgagee (which may be Mortgagee), with power to take possession, charge, and control of the Mortgaged Property, including, without limitation, the Real Estate, to operate or lease the same, to keep the Real Estate insured and in good repair, and to collect any revenues of operation or Rents during the pendency of such foreclosure suit and, in case of foreclosure sale and a deficiency, during any period of redemption. The court may, from time to time, authorize said receiver to pay the net amounts remaining in said receiver's hands, after deducting reasonable compensation for the receiver and the receiver's counsel to be allowed by the court, to Mortgagee to be applied to the Obligations in accordance with the Note. This Mortgage and the right of foreclosure hereunder shall not be impaired or exhausted by one or any foreclosure or by one or any sale and may be foreclosed successively and in parts until all of the Real Estate has been foreclosed against and sold.

         (3) In the case of a sale pursuant to an order, decree or judgment of foreclosure, the Real Estate may, at Mortgagee's election, be sold in one (1) parcel. Mortgagee shall receive the proceeds of any such sale and shall apply the proceeds of such sale as follows, in the following order:

             (1) to all reasonable costs, fees, charges and expenses incurred by Mortgagee in connection with any Event of Default hereunder, the exercise of any of the rights and remedies of Mortgagee hereunder and any such sale, including, but without limiting the generality of the foregoing, reasonable attorneys' fees, reasonable costs and disbursements, receiver's fees, all expenses of such sale, including reasonable publication costs, stenographic charges, title searches and surveys, guarantee policies and documentary stamps and transfer taxes and recording fees and charges; and

             (2) to payment of outstanding Impositions; and

             (3) to payment and performance of all Obligations then outstanding to Mortgagee and such other holders of instruments or agreements evidencing the Obligations in such manner and order of priority or preference as Mortgagee may, in its sole discretion, determine; and

             (4) the balance, if any, to the persons legally entitled thereto.

         (4) Upon the occurrence of any Event of Default hereunder, Mortgagee may exercise such power of sale, if any, as may be allowed under the laws of the state in which the Mortgaged Property is located, all in accordance with such notices and procedures for conducting such sales as is provided for under such laws, and in connection with any lawfully conducted sale.

         (5) Upon the occurrence of any Event of Default hereunder, Mortgagor shall irrevocably appoint Mortgagee as true and lawful attorney of Mortgagor in its name and stead and on its behalf, for the purpose of effectuating any otherwise proper sale, assignment, transfer or delivery for the enforcement of this Mortgage, whether pursuant to foreclosure (or power of sale, if available), to execute and deliver all such deeds, bills of sale, assignments and other instruments as Mortgagee may consider necessary or appropriate, with full power of substitution, Mortgagor hereby ratifying and confirming all that its said attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by Mortgagee or any purchaser, Mortgagor shall ratify and confirm any such sale, assignment, transfer or delivery by executing and delivering to Mortgagee or such purchaser all proper deeds, bills of sale, assignments, releases and other instruments as may be designated in any such request.

         (6) Mortgagee may be a purchaser of the Mortgaged Property or of any part thereof or of any interest therein at any sale thereof, whether pursuant to foreclosure or power of sale or otherwise hereunder, and may apply upon the purchase price thereof any outstanding Obligations. Mortgagee shall, upon such purchase, acquire good title to the Mortgaged Property so purchased, free of the lien of this Mortgage and free of all rights of redemption in Mortgagor.

         (7) Upon any sale of the Mortgaged Property or any part thereof or any interest therein, whether pursuant to foreclosure (or power of sale, if available) or otherwise hereunder, the receipt of the officer making the sale under judicial proceedings or of Mortgagee shall be sufficient discharge to the purchaser for the purchase money and such purchaser shall not be obliged to see to the application thereof.

         (8) Any sale of the Mortgaged Property or any part thereof or any interest therein, whether pursuant to foreclosure (or power of sale, if available) or otherwise hereunder, shall forever be a perpetual bar against Mortgagor.

         (9) The remedies and rights granted to Mortgagee hereunder are cumulative and are not in lieu of, but are in addition to, and shall not be affected by the exercise of, any other remedy or right available to Mortgagee whether now or hereafter existing either at law or in equity or under this Mortgage or any other Loan Document.

         (10) To the extent provided in the Loan Agreement, Mortgagor shall indemnify and hold Mortgagee harmless and defend each such party from any loss, liability, cost and expense (including without limitation reasonable attorneys' fees and disbursements) and all claims, actions, proceedings and suits arising out of, or in connection with, any lawful action by Mortgagee to enforce this Mortgage or any Loan Document, whether or not any action, proceeding or suit is filed, unless due to Mortgagee's gross negligence.

     20. Security Agreement and Fixture Filing under Uniform Commercial Code.
(a) It is the intention of Mortgagor and Mortgagee that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code of the State in which the Mortgaged Property is located. Notwithstanding the filing of a financing statement covering any of the Mortgaged Property in the records normally pertaining to personal property, all of the Mortgaged Property, for all purposes and in all proceedings, legal or equitable, shall be regarded, at Mortgagee's option (to the extent permitted by law), as part of the Real Estate whether or not any such item is physically attached to the Real Estate or serial numbers are used for the better identification of certain items. The mention in any such financing statement of any of the Mortgaged Property shall never be construed in any way as derogating from or impairing this declaration and hereby stated intention of Mortgagor and Mortgagee. It is hereby acknowledged and agreed that such mention in the financing statement is hereby declared to be for the protection of Mortgagee in the event any court shall at any time hold that notice of Mortgagee's priority of interest, to be effective against any third party, including the Federal government or any authority or agency thereof, must be filed in the Uniform Commercial Code records. Pursuant to the provisions of the Uniform Commercial Code, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute and file financing and continuation statements if Mortgagee shall determine, in its sole discretion, that such financing or continuation statements are necessary or advisable in order to preserve or perfect its security interest in the Fixtures covered by this Mortgage, and Mortgagor shall pay to Mortgagee, on demand, any expenses incurred by Mortgagee in connection with the preparation, execution and filing of such statements that may be filed by Mortgagee.

     (b) Some of the items located on the Real Estate and included within the definition of the Mortgaged Property are or are to become "fixtures" (as that term is defined in Article 9 of the Uniform Commercial Code), and as provided under Article 9 of the Uniform Commercial Code, this Mortgage upon being filed for record in the real property records of county in which the Mortgaged Property is located shall operate also as a "fixture filing" and financing statement upon such of the items which are or may become fixtures. Mortgagor is the record owner of the Real Estate and Mortgaged Property.

     21. No Waivers, Etc. A failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms, covenants, conditions and provisions hereof. Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms, covenants, conditions and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for payment or performance of the Obligations or any portion thereof secured by this Mortgage without, as to the remainder of the security, in any manner whatsoever, impairing or affecting the lien of this Mortgage or the priority of the lien of this Mortgage over any subordinate lien. Mortgagee may resort for the payment of the Obligations secured by this Mortgage to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

     22. Trust Funds. At such time as Mortgagee requests, Mortgagor shall thereafter treat all deposits made as security under any Leases as trust funds, which shall be segregated and thereafter not be commingled with any other funds of Mortgagor. At all times Mortgagor shall hold any such security deposits in accordance with the provisions of any applicable Legal Requirements. Within ten
(10) days after request by Mortgagee, Mortgagor shall furnish Mortgagee with evidence, satisfactory to Mortgagee, in its sole discretion, of compliance with this Article, together with a certified statement of the amount of all of the security deposited by lessees and copies of all Leases not theretofore delivered to Mortgagee.

     23. Additional Rights.
         -----------------

         (1) Upon confirmation of a sale pursuant to any order, decree or judgment of foreclosure of this Mortgage, the appropriate governmental officer making such sale, or his successor in office, shall be and is hereby authorized immediately to execute and deliver to the purchaser at such sale a deed, assignment or appropriate document conveying the Mortgaged Property to such purchaser. Upon the execution of such deed, assignment or appropriate document, the recitals therein of facts such as the terms of the sale, the sale, the purchase, payment of purchase money and other facts affecting the regularity or validity of such sale shall be conclusive proof of the truthfulness thereof, that such sale was regularly and validly made, and any such deed, assignment or appropriate document shall be conclusive against all persons as to all matters and facts recited therein.

         (2) The holder of any subordinate lien on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage.

     24. Waivers by Mortgagor.
         --------------------

         (1) Mortgagor hereby waives all errors and imperfections in any proceedings instituted by Mortgagee under this Mortgage, the Loan Agreement, the Note or any other Loan Document and all benefit of any present or future statute of limitations or any other present or future statute, law, stay, moratorium, appraisal or valuation law, regulation or judicial decision which, nor shall Mortgagor at any time insist upon or plead or in any manner whatsoever claim or take any benefit or advantage of any such statute, law, stay, moratorium, regulation or judicial decision which (i) provides for the valuation or appraisal of the Mortgaged Property prior to any sale or sales thereof which may be made pursuant to any provision herein or pursuant to any decree, judgment or order of any court of competent jurisdiction, (ii) exempts any of the Mortgaged Property or any other property, real or personal or any part of the proceeds arising from any sale thereof from attachment, levy or sale under execution,
(iii) provides for homestead rights or exemptions or provides for any stay of execution, moratorium, marshaling of assets, exemption from civil process, reinstatement, redemption or extension of time for payment, (iv) requires Mortgagee to institute proceedings in mortgage foreclosure against the Mortgaged Property before exercising any other remedy afforded Mortgagee hereunder in the event of an Event of Default, (v) affects any of the terms, covenants, conditions or provisions of this Mortgage, or (vi) conflicts with or may affect, in a manner which may be adverse to Mortgagee, any provision, covenant, condition or term of this Mortgage, the Loan Agreement, the Note or any other Loan Document, nor shall Mortgagor at any time after any sale or sales of the Mortgaged Property pursuant to any provision herein, including, but without limiting the generality of the foregoing, after any sale pursuant to a judgment of foreclosure, claim or exercise any right under any present or future statute, law, stay, moratorium, regulation or judicial decision to redeem the Mortgaged Property or the portion thereof so sold.

         (2) Mortgagor hereby waives the right, if any, to require any sale to be made in parcels, or the right, if any, to select parcels to be sold, and there shall be no requirement for marshaling of assets.

         (3) Unless specifically required herein or in the Loan Agreement or pursuant to applicable law, Mortgagor hereby waives all notices of default or of Mortgagee's election to exercise or Mortgagee's actual exercise of any rights or remedies hereunder or under any of the Loan Agreement.

         25. Failure to Consent. Except as otherwise provided by the Loan Agreement, if Mortgagor shall seek the approval by, or the consent of, Mortgagee hereunder or under the Loan Agreement or any other Loan Document, and Mortgagee shall fail or refuse to give such consent or approval, Mortgagor shall not be entitled to any damages for any withholding or delay of such consent by Mortgagee, it being intended that Mortgagor's sole remedy shall be to bring an action for an injunction or specific performance, which remedy of an injunction or specific performance shall be available only in those cases in which Mortgagee has expressly agreed hereunder or under the Loan Agreement or any other Loan Documents not to unreasonably withhold or delay its consent or approval. Unless otherwise provided herein or in the Loan Agreement or any other Loan Document, Mortgagee shall have the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction whenever such consent, approval, acceptance or satisfaction shall be required under the Loan Agreement or any of the Loan Documents.

         26. No Joint Venture or Partnership. Mortgagor and Mortgagee intend that the relationship created hereunder be solely that of Mortgagor and mortgagee or Mortgagor and lender, as the case may be. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Mortgagor and Mortgagee nor to grant Mortgagee any interest in the Mortgaged Property other than that of mortgagee or lender.

         27. Notice. All notices, requests and demands to or upon a party hereto to be effective shall be in writing and shall be sent or delivered to the appropriate party in the manner provided in the Note.

         28. Conflict with the Loan Documents. To the extent there shall be any conflict between the defined terms set forth herein and the defined terms set forth in any other Loan Document (other than the Note), then, unless such other Loan Document expressly provides otherwise, the terms, covenants, conditions and provisions of the Mortgage shall prevail with respect to this Mortgage.

Subject to the foregoing, if there shall be any inconsistencies between the terms, covenants, conditions and provisions set forth in this Mortgage and the terms, covenants, conditions and provisions set forth in the Loan Agreement, then, unless this Mortgage expressly provides otherwise, the terms, covenants, conditions and provisions of the Note shall prevail.

         29. No Modification; Binding Obligations. This Mortgage may not be modified, amended, discharged or waived in whole or in part except by an agreement in writing signed by Mortgagor and Mortgagee. The covenants of this Mortgage shall run with the Land and shall bind Mortgagor and the heirs, distributees, personal representatives, successors and assigns of Mortgagor and all present and subsequent encumbrances, lessees and sublessees of any of the Mortgaged Property and shall inure to the benefit of Mortgagee and its respective successors, assigns and endorsees.

         30. Subrogation. To the extent that Mortgagee, after the date hereof, pays any sum due under any provision of law or any instrument or documents creating any lien prior or superior to the lien of this Mortgage, Mortgagee shall have and be entitled to a lien on the Mortgaged Property equal in priority to that discharged, and Mortgagee shall be subrogated to, and receive and enjoy all rights and liens possessed, held or enjoyed by, the holder of such lien, which shall remain in existence for the benefit of Mortgagee to secure the Obligations. Mortgagee shall be subrogated, notwithstanding its release of record, to mortgages, trust deeds, superior titles, vendor's liens, liens, charges, encumbrances, rights and equities on the Mortgaged Property to the extent that any obligation under any thereof is paid or discharged with proceeds of disbursements or advances under any instrument evidencing the Obligations.

         31. No Merger. Unless Mortgagee shall otherwise expressly consent beforehand in writing, the fee title to any part of the Real Estate demised by any lease and the leasehold estates thereunder shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in the lessor or in the lessee, or in a third party by purchase or otherwise, and in the event the owner or holder of the leasehold estate created by any such lease becomes the owner of the fee title to the property demised thereby, this Mortgage, without further act, deed, conveyance, mortgage, deed of trust or other assurance on behalf of said owner or holder, shall be deemed to have covered and spread to the fee estate of the property demised thereby and in the event thereof, upon request of Mortgagee without cost or expense to Mortgagee or any other secured party, the then owner or holder of said lease will execute, acknowledge and deliver all and every such further acts, conveyances, deeds, mortgages, deeds or trust and assurances as Mortgagee shall reasonably require for purposes of accomplishing the subjection of the fee estate to this Mortgage and the spread of this Mortgage thereto.

         32. No Liability on Mortgagee. Notwithstanding anything contained herein, this Mortgage is only intended as security for the Obligations, and Mortgagee shall not be obligated to perform or discharge, and does not hereby undertake to perform or discharge, any obligation, duty or liability of Mortgagor under or pursuant to any of the Mortgaged Property. Except as otherwise provided by the Loan Agreement, Mortgagor shall and does hereby agree to indemnify and hold Mortgagee harmless of and from any and all liability, loss or damage which it may or might incur under any of the Mortgaged Property or under or by reason of their exercise of rights hereunder and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the Mortgaged Property. Mortgagee shall not have responsibility for the control, care, management or repair of the Mortgaged Property, nor shall Mortgagee be responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any licensee, employee, tenant or stranger. Except as otherwise may be provided by the Loan Agreement, no liability shall be enforced or asserted against Mortgagee in its exercise of the powers herein granted to it, and Mortgagor expressly waives and releases any such liability. Except as otherwise may be provided by the Loan Agreement, should Mortgagee incur any such liability, loss or damage, under or by reason hereof, or in the defense of any claims or demands, Mortgagor agrees to reimburse Mortgagee immediately upon demand for the amount thereof, including, without limitation, reasonable costs, expenses and reasonable attorneys' fees.

     33. Permitted Acts. Mortgagor agrees that, without affecting or diminishing in any way the liability of Mortgagor or any other person (except any person expressly released in writing) for payment or performance of the Obligations, Mortgagee may at any time and from time to time, without notice to or consent of any person, release any person liable for payment or performance of the Obligations; extend the time or agree to alter the terms of payment for the Obligations; modify or waive any Obligation; subordinate, modify or otherwise deal with the lien hereof; accept additional security of any kind; release any Mortgaged Property or other property securing the Obligations; make releases of any portion of the Real Estate; consent to the making of any map or plat of the Real Estate, the creation of any easements thereon or any covenants restraining use of occupancy thereof; or exercise or refrain from exercising or waive any right Mortgagee may have.

     34. Care by Mortgagee. Mortgagee shall be deemed to have exercised reasonable care in the custody and preservation of any of the Mortgaged Property in its possession if it takes such action for that purpose as Mortgagor requests in writing, but failure of Mortgagee to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of Mortgagee to preserve or protect any rights with respect to such Mortgaged Property against prior parties, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Mortgaged Property.

     35. Defeasance. Upon the full and complete payment and satisfaction of the Obligations, in accordance with the terms at the times and in the manner provided in the Loan Agreement and the Note, this conveyance shall be null and void and following such payment and satisfaction an appropriate instrument of reconveyance or release shall promptly be made by Mortgagee to Mortgagor, at Mortgagor's expense.

     36. Miscellaneous. The Article headings in this Mortgage are used only for convenience and are not part of this Mortgage and are not to be used in determining the intent of the parties or otherwise in interpreting this Mortgage. As used in this Mortgage, the singular shall include the plural, the plural shall include the singular and the use of any gender shall be applicable to all genders, as the context requires and the following words and phrases shall have the following meanings:

(a) "provisions" shall mean "provisions, terms, covenants or conditions"; (b) "lien" shall mean "lien, pledge, hypothecation, charge, encumbrance, security interest, mortgage or deed of trust"; (c) "obligation" shall mean "obligation, duty, covenant or condition"; (d) "any of the Mortgaged Property" shall mean "the Mortgaged Property or any portion thereof or interest therein"; and (e) "Person" shall mean "any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, but without limiting the generality of the foregoing, any instrumentality, division, agency, body or department thereof)". Any act which Mortgagee is permitted to perform under this Mortgage, the Loan Agreement, the Note or any other Loan Document may be performed at any time and from time to time by Mortgagee or by any person or entity designated by Mortgagee. Any act which is prohibited to Mortgagor under this Mortgage, the Loan Agreement, the Note or any other Loan Document is also prohibited to all lessees of any of the Mortgaged Property. Each appointment of Mortgagee as attorney-in-fact for Mortgagor under this Mortgage, the Loan Agreement, the Note or any other Loan Document shall be irrevocable as long as any of the Obligations shall remain unpaid or unperformed and shall be deemed to be coupled with an interest.

         37. Severability. Whenever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Mortgage.

         38. Conflict With Loan Agreement. Notwithstanding anything to the contrary contained herein, in the event that any of the representations and warranties, terms, provisions or covenants contained in this Mortgage, or any part or parts thereof, are in addition to, inconsistent with, expand upon, conflict with, or are contrary to the representations and warranties, terms, provisions and covenants contained in the Loan Agreement, then the Loan Agreement shall govern, and any such representations and warranties, terms, provisions or covenants or any part or parts thereof contained herein shall be deemed to be deleted herefrom and shall have no force and effect except to the extent that any such terms or covenants are necessary to enable the Mortgagee to fully exercise its remedies hereunder. It is the intent of the parties hereto that the Loan Agreement be the dispositive and controlling agreement between the parties.

         39. CHOICE OF LAW. THIS MORTGAGE HAS BEEN DELIVERED FOR ACCEPTANCE IN THE STATE OF ILLINOIS AND SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAWS RULES) OF THE STATE OF ILLINOIS GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED, HOWEVER, THAT WITH RESPECT TO THE PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE CREATION, VALIDITY, PERFECTION AND ENFORCEMENT BY MORTGAGEE OF ITS RIGHTS AND REMEDIES AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL LOCATED IN ANY STATE OTHER THAN ILLINOIS, SUCH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH SUCH PROPERTY IS LOCATED.

     40. FORUM; SERVICE; JURY WAIVER. MORTGAGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT HAVING JURISDICTION OVER THE COUNTY OF COOK IN THE STATE OF ILLINOIS OR, AT THE SOLE OPTION OF MORTGAGEE, IN ANY OTHER COURT IN WHICH MORTGAGEE SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. MORTGAGOR WAIVES ANY OBJECTION OF FORUM NON CONVENIENS AND VENUE. MORTGAGOR FURTHER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MESSENGER, CERTIFIED MAIL OR REGISTERED MAIL DIRECTED TO MORTGAGOR AT THE ADDRESS SET FORTH BELOW ITS SIGNATURE HERETO AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO MORTGAGOR'S ADDRESS. MORTGAGOR FURTHER WAIVES ANY RIGHT IT MAY OTHERWISE HAVE TO COLLATERALLY ATTACK ANY JUDGMENT ENTERED AGAINST IT. EACH OF MORTGAGEE AND MORTGAGOR IRREVOCABLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS MORTGAGE.

     41. Receipt of Copy. Mortgagor acknowledges that it has received, without charge, a true copy of this Mortgage and has fully examined executed counterparts of the other Loan Documents.

                            [SIGNATURE PAGE FOLLOWS]

                            [MORTGAGE SIGNATURE PAGE]


         IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly executed and acknowledged under seal the day and year first above written.


                                             MORTGAGOR:

WITNESSES:                                   PAUL HARRIS STORES, INC.
----------
Signed and acknowledged in the
presence of:

                                             -------------------------
Printed Name:                                Address: 6003 Guion Road
             --------------------------               Indianapolis,Indiana 46254
Address:
        -------------------------------

        -------------------------------

        -------------------------------


Printed Name:
             --------------------------
Address:
        -------------------------------

        -------------------------------

        -------------------------------

                                 ACKNOWLEDGMENT

STATE OF                                    )
         ---------------------------
                                            )    SS.
COUNTY OF                                   )
         ---------------------------

         I, the undersigned, a notary public in and for said County, in the state aforesaid, DO HEREBY CERTIFY THAT ___________________________, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he is the duly authorized officer of said corporation and that he signed and delivered the said instrument as his free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and notarial seal this ____ day of April, 2000.


                                  Notary Public
                                                --------------------------------

My commission expires:                   Print Name:
                                                    ----------------------------

                                         Resident of                  County,
                                                     ----------------

                                         State of
                                                 -------------------------------


This instrument was prepared by and
after recording should be returned to:


Lane R. Moyer, Esq.
Vedder, Price, Kaufman & Kammholz
222 North LaSalle Street, Suite 2600
Chicago, Illinois 60601

                                    EXHIBIT A

                                Legal Description

                    TRADEMARK AND LICENSE SECURITY AGREEMENT


     This TRADEMARK AND LICENSE SECURITY AGREEMENT ("Agreement"), dated as of April 28, 2000, is made by PAUL HARRIS STORES, INC., PAUL HARRIS MERCHANDISING, INC., PAUL HARRIS RETAILING, INC., PAUL HARRIS DISTRIBUTING, INC., THE J. PETERMAN COMPANY, PETERMAN WORLDWIDE CORP., each an Indiana corporation, and PETERMAN PROPERTY CORP., a Delaware corporation (each, a "Borrower" and collectively, "Borrowers"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Lender"), whose address is 135 South LaSalle Street, Chicago, Illinois 60603.

                              W I T N E S S E T H:

     WHEREAS, Lender and Borrowers have entered into that certain Amended and Restated Loan and Security Agreement, dated of even date herewith (the "Loan Agreement") pursuant to which, among other things, Borrowers have granted to the Lender a security interest in substantially all of their assets to secure the Borrowers' prompt and complete payment, performance and/or observance of all of the Borrowers' obligations and liabilities under or in connection with the Loan Agreement and the Borrowers' obligations and liabilities under any other Loan Document (the "Obligations"); and

     WHEREAS, Lender has required, as a further condition to entering into the Loan Agreement and to secure the Obligations thereunder that the Borrowers execute this Agreement.

     NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers agree as follows:

     1.  Defined Terms.

         (1) Unless otherwise defined herein, the capitalized terms used herein which are defined in the Loan Agreement shall have the meanings specified in the Loan Agreement.

         (2) The words "hereof," "herein" and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and schedule references are to this Agreement unless otherwise specified.

         (3) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

     2. Security Interest in Trademarks. To secure the complete and timely payment, performance and satisfaction of all of the Obligations, Borrowers hereby grant to Lender a security interest, with power of sale (to the extent permitted by applicable law) in all of Borrowers' interest in now owned or existing and filed and hereafter acquired or arising and filed:

         (1) trademarks, registered trademarks and trademark applications, trademark registrations, trade names, service marks, registered service marks, service mark applications, and service mark registrations, including, without limitation, the registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule A, and (a) all renewals thereof, (b) all income, royalties, damage and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (c) the right to sue for past, present and future infringements and dilutions thereof, and (d) all of Borrowers' rights corresponding thereto throughout the world (all of the foregoing registered trademarks, trademark applications, registered service marks and service mark applications, together with the items described in clauses (a)-(d) in this paragraph 2(i), being sometimes hereinafter individually and/or collectively referred to as the "Trademarks");

         (2) the goodwill of Borrower business connected with and symbolized by the Trademarks; and

         (3) license agreements with any other party in connection with any Trademarks or such other party's trademarks, registered trademarks, trademark applications, trademark registrations, trade names, service marks, registered service marks, service mark applications and service mark registrations, whether Borrowers are licensors or licensees under any such license agreement, including, but not limited to, the license agreements listed on Schedule B, and the right upon the occurrence and during the continuance of an Event of Default to use the foregoing in connection with the enforcement of Lender's rights under the Loan Agreement (all of the foregoing being hereinafter referred to collectively as the "Licenses"). Notwithstanding the foregoing provisions of this Section 2, the Licenses shall not include any license agreement which by its terms prohibits the grant of the security interest contemplated by this Agreement.

     3. Restrictions on Future Agreements. Borrowers will not, without Lender's prior written consent, which consent will not be unreasonably withheld absent the occurrence or continuance of an Event of Default under the Loan Agreement, enter into any agreement, including, without limitation, any license agreement, which is inconsistent with this Agreement, and Borrowers further agree that they will not take any action, and will use their best efforts not to permit any action to be taken by others subject to their control, including licensees, or fail to take any action, which would in any material respect affect the validity or enforcement of the rights and interests of Lender under this Agreement or the rights associated with those Trademarks which are necessary or desirable in the operation of Borrowers' businesses.

     4. New Trademarks and Licenses. Borrowers represent and warrant that the Trademarks and Licenses listed on Schedule A and Schedule B, respectively, include all of the Trademarks and Licenses now owned or held by Borrowers. If, prior to the termination of this Agreement, Borrowers shall (i) obtain rights to any new Trademark or Licenses or (ii) become entitled to the benefit of any new or existing Trademark or License, the provisions of Section 2 shall automatically apply thereto and Borrowers shall give to Lender prompt written notice thereof. Borrowers hereby authorize Lender to unilaterally modify this Agreement by (a) amending Schedule A or Schedule B, as the case may be, to include any Trademarks or Licenses which are described under Section 2, or under this Section 4, and (b) filing with the Patent and Trademark Office, in addition to and not in substitution for, this Agreement, a duplicate original of this Agreement or an appropriate document evidencing this Agreement containing on Schedule A or Schedule B thereto, as the case may be, the revised list of Trademarks and/or Licenses under Section 2 or this Section 4. Notwithstanding the foregoing, the Borrowers hereby agree that Lender's security interest shall extend to all of the collateral listed in Section 2 and this Section 4, regardless of whether Lender actually amends Schedule A and Schedule B.

     5. Royalties. Borrowers hereby agree that the use by Lender of the Trademarks and Licenses as described in Section 2 and Section 4 and as authorized hereunder shall be, to the extent permitted by applicable law, co-extensive with Borrowers' rights thereunder and with respect thereto and without any liability for royalties or other related charges from Lender to Borrowers.

     6. Nature and Continuation of Lender's Security Interest. This Agreement is made for collateral security purposes only. This Agreement shall create a continuing security interest in the Trademarks and Licenses and shall remain in full force and effect until the Obligations have been paid in full and the Loan Agreement terminated. At such time, the rights granted to Lender hereunder shall also terminate.

     7. Right to Inspect; Further Assignments and Security Interests. Lender shall have the right, consistent with the Loan Agreement at any reasonable time and from time to time, to inspect Borrower's premises and to examine Borrowers' books, records, and operations relating to the Trademarks and the Licenses, including, without limitation, Borrowers' quality control processes; provided, that in conducting such inspections and examinations, Lender shall use reasonable efforts not to disturb unnecessarily the conduct of Borrowers' ordinary business operations. Upon the occurrence and continuance of an Event of Default, and subject to the terms of the Loan Agreement, Borrowers agree that Lender or a conservator appointed by Lender, shall have the right to establish such reasonable additional product quality controls as Lender or such conservator, in its sole judgment, may deem necessary to assure maintenance of the quality of products sold by Borrowers under the Trademarks or the Licenses. Borrowers agrees not to sell or assign its respective interests in, or grant any license under, the Trademarks or the Licenses without the prior written consent of Lender.

     8. Duties of Borrowers. Borrowers shall have the duty, to the extent desirable in the normal conduct of Borrowers' business and consistent with Borrowers' current business practices: (i) to prosecute diligently any trademark applications or registrations or service mark applications or registrations that are part of the Trademarks pending as of the date hereof or thereafter until the termination of this Agreement, (ii) to make applications for trademarks and service marks as Borrower deems appropriate, and (iii) to take reasonable steps to preserve and maintain all of Borrower's rights in the trademark and service mark applications and trademark and service mark registrations that are part of the Trademarks. Any expenses incurred in connection with the foregoing shall be borne by Borrowers. Borrowers shall not abandon any material trademark or service mark which is the subject of a registered trademark, service mark or application therefor and which is or shall be necessary or economically desirable in the operation of the Borrowers' business. Borrowers agree to retain an experienced trademark attorney reasonably acceptable to Lender for the filing and prosecution of all such applications and other proceedings. Lender shall not have any duty with respect to the Trademarks or Licenses. Without limiting the generality of the foregoing, Lender shall not be under any obligation to take any steps necessary to preserve rights in the Trademarks and Licenses against any other parties, but may do so at its option during the continuance of an Event of Default, and all expenses incurred in connection therewith shall be for the sole account of Borrowers and added to the Obligations secured hereby.

     9. Lender's Right to Sue. From and after the occurrence and during the continuance of an Event of Default, and subject to the terms of the Loan Agreement, Lender shall have the right, but shall not be obligated, to bring suit to enforce the Trademarks and the Licenses and, if Lender shall commence any such suit, Borrower shall, at the request of Lender, do any and all lawful acts and execute any and all proper documents required by Lender in aid of such enforcement. Borrowers shall, upon demand, promptly reimburse and indemnify Lender for all reasonable costs and expenses incurred by Lender in the exercise of its rights under this Section 9 (including, without limitation, all reasonable attorneys' and paralegals' fees). If, for any reason whatsoever, Lender is not reimbursed with respect to the costs and expenses referred to in the preceding sentence, such costs and expenses shall be added to the Obligations secured hereby.

     10. Waivers. No course of dealing between Borrowers and Lender, and no failure to exercise or delay in exercising on the part of Lender any right, power or privilege hereunder or under the Loan Agreement shall operate as a waiver of any of Lender's rights, powers or privileges. No single or partial exercise of any right, power or privilege hereunder or under the Loan Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     11. Lender's Exercise of Rights and Remedies Upon Default. Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that upon the occurrence and during the continuance of an Event of Default, Lender may exercise any of the rights and remedies provided in this Agreement, the Loan Agreement, or any other agreement executed in connection therewith. Without limiting the generality of the foregoing, Borrowers acknowledge and agree that (i) the Trademarks and the Licenses comprise a portion of the Collateral and Lender shall have the right to exercise its rights under the Loan Agreement with respect to the Trademarks and the Licenses to the same extent as with respect to all other items of Collateral described therein, and (ii) from and after the occurrence and during the continuance of an Event of Default, Lender or its nominee may use the Trademarks and Licenses to complete the manufacture of, assemble, package, distribute, prepare for sale and sell the Inventory, or for any other purpose in connection with the conduct of Borrowers' businesses.

     12. Intent-to-Use Applications. Notwithstanding any provision of this Agreement, the applicable Uniform Commercial Code or any other agreement or law, in no event shall any party be required or permitted to assign, convey or transfer any trademark or service mark that is the subject of an application for registration under Section 1(b) of the Lanham Act (15 U.S.C. ss. 1051(b)), as amended, prior to the filing of the verified statement of use under Section 1(d) of the Lanham Act (15 U.S.C. ss. 1051(d)), as amended.

     13. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     14. Modification. This Agreement cannot be altered, amended or modified in any way, except as specifically provided in Section 2 and Section 4 hereof or by a writing signed by the parties hereto.

     15. Cumulative Remedies; Power of Attorney. All of Lender's rights and remedies with respect to the Trademarks and the Licenses, whether established hereby, by any other agreements or by law, shall be cumulative and may be exercised singularly or concurrently. Borrower hereby irrevocably appoints Lender as Borrowers' attorney-in-fact, with full authority in the place and stead of Borrowers and in the name of Borrowers or otherwise to carry out the acts described below upon the occurrence and during the continuance of an Event of Default . Subject to the terms of the Loan Agreement, upon the occurrence and during the continuance of an Event of Default Borrowers hereby authorize Lender to, in its sole discretion, (i) endorse Borrowers' name on all applications, documents, papers and instruments necessary or desirable for Lender in the use of the Trademarks and the Licenses, (ii) take any other actions with respect to the Trademarks and the Licenses as Lender deems are in its best interest, (iii) grant or issue any exclusive or nonexclusive license under the Trademarks to anyone on commercially reasonable terms, and (iv) assign, pledge, convey or otherwise transfer title in or dispose of the Trademarks to anyone on commercially reasonable terms. Lender shall take no action pursuant to subsection (i), (ii), (iii) or (iv) of this Section 15 without taking like action with respect to the entire goodwill of Borrowers' business connected with the use of, and symbolized by, such Trademarks. Borrowers hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement shall have been terminated pursuant to Section 6 hereof. Borrowers acknowledge and agree that this Agreement is not intended to expand, limit or restrict in any way the rights and remedies of Lender under the Loan Agreement, but rather is intended to facilitate the exercise of such rights and remedies. Lender shall have, in addition to all other rights and remedies given it by the terms of this Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which, respectively, either (y) the Trademarks may be located or deemed located, or (z) the Licenses were granted.

     16. Binding Effect; Benefits. This Agreement shall be binding upon Borrowers and their successors and assigns, and shall inure to the benefit of Lender and its nominees, successors and assigns. Borrowers' successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Borrowers; provided, however that Borrowers shall not voluntarily assign their obligations hereunder without the prior written consent of Lender.

     17. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as distinguished from the conflicts of law provisions) and decisions of the State of Illinois governing contracts to be performed entirely within such state. Borrowers hereby consents to the exclusive jurisdiction of any state or federal court located within the County of Cook in the State of Illinois or, at the sole option of Bank, in any other court in which Bank shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. Borrowers further waive personal service of any and all process upon them, and consent that all such service of process be made in the manner set forth in the Loan Agreement. Borrowers further waive any right they may otherwise have to collaterally attack any judgment entered against them.

     18. Jury Trial. Bank and Borrowers each hereby waive the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to: (i) this Agreement; (ii) any other present or future instrument or agreement between Bank and Borrowers; or (iii) any conduct, acts or omissions of Bank or Borrowers or any of their partners, directors, officers, employees, agents, attorneys or any other persons affiliated with Bank or Borrowers, in each of the foregoing cases, whether sounding in contract or tort or otherwise.

     19. Notices. All notices or other communications hereunder shall be given in the manner and to the addresses set forth in the Loan Agreement.

     20. Section Headings. The section headings herein are for convenience of reference only and shall not affect in any way the interpretation of any of the provisions hereof.

     21. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     22. Right of Recordal of Security Interest. Lender shall have the right, but not the obligation, at the expense of Borrowers, to record this Agreement or appropriate substitute in the United States Patent and Trademark Office and with such other recording authorities deemed reasonable and proper by Lender, and Lender shall advise Borrowers of such recordals. Upon satisfaction in full of the Obligations and termination of the Loan Agreement, Borrowers shall have the right to effect recordal of such satisfaction or termination at the expense of Borrowers in the United States Patent and Trademark Office and with such other recording authorities deemed reasonable and proper by Borrowers. Lender and Borrowers shall cooperate to effect all such recordals hereunder.


                            [Signature Page Follows]

          [SIGNATURE PAGE TO TRADEMARK AND LICENSE SECURITY AGREEMENT]

     IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the day and year first above written.

                                  PAUL HARRIS STORES, INC.


                                  By:
                                     ---------------------------------
                                      Its:
                                          ----------------------------

                                  PAUL HARRIS MERCHANDISING, INC.


                                  By:
                                     ---------------------------------
                                      Its:
                                          ----------------------------

                                  PAUL HARRIS RETAILING, INC.


                                  By:
                                     ---------------------------------
                                      Its:
                                          ----------------------------

                                  PAUL HARRIS DISTRIBUTING, INC.


                                  By:
                                     ---------------------------------
                                      Its:
                                          ----------------------------

                                  THE J. PETERMAN COMPANY


                                  By:
                                     ---------------------------------
                                      Its:
                                          ----------------------------

                                  PETERMAN PROPERTY CORP.


                                  By:
                                     ---------------------------------
                                      Its:
                                          ----------------------------

                                  PETERMAN WORLDWIDE CORP.


                                  By:
                                     ---------------------------------

                                      Its:
                                          ----------------------------

STATE OF _______)
                                      ) SS
COUNTY OF ______)


     The foregoing Trademark and License Security Agreement was executed and acknowledged before me this ____ day of _____, 2000, BY________________, personally known to me to be an authorized signatory on behalf of each such entity.


     (SEAL)


                               Notary Public
                                              -------------------------------

                               My commission expires
                                                     ------------------------

                                   SCHEDULE A
                      MARK AND LICENSE SECURITY AGREEMENT

                                   SCHEDULE B
                   TO TRADEMARK AND LICENSE SECURITY AGREEMENT


                                    LICENSES